Exhibit 2.1

EXECUTION DRAFT

AGREEMENT AND PLAN OF MERGER

Dated as of February 26, 2020

By and Among

SUPERCONDUCTOR TECHNOLOGIES INC.,

AIU SPECIAL MERGER COMPANY, INC.

and

ALLIED INTEGRAL UNITED, INC.

AGREEMENT AND PLAN OF MERGER

Exhibit A	Amendment to the certificate of designation of the Clearday Preferred Stock (reference Section 1.4(f)(i))
Exhibit B	Amendment to the amended and restated limited partnership agreement of the OZ Partnership (reference Section 1.4(f)(ii))
Exhibit C	Form of the amended and restated certificate of incorporation of Clearday (reference Section 1.5)
Exhibit D	Form of the amended and restated bylaws of Clearday (reference Section 1.5)
Exhibit E	Form of the amended and restated certificate of incorporation of Parent (reference Section 2.10(b))
Exhibit F	Form of the Certificate of Designation of the Parent New Preferred Stock (reference Section 2.10(b))

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, is entered into as of February 26, 2020 (this “Agreement”), by and among SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation (“Parent”), AIU SPECIAL MERGER COMPANY, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser” and, together with Parent, the “Purchaser Parties”), and ALLIED INTEGRAL UNITED, INC., a Delaware corporation that at the Closing of the Merger will change its name to Clearday, Inc. (“Clearday”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Article X hereof.

RECITALS

A. It is proposed that Clearday and Purchaser shall merge (the “Merger”) with Clearday being the surviving entity, pursuant to which (i) each of the issued and outstanding shares of common stock of Clearday, par value $0.01 per share (the “Clearday Common Shares”), shall be converted into the right to receive the Common Merger Consideration upon the terms and subject to the conditions provided in this Agreement; and (ii) each of the issued and outstanding shares of the Clearday Series A 6.750% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Clearday Preferred Shares”), shall be converted into the right to receive the Preferred Merger Consideration upon the terms and subject to the conditions provided in this Agreement.

B. The Board of Directors of Parent (the “Parent Board of Directors”) and the Board of Directors of Purchaser (the “Purchaser Board of Directors”) each has determined that this Agreement, the Merger, and the other transactions contemplated hereby, taken together, are fair to, advisable and in the best interests of Parent and the holders of Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”) and the holders of Parent’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Parent Preferred Stock”).

C. The Board of Directors of Clearday (the “Clearday Board of Directors”) has determined that this Agreement, the Merger, and the other transactions contemplated hereby, taken together, are fair to, advisable and in the best interests of Clearday and the holders of Clearday Common Shares (the “Clearday Common Stockholders”) and the holders of the Clearday Preferred Shares (the “Clearday Preferred Stockholders”).

D. Parent, Purchaser, and Clearday each have approved this Agreement, the Merger and the other transactions contemplated hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, and intending to be legally bound hereby, Clearday and the Purchaser Parties hereby agree as follows:

Article I.

I.

MERGER

Section 1.1 The Merger.

(a) Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (“DGCL”), at the Effective Time, Purchaser shall merge with and into Clearday.

(b) Surviving Company. Following the Merger, the separate corporate existence of Purchaser shall cease and Clearday shall continue as the surviving entity (the “Surviving Company”) in accordance with the DGCL. The Merger shall have the effects set forth in Section 251of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges and powers of Clearday and Purchaser will vest in the Surviving Company, and all of the debts, Liabilities and duties of Clearday and Purchaser will become the debts, Liabilities and duties of the Surviving Company.

Section 1.2 Closing.

The closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, as promptly as practicable, but in no event earlier than the third (3rd) Business Day after the satisfaction or waiver of all of the conditions (other than those conditions that by their nature are to be satisfied by actions taken at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI (the “Closing Date”), at the offices of Proskauer Rose LLP, 2029 Century Park East, Suite 2400, Los Angeles, CA 90067-3010, unless this Agreement has been terminated pursuant to its terms or unless another date or place is agreed to in writing by the parties.

Section 1.3 Effective Time.

Subject to the provisions of this Agreement, as soon as reasonably practicable on the Closing Date, Merger Sub and Clearday shall file with the Delaware Division of Corporations (the “Delaware Department”) the certificate of merger or other appropriate documents (the “Certificate of Merger”) in such form as is required by, containing all information required by, and executed in accordance with, the relevant provisions of the DGCL and the parties shall make all other filings, recordings or publications required under the DGCL to consummate the Merger and effect the amendment to the certificate of incorporation of Parent as contemplated by this Agreement, including effecting the Parent Reverse Stock Split and filing the certificate of designations to authorize the Parent New Preferred Stock. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Delaware Department in accordance with the DGCL, or at such other time as the parties shall agree as specified in the Certificate of Merger in accordance with applicable Law (the “Effective Time”).

Section 1.4 Merger Consideration.

(a) Cancellation of Certain Clearday Common and Preferred Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Purchaser, or Clearday, each Clearday Common Share, and each Clearday Preferred Share, in each case issued and outstanding immediately prior to the Effective Time and that is owned by Parent, Clearday or any of their respective direct or indirect wholly-owned Subsidiaries (other than, in each case, shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties and other than such securities that are owned by direct or indirect wholly-owned Subsidiaries as specified by Clearday) shall automatically be cancelled and cease to exist, and no payment shall be made with respect thereto.

(b) Conversion of the Clearday Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Purchaser, Clearday or any of Clearday stockholders:

(i) the Clearday Common Shares and Clearday Preferred Shares shall be converted into the right to receive the consideration described in this Section 1.4(b) in each case, subject to adjustment as provided in Section 1.4(j) (together with the shares of Parent Common Stock that may be issued pursuant to this Article 1 in accordance with the terms of the Clearday Warrants, Clearday Care Preferred, OZ LP Interests or other Convertible Rights of Clearday, the “Merger Consideration”):

(A) each Clearday Common Share issued and outstanding immediately prior to the Effective Time, other than Clearday Common Shares that are cancelled pursuant to Section 1.4(a), automatically shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio times such Clearday Common Share; and

(B) each Clearday Preferred Share issued and outstanding immediately prior to the Effective Time, other than Clearday Preferred Shares that are cancelled pursuant to Section 1.4(a), automatically shall be converted into the right to receive one (1) share of Parent New Preferred Stock.

(ii) All such Clearday Common Shares, and Clearday Preferred Shares, when so converted, shall no longer be outstanding and automatically shall be canceled and shall cease to exist, and each holder of a Clearday Share Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (the Common Merger Consideration and/or the Preferred Merger Consideration, as the case may be) to be paid in consideration therefor upon the surrender of such Clearday Share Certificate in accordance with Article II, without interest, together with the right, if any, to receive an amount of cash pursuant to Section 2.9 in lieu of fractional shares of Parent Common Stock into which such Clearday Common Shares or the Clearday Preferred Shares have otherwise been converted pursuant to this Section 1.4(b).

(c) Treatment of Clearday Warrants. At the Effective Time, each warrant to acquire shares of Clearday (each, a “Clearday Warrant”) issued by Clearday or any Subsidiary of Clearday that is outstanding immediately prior to the Effective Date, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, or any other Person, be assumed by Parent and shall be converted into a warrant to purchase Parent Common Stock (each, a “Parent Warrant”) in accordance with this Section 1.4(c). Each such Parent Warrant as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to Warrant immediately prior to the Effective Time. As of the Effective Time, each such Parent Warrant as so assumed and converted shall be a warrant to acquire that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of: (i) the number of shares of Clearday Common Shares subject to such Clearday Warrant; and (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Clearday Common Shares of such Clearday Warrant by (B) the Exchange Ratio.

(d) Treatment of Clearday Options. At the Effective Time, each option to acquire Clearday Common Shares (each, a “Clearday Stock Option”) that is outstanding under the Clearday 2018 Equity Compensation Plan (the “Clearday Stock Plan”), immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, or any other Person, be assumed by Parent and shall be converted into a Parent Stock Option in accordance with this Section 1.4(d). Each such Parent Stock Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Clearday Stock Option immediately prior to the Effective Time. As of the Effective Time, each such Parent Stock Option as so assumed and converted shall be an option to acquire that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of: (i) the number of Clearday Common Shares subject to such Clearday Stock Option; and (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per Clearday Common Shares of such Clearday Stock Option by (B) the Exchange Ratio; provided, that the exercise price and the number of shares of Parent Common Stock subject to the Parent Stock Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Clearday Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code.

(e) Treatment of Clearday Restricted Shares. Clearday shall take all requisite action so that, at the Effective Time, each Clearday Common Share subject to vesting, repurchase, or other lapse of restrictions (a “Clearday Restricted Share”) that is outstanding under the Clearday Stock Plan as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Parent and shall be converted into a Parent Restricted Share in accordance with this Section 1.4(e). Each Parent Restricted Share shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Clearday Restricted Share immediately before the Effective Time (including vesting, repurchase, or other lapse restrictions). As of the Effective Time, each such holder of Clearday Restricted Shares so assumed and converted will receive that number of whole Parent Restricted Shares equal to the product of: (i) the number of Clearday Restricted Shares held by that holder as of immediately prior to the Effective Time; and (ii) the Exchange Ratio, together with the cash amount, if any, payable to the holder in lieu of fractional shares pursuant to Section 2.9.

(f) Treatment of Clearday Subsidiary Stock.

(i) At the Effective Time, and in accordance with the terms of each share of the 10.25% Series I Cumulative Convertible Preferred Stock (“Clearday Care Preferred Stock”) of AIU Alternative Care, Inc., a Delaware corporation that conducts business under the name Clearday Alternative Care, Inc. (“Clearday Care”) that is outstanding as of the Effective Time and which may be converted in accordance with the terms thereof into Clearday Common Shares, shall be amended in accordance with the terms thereof, to confirm that the references to “Parent” in the certificate of designation of the Clearday Care Preferred Stock shall refer to Parent (Superconductor Technologies Inc.) and there will be conforming changes to the term “Parent Conversion Stock” in such certificate of designation, which certificate of designation, as so amended, shall be in the form of the amended and restated certificate of designation of the Clearday Care Preferred Stock, attached hereto as Exhibit A.

(ii) At the Effective Time, and in accordance with the terms of the amended and restated limited partnership agreement of Clearday Alternative Care OZ Fund LP, a Delaware limited partnership that was formed to provide investors with the benefit of investing in opportunity zones under the Tax Cuts and Jobs Act of 2017 (the “OZ Partnership”) which provides for the issuance of units of limited partnership interests therein (“OZ LP Interests”) which may be converted in accordance with the terms thereof into Clearday Common Shares, shall be amended in accordance with the terms of such limited partnership agreement, to confirm that the references to “Parent” in such limited partnership agreement shall refer to Parent (Superconductor Technologies Inc.) and there will be conforming changes to the term “Parent Common Stock” in such limited partnership agreement, which limited partnership agreement, as so amended, shall be in the form of the amended and restated limited partnership agreement of the OZ Partnership, attached hereto as Exhibit B.

(g) Resolutions and Other Clearday Actions. At or prior to the Effective Time, Clearday, the Clearday Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee or stockholder consents) that may be necessary to effectuate the provisions of paragraphs Section 1.4(c), Section 1.4(d), Section 1.4(e) and Section 1.4(f) of this Section 1.4.

(h) Parent Actions.

(i) At or prior to the Effective Time, Parent shall reserve for future issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Parent Equity Awards as a result of the actions contemplated by this Section 1.4.

(ii) At or prior to the Effective Time, Parent shall reserve for future issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to issuance upon the conversion of the Clearday Care Preferred Stock, Clearday Preferred Shares, and the Clearday Warrants.

(i) Conversion of Purchaser Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser, Clearday or the holders of any of the capital stock of Clearday, each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall automatically be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

(j) Certain Adjustments.

(i) If prior to the Effective Time, Clearday should split, combine or otherwise reclassify the Clearday Common Shares, or the Clearday Preferred Shares, or make a distribution payable in any such shares of the capital stock of Clearday, or otherwise change any such shares of the capital stock of Clearday into any other securities, or make or pay any other dividend or distribution, then (without limiting any other rights of Parent or Purchaser hereunder), the Merger Consideration of the applicable Clearday securities shall be ratably adjusted, it being acknowledged that the aggregate Merger Consideration will not be changed.

(ii) If prior to the Effective Time, Parent should split, combine or otherwise reclassify the Parent Common Stock, or make a distribution in Parent Common Stock, or otherwise change the Parent Common Stock into other securities, or make or pay any other dividend or distribution, then the Exchange Ratio used for the securities issued by Clearday shall be ratably adjusted.

(iii) In addition to the foregoing, Clearday shall have the right, to the extent consistent with the DGCL and the terms of the applicable securities issued by Clearday or its applicable Subsidiaries, and to the extent it does not adversely impact the economic or legal benefits to Parent and its stockholders hereunder, to allocate or reallocate the aggregate number of Parent Common Stock that is issued on the Effective Date or issuable under the terms of the (A) Parent New Preferred issued to the holders of the Clearday Preferred Shares, or (B) Parent Warrants issued to the holders of the Clearday Warrants, or (C) the exchange or conversion of the Clearday Care Preferred Stock or the OZ LP Units; provided that (X) any such allocation or reallocation shall first be documented in an appropriate amendment to this Agreement in form and substance reasonably acceptable to Parent and Clearday; and (Y) the aggregate amount of Parent Common Stock so issued or issuable is not more than the aggregate Clearday Allocation of Post-Closing Diluted Shares.

(k) This Article I and Section 5.10 shall in all cases be interpreted such that the Fully Diluted Shares of Parent immediately after giving effect to the Merger are, in the aggregate, allocated to the holders of Parent securities and the holders of Convertible Rights of Parent, on the one hand, and the holders of Clearday securities and holders of Convertible Rights of Clearday, on the other hand, in the ratio of the Parent Component to the Aggregate Value and the Clearday Component to the Aggregate Value, respectively. Parent and Clearday will reasonably cooperate with each other, if and to the extent necessary, to amend the terms of Article this Article I and Section 5.10 to more accurately reflect this fundamental allocation of consideration and equity ownership of the Parent as of the Effective Time.

Section 1.5 Organizational Documents.

At the Effective Time, the certificate of incorporation and bylaws of Clearday in effect immediately prior to the Effective Time will be amended and restated to be in the form set forth in Exhibit C and Exhibit D hereto, respectively, and, as so amended and restated, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Company.

Section 1.6 Directors and Officers of the Surviving Company.

The directors and officers of Clearday immediately prior to the Effective Time shall, from and after the Effective time be the directors and officers, respectively, of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. On the date hereof, each of Lynn J. Davis, David Vellequette and Julie Johnson have tendered resignations from the Board of Directors of Parent, contingent and subject to the occurrence of the Closing.

Section 1.7 Appraisal Shares.

Notwithstanding Section 1.4, shares of Clearday Common Stock or Clearday Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares canceled in accordance with Section 1.4(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights in respect of such shares in accordance with the DGCL (such shares being referred to collectively as the “Appraisal Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead the holders thereof shall cease to have any rights with respect thereto other than the right to payment of the appraised value of such shares in accordance with the DGCL; provided that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to the DGCL, such shares of Clearday Common Stock or Clearday Preferred Stock shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.4, without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such uncertificated share, as the case may be. Clearday shall timely send its stockholders all notices and information required by Section 262 of the DGCL in connection with appraisal rights. Clearday shall provide Parent prompt notice of any demands received by the Clearday for appraisal of shares of Clearday Company Stock or Clearday Preferred Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to Clearday prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all substantive discussions with third parties, negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, Clearday shall not voluntarily make any payment with respect to, or voluntarily offer to settle or settle, any such demands prior to the Effective Time.

II.

EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

Section 2.1 Exchange Agent.

At or before the Effective Time, Parent shall appoint a bank or trust company or stock transfer agent reasonably satisfactory to Clearday to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration for Clearday Certificates and any amounts payable pursuant to Section 2.9. On or promptly after the Effective Time, Parent shall deposit or cause to be deposited, certificates representing the shares of Parent Common Stock and the Parent New Preferred Stock sufficient to pay the Merger Consideration (or make appropriate alternative arrangements if uncertificated shares of Parent Common Stock represented by book-entry shares will be issued) and any cash amounts payable in lieu of fractional shares pursuant to Section 2.9 with the Exchange Agent for the benefit of the holders of Clearday Common Shares and Clearday Preferred Shares. Such cash and shares of Parent Common Stock and Parent New Preferred Stock, together with any dividends or other distributions deposited with the Exchange Agent pursuant to Section 2.2(d), are referred to collectively in this Agreement as the “Exchange Fund.” The Exchange Agent shall make payments of the Merger Consideration, and any amounts payable in respect of dividends or distributions on shares of Parent Common Stock in accordance with Section 2.2(d) or otherwise payable pursuant to Section 2.9 out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Exchange Agent, as directed by Parent. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Clearday Certificates Shares. Any income from investment of the Exchange Fund will be payable to Parent, as Parent directs.

Section 2.2 Exchange Procedures.

(a) As promptly as practicable following the Effective Time (but in no event later than three (3) Business Days thereafter), Purchaser shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (or book entry record in lieu of any such certificate) that represents any class or series of Clearday capital stock, including any Clearday Common Shares and any Clearday Preferred Shares, and (each, including any such book entry record, a “Clearday Share Certificate”) that immediately prior to the Effective Time evidenced outstanding capital stock of Clearday of any such class or series whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.4:

(i) a letter of transmittal (a “Letter of Transmittal”) which shall specify that delivery shall be affected and risk of loss and title to the Clearday Share Certificates shall pass only upon delivery of the Clearday Share Certificates (or documents to effect a book entry transfer) to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Company may reasonably specify; and

(ii) instructions for use in effecting the surrender of the Clearday Share Certificates (or documents to effect a book entry transfer) in exchange for the Merger Consideration together with any amounts payable in respect of dividends or distributions on shares of Parent Common Stock.

(b) Upon surrender of a Clearday Share Certificate for cancellation to the Exchange Agent (or documents to effect a book entry transfer), together with a Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Company

(i) the holder of such Clearday Share Certificate shall be entitled to receive in exchange therefor a certificate (or, if applicable, a book entry position) representing that number of whole shares of Parent Common Stock, or Parent New Preferred Stock that such holder is entitled to receive pursuant to this Agreement, after giving effect to the treatment of fractional shares provided in Section 2.9; the cash amount, if any, payable to the holder in lieu of fractional shares pursuant to Section 2.9; and, if applicable, any amounts that such holder has the right to receive in respect of dividends or distributions on shares of Parent Common Stock; and

(ii) the Clearday Share Certificate so surrendered shall forthwith be canceled.

Until surrendered as contemplated by this Section 2.2, each such Clearday Share Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and the cash amount, if any, payable to the holder thereof in lieu of fractional shares pursuant to Section 2.9.

(c) In the event of a transfer of ownership of Clearday Common Shares, Clearday Preferred Shares, or Clearday Preferred Shares that is not registered in the transfer records of Clearday, the Merger Consideration shall be paid to a transferee if:

(i) the Clearday Share Certificate evidencing such shares of Clearday capital stock is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer; and

(ii) such transferee shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Clearday Share Certificate or establish to the satisfaction of the Exchange Agent and the Surviving Company that such Tax has been paid or is not applicable.

(d) No dividends or other distributions with respect to Parent capital stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Clearday Share Certificate with respect to the shares of Parent capital stock issuable hereunder and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Clearday Share Certificate in accordance with this Agreement. Following surrender of any such Clearday Share Certificate there shall be paid to the holder of the certificate in addition to the other amounts payable hereunder (x) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent capital stock to which such holder is entitled pursuant to this Agreement and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

Section 2.3 Tax Characterizations.

Parent and Clearday intend that, for U.S. federal income tax purposes, the merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.

Section 2.4 No Further Ownership Rights.

The Merger Consideration paid upon the surrender or exchange of the Clearday Share Certificates evidencing the applicable shares of Clearday capital stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Clearday capital stock and, after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Company of any such shares of Clearday capital stock outstanding immediately prior to the Effective Time. If, after the Effective Time, any Clearday Share Certificates representing shares of Clearday capital stock outstanding immediately prior to the Effective Time are presented to the Surviving Company, for any reason, they shall be canceled and exchanged as provided in this Article II.

Section 2.5 Termination of Exchange Fund.

Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former holders of Clearday Common Shares, or Clearday Preferred Shares, on the first anniversary of the Effective Time shall be delivered to Purchaser and any former holders of Clearday Common Shares, or Clearday Preferred Shares, who have not theretofore received the Merger Consideration and cash in lieu of fractional shares, if any, to which they are entitled under this Article II, shall thereafter look only to the Parent for issuance and/or payment thereof.

Section 2.6 Escheat.

None of the Purchaser Parties, or the Surviving Company shall be liable to any holder of any shares of Clearday capital stock for any part of the Merger Consideration that, in any case, is delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 2.7 Lost, Stolen or Destroyed Certificates.

If any Clearday Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Clearday Share Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Company, the posting by such Person of a bond in such reasonable amount as Purchaser or the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Clearday Share Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Clearday Share Certificate the appropriate amount of the Merger Consideration.

Section 2.8 Withholding of Tax.

Clearday, Parent, Purchaser and Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of any shares of Clearday capital stock such amount as Purchaser, the Surviving Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Clearday Common Shares, or Clearday Preferred Shares in respect of which such deduction and withholding was made.

Section 2.9 Fractional Shares.

(a) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Clearday Shares Certificates or book entry position, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent.

(b) Notwithstanding any other provision of this Agreement, each holder of shares of Clearday Common Stock converted pursuant to either Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Clearday Share Certificates and book entry positions delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction as determined below. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent for issuance to holders of Clearday Share Certificates or book entry positions over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Clearday Share Certificates or book entry positions (such excess being herein referred to as the “Excess Shares”). As soon as practicable after the Effective Time, the Exchange Agent, as agent for such holders of Clearday Share Certificates or book entry positions, shall sell the Excess Shares at then prevailing prices on the Nasdaq Stock Market, all in the manner provided herein.

(c) The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq Stock Market and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of Clearday Share Certificates or book-entry positions, the Exchange Agent shall hold such proceeds in trust for such holders. The net proceeds of any such sale or sales of Excess Shares to be distributed to the holders of Clearday Share Certificates or book-entry positions shall be reduced by any and all commissions, transfer taxes and other out-of-pocket transaction costs, as well as any expenses, of the Exchange Agent incurred in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Clearday Share Certificates or book-entry positions shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Clearday Share Certificates or book-entry positions is entitled (after taking into account all Clearday Share Certificates or book-entry positions then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Clearday Share Certificates or book-entry positions are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Clearday Share Certificates or book-entry positions with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders subject to and in accordance with this Section 2.9.

Section 2.10 Additional Actions.

(a) On the Effective Date, Parent covenants with each of Clearday Care and the OZ Partnership to exchange each of the shares of the Clearday Care Preferred Stock and each unit of OZ LP Interests into shares of Parent Common Stock in accordance with the terms of the Clearday Care Preferred Stock and units of OZ LP Interests, each as amended as contemplated by this Agreement and as provided in Exhibit A and Exhibit B, respectively, and Parent will reserve for issuance such number of shares of Parent Common Stock as may be required and authorize, ratify, confirm and adopt resolutions providing for, and take all other actions necessary and appropriate to provide for, the issuance of such shares of Parent Common Stock upon the exchange of the shares of Clearday Care Preferred Stock or units of OZ LP Interests and that all such shares of Parent Common Stock, when so issued, will be duly and validly issued, fully paid and nonassessable.

(b) Parent covenants that the certificate of incorporation of Parent shall be amended or modified to be in the form set forth in Exhibit E hereto, and shall include a certificate of designation of Parent preferred stock (“Parent New Preferred Stock”) that is in the form set forth in Exhibit F hereto, which shall be substantially similar in all material respects as the Clearday certificate of designation (as of the date hereof) with respect to the Clearday Preferred Shares, except for the changes required above in Section 1.4(d). Such Parent certificate of incorporation shall leave blank the number of authorized shares of capital stock of Parent, as well as the reverse split ratio, and the Parent and Clearday shall reasonably cooperate with each other to select appropriate amounts for such blanks.

(c) If, at any time after the Effective Time, Purchaser shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other documents, actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of Purchaser, Clearday, or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Purchaser, Clearday, all such deeds, bills of sale, assignments, assurances and other documents and to take and do, in the name and on behalf of Purchaser, Clearday, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

Section 2.11 Uncertificated Shares or Interests.

Appropriate adjustments shall be made to the provisions of this Article II in the case of any uncertificated Clearday Common Shares or Clearday Preferred Shares.

III.

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Clearday.

Except as set forth in the disclosure letter, dated the date hereof and delivered to Purchaser in connection with the execution and delivery of this Agreement (the “Clearday Disclosure Letter”), Clearday represents and warrants to the Purchaser Parties as follows:

(a) Organization, Standing and Power of Clearday. Clearday is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all of the requisite corporate power, authority and all necessary government approvals or licenses to own, lease, operate its properties and to carry on its business as now being conducted. Clearday is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Clearday Material Adverse Effect. Each jurisdiction in which Clearday is qualified or licensed to do business under which it conducts business in any jurisdiction is identified in Section 3.1(a) of the Clearday Disclosure Letter. Clearday has heretofore made available to Purchaser complete and correct copies of Clearday’s Amended and Restated Certificate of Incorporation (the “Clearday Charter”), and Clearday’s Amended and Restated Bylaws, each as amended through the date hereof (the “Clearday Bylaws”). The Clearday Charter and the Clearday Bylaws each are in full force and effect.

(b) Clearday Subsidiaries. Each Clearday Subsidiary is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of formation, and has all of the requisite corporate, partnership, limited liability company or other organizational power and authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, constitute a Clearday Material Adverse Effect. Each Clearday Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Clearday Material Adverse Effect. Section 3.1(b) of the Clearday Disclosure Letter sets forth (A) each Clearday Subsidiary and its respective jurisdiction of formation, and (B) Clearday’s ownership equity interest in each Clearday Subsidiary. Except as disclosed with respect to the joint ventures listed on Section 3.1(b) of the Clearday Disclosure Letter (collectively, the “Joint Ventures”), all outstanding equity interests in each Clearday Subsidiary have been duly authorized and are validly issued, fully paid and (except for general partnership interests) nonassessable, are free and clear of any purchase options, call options, preemptive rights, rights of first refusal, subscriptions or any similar rights, and are owned by Clearday free and clear of all pledges, adverse claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), except for Liens that would not, and would not reasonably be expected to, individually or in the aggregate, materially affect the ownership or operation of such Subsidiary by Clearday. Clearday has heretofore made available to Purchaser complete and correct copies of the charter, bylaws or other organizational documents of each of the Clearday Subsidiaries, each as amended to the date hereof, and each is in full force and effect.

(c) Capital Structure.

(i) The authorized shares of capital stock of Clearday and the outstanding shares of such capital stock, as of the date of this Agreement, are as provided in Section 3.1(c) of the Clearday Disclosure Letter:

(ii) As of the date of this Agreement, there are no outstanding Clearday Awards to purchase Clearday Common Shares that are not included in the amounts stated in the outstanding amounts in clause (i), above.

(iii) As of the date of this Agreement, except as set forth in Section 3.1(c) of the Clearday Disclosure Letter, there are no outstanding or reserved for issuance:

(A) shares or other equity securities of Clearday, including preferred shares;

(B) restricted Clearday Common Shares or performance stock awards relating to the equity interests of Clearday, whether under a Clearday Stock Plan or otherwise;

(C) securities of Clearday or any Clearday Subsidiary convertible into or exchangeable for stock or other equity securities of Clearday or any Clearday Subsidiary; and

(D) subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, equity equivalents calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements (each, a “Convertible Right”) to which Clearday or any Clearday Subsidiary is a party or by which it is bound in any case obligating Clearday or any Clearday Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of Clearday or of any Clearday Subsidiary, or obligating Clearday or any Clearday Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(iv) All outstanding shares of Clearday are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

(v) All dividends or distributions on securities of Clearday or any dividends or distributions on any securities of any Clearday Subsidiary (other than as disclosed in Section 3.1(c) of the Clearday Disclosure Letter with respect to the Joint Ventures and Clearday Care and the OZ Partnership) that have been declared or authorized prior to the date of this Agreement have been paid in full, other than the dividends that accrue under the Clearday Preferred Shares and the Clearday Care Preferred Stock.

(vi) Except for this Agreement and except for the terms of the Clearday Preferred Shares, the Clearday Care Preferred, the Clearday Warrants issued to the purchasers of the Clearday Preferred Shares, the OZ LP Interests there are not any:

(A) shareholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of Clearday or OZ LP Interests to which Clearday or any Clearday Subsidiary is a party or by which it is bound or

(B) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any shares of Clearday, or OZ LP Interests to which Clearday or any Clearday Subsidiary is a party or by which it is bound.

(vii) No holder of securities in Clearday or any Clearday Subsidiary has any right to have the offering or sale of such securities registered by Clearday or any Clearday Subsidiary, as the case may be.

(d) Authority; No Violations; Consents and Approval.

(i) The Clearday Board of Directors has approved and declared advisable this Agreement and the other transactions contemplated by this Agreement (including the Merger) and has directed that this Agreement be submitted for adoption and approval by the written consent of the holders of Clearday capital stock (or special meeting of such holders) who are entitled to vote thereon (the “Clearday Stockholder Action”). The only stockholders who are entitled to vote on the adoption and approval of this Agreement are the holders of the Clearday Common Shares and the Clearday Preferred Shares, and with respect to the amendment to the certificate of designation for the Clearday Care Preferred, the holders of a majority of the outstanding shares of the Clearday Care Preferred Stock, and with respect to the amendment to the amended and restated limited partnership agreement of the OZ Partnership, the holders of the majority of the outstanding OZ LP Interests.

(ii) Clearday has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to receipt of the Clearday Stockholder Approval and the filing of the Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, or other organizational action on the part of Clearday and each applicable Clearday Subsidiary, subject, solely with respect to the consummation of the Merger, to receipt of the Clearday Stockholder Approval. This Agreement has been duly executed and delivered by Clearday, and subject, solely with respect to the consummation of the Merger, to receipt of the Clearday Stockholder Approval, and assuming due execution and delivery by each of the Purchaser Parties, constitutes legal, valid and binding obligations of Clearday, enforceable against Clearday in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) Subject to receipt of the Clearday Stockholder Approval, the execution and delivery of this Agreement by Clearday does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under, require the consent or approval of any third party under, any provision of:

(A) the Clearday Charter or the Clearday Bylaws or any provision of the comparable charter or organizational documents of any of the Clearday Subsidiaries,

(B) any loan or credit agreement or note, or any bond, mortgage, indenture, joint venture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to Clearday or any of the Clearday Subsidiaries, or to which their respective properties or assets are bound or any guarantee by Clearday or any of the Clearday Subsidiaries of any of the foregoing, or

(C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the Clearday Stockholder Approval has been obtained, any Law or Order applicable to or binding upon Clearday or any of the Clearday Subsidiaries, or any of their respective properties or assets, except in the case of clauses (B) and (C), any of the foregoing that, individually or in the aggregate, would not and would not reasonably be expected to constitute a Clearday Material Adverse Effect.

(iv) No consent, approval, Order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of Clearday or any of the Clearday Subsidiaries in connection with the execution and delivery of this Agreement by Clearday or the consummation by Clearday of the transactions contemplated by this Agreement, except for:

(A) the filing of the Certificate of Merger; or

(B) any such other consent, approval, Order, authorization, registration, declaration, filing or permit that the failure to obtain or make, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of Clearday or any of the Clearday Subsidiaries to perform their obligations hereunder or prevent the consummation by them of any of the transactions contemplated hereby;

(C) those consents and approvals from Governmental Entities, Nasdaq that are conditions to closing set forth in Article VI

(e) Disclosure Documents; Financial Statements.

(i) Clearday has made available to Purchaser, a true and complete copy of each solicitation document provided to investors in connection with its issuance of the Clearday Common Shares, Clearday Preferred Shares, OZ LP Interests and the Clearday Warrants.

(ii) Neither Clearday nor any Clearday Subsidiary has any requirement to file with Securities and Exchange Commission (the “SEC”) any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or any periodic or other reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than such statements in connection with Regulation D promulgated under the Securities Act), and the rules and regulations of the SEC thereunder).

(iii) The consolidated financial statements of Clearday (including the notes thereto) that will be delivered by Clearday to Parent (including the unaudited consolidated balance sheets of Clearday as of December 31, 2018 and as of December 31, 2019 (the “Clearday Balance Sheet”) and the related unaudited consolidated statements of income and statements of cash flows for the twelve months ended on such dates), when delivered by Clearday to Parent after the date of this Agreement in compliance with Section 7.1(d)(i), will, as of such date of delivery, comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will have been prepared in accordance with accounting principles generally accepted in the U.S., as in effect at such time (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and will fairly present, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), in each case, as in effect at such time, the assets, liabilities and the consolidated financial position of Clearday and the Clearday Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations and cash flows of Clearday and the Clearday Subsidiaries taken as a whole, for the periods presented therein. Prior to the Effective Time, Clearday will be in compliance in all material respects with the applicable provisions thereof and the rules and regulations promulgated under Sarbanes-Oxley Act of 2002.

(f) Absence of Certain Changes or Events. Except as described in Section 3.1(f) of the Disclosure Letters and except for Clearday Development Expenditures, since the date of the Clearday Balance Sheet, each of Clearday and the Clearday Subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been:

(A) a Clearday Material Adverse Effect;

(B) any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Clearday Common Shares, Clearday Preferred Stock, Clearday Care preferred, OZ LP Interests or the Clearday Warrants, other than the accrual of the distributions or dividends under the Clearday Preferred Stock, Clearday Care preferred, and/or the OZ LP Interests; and there has not been any cash payment of any dividends;

(C) any amendment of any material term of any outstanding security of Clearday or any Clearday Subsidiary;

(D) any repurchase, redemption or other acquisition by Clearday or any Clearday Subsidiary of any outstanding shares, stock or other securities of, or other ownership interests in, Clearday or any Clearday Subsidiary;

(E) any change in any method or practice of financial accounting by Clearday or any Clearday Subsidiary;

(F) any incurrence, assumption or guarantee by Clearday or any Clearday Subsidiary of any indebtedness for borrowed money other than incurrences, assumptions or guarantees that would have been permitted if incurred subsequent to the date of this Agreement in accordance with Section 4.2 and other than mortgage loan, mezzanine loan and related indebtedness with respect to real property investments.

(g) No Undisclosed Material Liabilities. Except as disclosed in the Clearday Balance Sheet that will be provided to Parent, there are no Liabilities of Clearday or any of the Clearday Subsidiaries, whether accrued, contingent, absolute or determined other than: (i) Liabilities reflected in the financial statements (including the notes thereto), (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Clearday Balance Sheet and as would not, individually or in the aggregate, be material to Clearday, (iii) Liabilities for the transaction expenses incurred in connection with the Merger, including funding of certain Parent expenses under the budget that is agreed by Parent and Clearday, or (iv) Clearday Development Expenditures and expenses incurred in the offering of the Clearday Care Preferred Stock and the OZ LP Interests.

(h) No Default. Neither Clearday nor any of the Clearday Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of:

(i) any material term, condition or provision of the Clearday Charter or the Clearday Bylaws or the comparable charter or organizational documents of any of the Clearday Subsidiaries,

(ii) other than as described in Section 3.1(h) of the Clearday Disclosure Letter, any term, condition or provision of any loan or credit agreement or any note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Clearday or any of the Clearday Subsidiaries is now a party or by which Clearday or any of the Clearday Subsidiaries or any of their respective properties or assets is bound, or

(iii) any Law or Order applicable to or binding upon Clearday or any of the Clearday Subsidiaries or any of their respective properties or assets,

except, in the case of clauses (ii) and (iii) above, for defaults or violations that, individually or in the aggregate, have not constituted, and do not constitute, a Clearday Material Adverse Effect and except as described in Section 3.1(h) of the Clearday Disclosure Letter.

(i) Compliance with Applicable Laws. Clearday and the Clearday Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, Orders, franchises and approvals of all Governmental Entities necessary or required by any applicable Law or Order for the lawful conduct of their respective businesses (the “Clearday Permits”), except where the failure so to hold, individually or in the aggregate, does not constitute and would not reasonably be expected to result in a Clearday Material Adverse Effect. Clearday and the Clearday Subsidiaries are in compliance with the terms of the Clearday Permits, except where the failure to so comply, individually or in the aggregate, does not constitute and would not reasonably be expected to result in a Clearday Material Adverse Effect. Except as would not, individually or in the aggregate, constitute and would not reasonably be expected to result in a Clearday Material Adverse Effect, the businesses of Clearday and the Clearday Subsidiaries are not being and have not been conducted in violation of any Law or Order. No investigation or review by any Governmental Entity with respect to Clearday or any of the Clearday Subsidiaries is pending or, to the Knowledge of Clearday, is overtly threatened, other than those the outcome of which, individually or in the aggregate, would not be material to Clearday.

(j) Litigation. There is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Clearday, overtly threatened against or affecting Clearday or any Clearday Subsidiary or any of their respective property or assets that, individually or in the aggregate, constitutes or would reasonably be expected to be material to Clearday, nor is there any such litigation, arbitration, claim, investigation, suit, action or proceeding or any Order outstanding against Clearday or any Clearday Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Merger, it being acknowledged that there is no representation and warranty under this Section 3.1(j) with respect to the litigations described in Section 3.1(j) of the Clearday Disclosure Letter.

(k) Taxes. Except as disclosed on Section 3.1(k) of the Clearday Disclosure Letter or as would not, individually or in the aggregate, be material to Clearday:

(i) Clearday and each Clearday Subsidiary has timely filed or has had timely filed on its behalf (taking into account extensions) all Tax Returns required to be filed by it or on its behalf, and all such Tax Returns were, at the time filed and continue to be (after giving effect to amendments thereto), true, correct and complete;

(ii) Clearday and each Clearday Subsidiary has paid (or Clearday has paid on behalf of such Clearday Subsidiary) all Taxes required to be paid by it (in each case of clause (A) or (B), except with respect to matters for which appropriate reserves have been established in accordance with GAAP);

(iii) as of the date hereof, there are no audits, examinations or other proceedings relating to any Taxes of Clearday or any Clearday Subsidiary pending or, to the Knowledge of Clearday, overtly threatened;

(iv) all deficiencies asserted or assessments made with respect to Clearday or any of the Clearday Subsidiaries as a result of any examination by the Internal Revenue Service or any other taxing authority have been paid in full;

(v) no requests for waivers of the time to assess any Taxes against Clearday or any Clearday Subsidiary have been granted and remain in effect;

(vi) there are no Liens for any material Taxes on any assets of Clearday or any Clearday Subsidiary other than Liens for Taxes not yet due or payable or which are being contested in good faith through appropriate proceedings;

(vii) to the Knowledge of Clearday, no claim has been made by a taxing authority in a jurisdiction in which income Tax Returns are not filed by or on behalf of Clearday or any Clearday Subsidiary that Clearday or any such Clearday Subsidiary is or may be subject to income taxation by that jurisdiction; and

(viii) all material Taxes required to be withheld in connection with amounts paid or owing to any employee, creditor, shareholder or other third party have been timely withheld and, to the extent required prior to the date hereof, have been paid to the relevant Tax authority.

(ix) Neither Clearday nor any Clearday Subsidiary is a party to (A) any Tax allocation or sharing agreement other than any agreement solely between Clearday and any Clearday Subsidiary or (B) any Tax Protection Agreement.

(x) Neither Clearday nor any Clearday Subsidiary has any liability for Taxes of any Person other than Clearday and the Clearday Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor.

(xi) Neither Clearday nor any Clearday Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(xii) Each Clearday Subsidiary that is a partnership, joint venture or limited liability company, other than the Oz Partnership, has since January 1, 2019 the date it became a Subsidiary been classified for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as an association taxable as a corporation, or as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(xiii) Neither Clearday nor any Clearday Subsidiary has (i) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code; (ii) knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method with respect to Clearday or any Clearday Subsidiary, or (iii) an application pending with any taxing authority requesting permission for any change in accounting method.

(xiv) Neither Clearday nor any Clearday Subsidiary is a foreign person within the meaning of Section 1445 of the Code.

(xv) Neither Clearday nor any Clearday Subsidiary has in effect any tax elections for federal income tax purposes under Sections 108, 168, 338, 441, 471, 1017, 1033, 1502 or 4977 of the Code with respect to Clearday or any Clearday Subsidiary.

(xvi) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by the Purchasing Parties, Clearday or any Clearday Subsidiary by reason of Section 280G of the Code.

(xvii) Neither Clearday nor any of the Clearday Subsidiaries (i) owns any real property located in New York State, (ii) is the lessee of any such New York real property, or (iii) owns any interest in real property that may subject any of the parties to a transfer tax as a result of the transactions contemplated by this Agreement.

(xviii) Neither the Clearday nor any of the Clearday Subsidiaries, owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

(xix) Neither Clearday nor any of the Clearday Subsidiaries is a party (other than as an investor) to any industrial development bond.

(xx) Neither Clearday nor any of the Clearday Subsidiaries was a party to any deferred intercompany transaction that will be restored (pursuant to the Section 1502 regulations) and will result in income or loss to Clearday or any Clearday Subsidiary due to the contemplated transaction.

(l) Benefit Plans.

(i) Section 3.1(l) of the Clearday Disclosure Letter sets forth a true and complete list of each material employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of Clearday or any Clearday Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by Clearday or any Clearday Subsidiary or to which Clearday or any Clearday Subsidiary contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, insurance, stock purchase, stock option, equity or equity based plan or award, severance, employment, change of control or fringe benefit plan, program or agreement, other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and any other plan, program or arrangement maintained by an entity other than Clearday or an Clearday Subsidiary pursuant to the Clearday Collective Bargaining Agreements (collectively, the “Clearday Employee Benefit Plans”).

(ii) Operations of Plans

(A) Each of the Clearday Employee Benefit Plans has been operated and administered in all material respects with applicable Law, including, but not limited to, ERISA, the Code and, in each case, the regulations thereunder;

(B) each of the Clearday Employee Benefit Plans intended to be “qualified” (within the meaning of Section 401(a) of the Code) has received a favorable determination letter from the Internal Revenue Service, or has pending an application for such determination from the Internal Revenue Service with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired, and Clearday is not aware of any reason why any such determination letter should be revoked;

(C) no Clearday Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code;

(D) no Clearday Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or beneficiary or covered dependent of an employee or former employee or directors of Clearday or any Clearday Subsidiary beyond their retirement or other termination of service, other than (1) coverage mandated by applicable Law or (2) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA);

(E) no Controlled Group Liability has been incurred by Clearday or any Clearday Subsidiary that has not been satisfied in full, and no condition exists that shall result in Clearday or any Clearday Subsidiary of incurring any such liability that would be material to Clearday;

(F) all contributions or other amounts payable by Clearday or a Clearday Subsidiary with respect to each Clearday Employee Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP;

(G) neither Clearday nor a Clearday Subsidiary has engaged in a transaction in connection with which Clearday or a Clearday Subsidiary reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code;

(H) there are no pending, overtly threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Clearday Employee Benefit Plans or any trusts related thereto plan which could reasonably be expected to result in any material liability of Clearday or any Clearday Subsidiary;

(I) since January 1, 2019, neither Clearday nor its Subsidiaries has agreed or otherwise committed to, whether in writing or otherwise, increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under an applicable Clearday Employee Benefit Plan or pursuant to the terms of a Clearday Collective Bargaining Agreement;

(J) except as indicated in Section 3.1(l) of the Clearday Disclosure, no Clearday Employee Benefit Plans exists which could result in the payment of material amount of money or any other property or rights, or accelerate or provide any other material rights or benefits, or require the payment of amounts or benefits that would not be deductible under 280G of the Code, to any current or former employee, director or consultant of Clearday or any Subsidiary that would not have been required but for the transactions contemplated by this Agreement; and (K) each Clearday Employee Benefit Plan may be amended and terminated in accordance with its terms.

(m) Labor Matters. There is no collective bargaining agreement to which Clearday or a Clearday Subsidiary is a party with respect to employees of Clearday and the Clearday Subsidiaries (collectively, the “Clearday Collective Bargaining Agreements”). With respect to employees of Clearday and the Clearday Subsidiaries, except as would not, individually or in the aggregate, have an Clearday Material Adverse Effect, (i) Clearday and each of the Clearday Subsidiaries is in compliance with the terms of the Clearday Collective Bargaining Agreements; (ii) except as set forth in Section 3.1(m) of the Clearday Disclosure Letter, none of Clearday, any Subsidiary or any ERISA Affiliate has at any time since January 1, 2018 withdrawn in any complete or partial withdrawal from any “multiemployer plan” as defined in Section 3 (37) of ERISA and, if Clearday, its Subsidiaries and each ERISA Affiliate were to, as of the date hereof, completely withdraw from all multiemployer plans in which any of them participate, or to which any of them otherwise have any obligation to contribute, neither Clearday, any Subsidiary nor any ERISA Affiliate would incur a withdrawal liability that would result in a Clearday Material Adverse Effect; and (iii) neither Clearday nor any Clearday Subsidiary is the subject of a proceeding asserting it has committed an unfair labor practice, nor, to the Knowledge of Clearday, is any such proceeding overtly threatened, nor is there any strike or other labor dispute by the employees of Clearday or any Clearday Subsidiary pending or overtly threatened, nor does Clearday have Knowledge of any activity involving any employee of Clearday or any Clearday Subsidiary seeking to certify an additional collective bargaining unit or engaging in union organizational activity.

(n) Environmental Matters.

(i) To the Knowledge of Clearday, neither Clearday nor any Clearday Subsidiary is in violation of any applicable Law or Order relating to pollution or protection of public health and safety, the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface) or natural resources, including laws and regulations relating to the release or threatened release of any pollutant, contaminant, waste or toxic substance, including asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum or petroleum products (including crude oil and any fraction thereof), radon, mold, fungus and other hazardous biological materials (collectively, “Hazardous Materials”) or to the manufacture, management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), except for any violation that, individually or in the aggregate, would not constitute a Clearday Material Adverse Effect; and

(ii) To the Knowledge of Clearday, neither Clearday nor the Clearday Subsidiaries have received any written notice of, and there are no, pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting Clearday or any of the Clearday Subsidiaries or any of the Clearday Properties that have not been remedied or cured, and to the Knowledge of Clearday there is no basis therefor, in each case, except as would not, individually or in the aggregate, have a Clearday Material Adverse Effect.

(iii) Neither Clearday nor any Clearday Subsidiary has entered into, agreed to or is bound by any material consent decree or order or is a party to any material judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(o) Properties.

(i) Section 3.1(o) of the Clearday Disclosure Letter sets forth a correct list of all real property owned or leased (as lessee) by Clearday or any Clearday Subsidiary (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as an “Clearday Property” and collectively referred to herein as the “Clearday Properties”).

(ii) Clearday or the applicable Clearday Subsidiary owns fee simple title or leasehold title (as applicable) to each of the Clearday Properties, in each case, free and clear of Liens, mortgages or deeds of trust, claims against title, charges that are Liens, security interests or other encumbrances on title, rights of way, restrictive covenants, declarations or reservations of an interest in title (collectively, “Encumbrances”), except for the following: (A) Encumbrances set forth Section 3.1(o) of the Clearday Disclosure Letter or relating to debt obligations reflected in the Company’s financial statements and the notes thereto (including with respect to debt obligations which are not consolidated), (B) Encumbrances that result from any statutory or other Liens for Taxes or assessments that are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings; (C) any Material Contracts (only to the extent that the same encumbers or affects title to real property), or leases to third parties for the occupation of portions of the Clearday Properties by such third parties in the ordinary course of the business of Clearday, (D) Encumbrances imposed or promulgated by Law or any Governmental Entity, including zoning regulations, (E) Encumbrances disclosed on existing title policies made available to the Purchaser Parties prior to the date hereof, (F) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens imposed by Law and incurred in the ordinary course of business, and (G) any other Encumbrances, limitations or title defects of any kind, if any, that, individually or in the aggregate, would not constitute a Clearday Material Adverse Effect.

(iii) Clearday has made available to Purchaser all title insurance policies with respect to the Clearday Properties. To Clearday’s Knowledge, no material claim has been made under any such title insurance policy and each such title insurance policy is in full force and effect as of the date hereof.

(iv) No certificate, permit or license from any Governmental Entity having jurisdiction over any of the Clearday Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Clearday Properties or that is necessary to permit the lawful use and operation of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Clearday Properties has not been obtained and is not in full force and effect, and neither Clearday nor any Clearday Subsidiary has received written notice of any threat of modification or cancellation of any such certificate, permit or license, except for such notices, failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, constitute a Clearday Material Adverse Effect.

(v) Neither Clearday nor any Clearday Subsidiary has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Clearday Properties, or (B) any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or other Law, code, ordinance, Order or regulation has been violated for any Clearday Property, which in the case of clauses (A) and (B) would, individually or in the aggregate, constitute a Clearday Material Adverse Effect.

(vi) Section 3.1(o) of the Clearday Disclosure Letter lists as of the date hereof each ground lease to which Clearday or any Clearday Subsidiary is party, as lessee or lessor. Each such ground lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the lessor or lessee thereunder, as applicable, and, to the Knowledge of Clearday, against the other parties thereto, except as would not constitute, individually or in the aggregate, a Clearday Material Adverse Effect. Except as would not constitute, individually or in the aggregate, a Clearday Material Adverse Effect, neither Clearday nor any Clearday Subsidiary, on the one hand, nor, to the Knowledge of Clearday, any other party, on the other hand, is in default under any such ground lease which default is reasonably likely to result in a termination of such ground lease. No purchase option has been exercised under any of such ground lease, except purchase options whose exercise has been evidenced by a written document as described in Section 3.1(o) of the Clearday Disclosure Letter. Clearday has made available to Purchaser a correct and complete copy of each such ground lease and all material amendments thereto.

(vii) Neither Clearday nor any Clearday Subsidiary is a party to any agreement relating to the management of any of the Clearday Properties by a party other than Clearday or any wholly-owned Clearday Subsidiaries, except as disclosed Section 3.1(o) of the Clearday Disclosure Letter.

(p) Insurance. Clearday or the applicable Clearday Subsidiary maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks which in its good faith judgment are reasonable for the business of Clearday and the Clearday Subsidiaries (taking into account the cost and availability of such insurance). There is no claim by Clearday or any Clearday Subsidiary pending under any such policies which (i) has been denied or disputed by the insurer and (ii) would constitute, individually or in the aggregate, a Clearday Material Adverse Effect.

(q) Votes Required. The affirmative vote of a majority of all of the outstanding shares of Clearday Common Stock and the Clearday Preferred Shares, voting as a single class on an as-converted basis and a majority of the outstanding shares of the Clearday Preferred Shares are the only votes or consents required of the holders of any class or series of the Clearday Common Shares or other securities of or equity interests in Clearday required to approve this Agreement and to approve and consummate the Merger. In addition to the foregoing, the holders of the majority of the outstanding shares of Clearday Care Preferred Stock and the holders of the majority of the outstanding OZ LP Interests shall be required for the amendment to the certificate of designation for the Clearday Care Preferred and the amendment to the amended and restated limited partnership agreement of the OZ Partnership, respectively. The approvals contemplated by this Section 3.1(q) are referred to as the “Clearday Stockholder Approval”.

(r) Brokers. Except for the fees and expenses payable to A.G.P. / Alliance Global Partners, no broker, investment banker or other Person is entitled to any brokers’, finders’ or other similar finder’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Clearday, any Clearday Subsidiary or any Affiliate thereof.

(s) Material Contracts.

(i) All of the Material Contracts of Clearday as in effect as of the date hereof are listed in Section 3.1(s) of the Clearday Disclosure Letter. Clearday has, prior to the date hereof, made available to Purchaser true and complete copies of each Material Contract as in effect as of the date hereof. All Material Contracts are valid, binding and enforceable and in full force and effect with respect to Clearday and the Clearday Subsidiaries, and to the Knowledge of Clearday, with respect to each other party to any such Material Contract, except where such failure to be so valid, binding and enforceable and in full force and effect do not and would not, individually or in the aggregate, constitute a Clearday Material Adverse Effect, and except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors’ rights and to general equity principles.

(ii) Except as set forth in Section 3.1(s) of the Clearday Disclosure Letter, (A) neither Clearday nor any Clearday Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound and (B) to the Knowledge of Clearday, as of the date hereof, there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) by any third party to any Material Contract, except, in either the case of clause (A) or (B), for those violations or defaults that, individually or in the aggregate, would not constitute a Clearday Material Adverse Effect.

(t) Inapplicability of Takeover Statutes; Certain Charter and Bylaw Provisions. Section 203 of the DGCL (the “Takeover Statute”) is not applicable to Clearday in connection with the Merger. No other “control share acquisition”, “fair price”, “moratorium” or other antitakeover Laws apply to the Merger, this Agreement or the other transactions contemplated hereby. Neither Clearday, nor, to the Knowledge of Clearday, no officer or director of Clearday, nor any of their respective Affiliates own, and within the past three years have not owned, any shares of Parent’s capital stock.

(u) Information Supplied. The information supplied or that will be supplied by Clearday or any Clearday Subsidiary for inclusion in the Merger Registration and Proxy Statement, or any amendment or supplement thereto, shall not, on the date the Merger Registration and Proxy Statement is first mailed to Parent stockholders entitled to vote for the approval of the Merger, at the time of the meeting of the Parent stockholders, Clearday Stockholder Approval or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For the avoidance of doubt, any information supplied in writing by any of the Purchaser Parties for inclusion in the Merger Registration and Proxy Statement shall not be considered to have been supplied by Clearday or any Clearday Subsidiary for purposes of this representation.

(v) Investment Company Act of 1940. None of Clearday or any Clearday Subsidiary is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(w) Health Care Regulatory Compliance.

(i) Except as set forth in Section 3.1(w) of the Clearday Disclosure Letter, the Clearday is operating and since January 1, 2018, have operated in compliance with the Health Care Regulatory Laws, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.1(w) of the Clearday Disclosure Letter, neither Clearday nor or any Affiliate thereof has during such period received any written or, to Clearday’s Knowledge, oral notice, nor any written or, to Clearday’s Knowledge, oral complaints from a Person, that allege that Clearday is not in compliance with any such Health Care Regulatory Laws and that have not been addressed to the satisfaction of such Governmental Entity or complainant, except where the failure to be in compliance would not be expected to result in a Material Adverse Effect.

(ii) Except as set forth in Section 3.1(w) of the Clearday Disclosure Letter, since January 1, 2018, Clearday and its executive employees and agents have not, to Clearday’s Knowledge, been excluded, debarred, suspended or been otherwise determined to be, or identified as, ineligible to participate in the Programs, or convicted of any crime relating to any such Program, nor have Clearday or any Affiliate thereof received any written notice that Clearday or any Affiliate thereof, their employees or, as applicable, workforce members have been convicted of any crime relating to a Program, nor proposed to be excluded, debarred, suspended or otherwise determined to be, or identified as, ineligible to participate in any such Program. Except as set forth in Section 3.1(w) of the Clearday Disclosure Letter, since January 1, 2018, to Clearday’s Knowledge, none of Clearday or any Affiliate thereof has received any written notice that any of them is the subject of any investigation or review regarding its participation in any Program.

(iii) Except as set forth in Section 3.1(w) of the Clearday Disclosure Letter, Clearday and its Affiliates have not, since January 1, 2018, been the subject of or received, or have knowledge of any pending or, to Clearday’s Knowledge, overtly threatened: (i) compliance, disciplinary or enforcement Action from any Governmental Entity; (ii) any written notice of noncompliance with or alleged violation of any Health Care Regulatory Laws or permits required under such laws; or (iii) material finding from an inspection by a Governmental Entity. Except as set forth in Section 3.1(w) of the Clearday Disclosure Letter, no Person has filed or, to Clearday’s Knowledge, has overtly threatened to file against Clearday or any Affiliates thereof any claim under any federal or state whistleblower statute, including without limitation, the Federal False Claims Act (31 U.S.C. §§3729 et seq.). Since January 1, 2018, none of Clearday or any of its Affiliates has entered into any agreements with any Governmental Entity in connection with compliance with Health Care Regulatory Laws with respect to any of Clearday or any of its Affiliates.

(x) Affiliate Transactions. Except as set forth on Section 3.1(y) of the Clearday Disclosure Letter, no officer, executive, manager, director, direct or indirect equityholder or Affiliate of Clearday, or, to the Knowledge of Clearday, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, or any employee of Clearday or any Affiliate thereof, is a party to any agreement, contract, commitment or transaction with Clearday or any Subsidiary thereof or has any right, title or interest in any property owned or used by Clearday or any Subsidiary thereof (including any Intellectual Property Rights).

Section 3.2 Representations and Warranties of Purchaser Parties.

Except as set forth in (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, Quarterly Report on Form 10-Q for the periods ended March 31, 2019, June 30, 2019, September 30, 2019, any Current Report on Form 8-K that was filed from and after January 1, 2019, or any proxy statement that was filed from and after January 1, 2019, and in each case any amendment thereto, filed by Parent with the SEC on or after January 1, 2019 and prior to the date hereof (except in each case for the risk factors section and any forward looking statements contained in the Management’s Discussion & Analysis, which shall not modify the representations and warranties in this Section 3.2) (the “Covered Parent SEC Disclosure”), or (ii) the disclosure letter, dated the date hereof and delivered to Clearday in connection with the execution and delivery of this Agreement (the “Parent Disclosure Letter”), Parent represents and warrants to Clearday as follows:

(a) Organization, Standing and Power of the Purchaser Parties. Each of the Purchaser Parties is duly formed, validly existing and in good standing under the Laws of their jurisdiction of incorporation and has all of the requisite corporate power, authority and all necessary government approvals or licenses to own, lease, operate its properties and to carry on its business as now being conducted. Each of the Purchaser Parties is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Parent Material Adverse Effect. Each of the Purchaser Parties (other than Parent) is wholly-owned by Parent. Purchaser has heretofore made available to Clearday complete and correct copies of the charter, bylaws or other organizational documents of each of the Purchaser Parties, each as amended to the date hereof and each as in full force and effect.

(b) Subsidiaries. Each Subsidiary of Parent is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of formation, and has all of the requisite corporate, partnership, limited liability company or other organizational power and authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, constitute a Parent Material

Adverse Effect. Each Subsidiary of Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Parent Material Adverse Effect. All outstanding equity interests in each Subsidiary of Parent have been duly authorized and are validly issued, fully paid and (except for general partnership interests) nonassessable, and are not subject to any preemptive rights, purchase options, call options, rights of first refusal, subscriptions or any similar rights and are owned by Parent and are so owned free and clear of all Liens, except as would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(c) Capital Structure. The authorized shares of capital stock of Parent and the outstanding shares of such capital stock and the outstanding awards to purchase Parent Common Stock, as of the date of this Agreement, are as provided in Section 3.2(c) of the Disclosure Letter.

(i) As of the date of this Agreement, except as disclosed in Section 3.2(c) of the Disclosure Letter, there are no issued and outstanding or reserved for issuance:

(A) shares or other equity securities of Parent;

(B) restricted shares of Parent Common Stock or performance stock awards relating to the equity interests of Parent, whether under a Parent Stock Plan or otherwise;

(C) securities of Parent or any Parent Subsidiary convertible into or exchangeable for stock or other equity securities of Parent or any Parent Subsidiary; and

(D) Convertible Rights to which Parent or any Parent Subsidiary is a party or by which it is bound in any case obligating Parent or any Parent Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of Parent or of any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(ii) All outstanding shares of Parent are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

(i) All dividends or distributions on securities of Parent or any material dividends or distributions on any securities of any Parent Subsidiary (other than any wholly owned Parent Subsidiaries) that have been declared or authorized prior to the date of this Agreement have been paid in full, other than, as of the date hereof dividends that accrue under the preferred stock of Parent that are issued and outstanding.

(ii) Except for this Agreement, there are not any:

(A) shareholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of Parent to which Parent or any Parent Subsidiary is a party or by which it is bound or

(B) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any shares of Parent or any Parent Subsidiary is a party or by which it is bound.

(C) No holder of securities in Parent or any Parent Subsidiary has any right to have the offering or sale of such securities registered by Parent or any Parent Subsidiary, as the case may be.

(d) Authority; No Violations; Consents and Approval.

(i) The Parent Board of Directors has approved and declared advisable this Agreement and the other transactions contemplated hereby (including the amendments to Parent’s certificate of incorporation contemplated by Section 1.5(b) and the issuance of capital stock of Parent in the Merger contemplated hereby) and has directed that the transactions contemplated by this Agreement (including the amendments to Parent’s certificate of incorporation contemplated by Section 1.5(b) and the issuance of capital stock of Parent in the Merger contemplated hereby) be submitted for consideration at a special meeting of the holders of Parent capital stock who are entitled to vote thereat (the “Parent Stockholder Meeting”). The only stockholders who are entitled to vote at the Parent Stockholder Meeting are the holders of the Parent Common Stock. Each of the Purchaser Parties has all requisite corporate or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to receipt of the Parent Stockholder Approval, adoption and approval of this Agreement by Parent, in its capacity as the sole stockholder of Purchaser, and the filing of Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, or other organizational action on the part of Parent and Purchaser, subject, solely with respect to the consummation of the Merger, to receipt of the Parent Stockholder Approval and adoption and approval of this Agreement by Parent, in its capacity as the sole stockholder of Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser, and subject, solely with respect to the consummation of the Merger, to receipt of the Parent Stockholder Approval, and assuming due execution and delivery by Clearday, constitutes legal, valid and binding obligations of each of the Purchaser Parties, enforceable against each of the Purchaser Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) Subject to receipt of the Parent Stockholder Approval, the execution and delivery of this Agreement by each of the Purchaser Parties does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under, require the consent or approval of any third party under, any provision of

(A) the Parent Charter or the Parent Bylaws or any provision of the comparable charter or organizational documents of any Parent Subsidiary,

(B) any loan or credit agreement or note, or any bond, mortgage, indenture, joint venture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any Parent Subsidiary, or to which their respective properties or assets are bound or any guarantee by Parent or any Parent Subsidiary of any of the foregoing, or

(C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(d)(iii) are duly and timely obtained or made and the Parent Stockholder Approval has been obtained, any Law or Order applicable to or binding upon Parent or any Parent Subsidiary, or any of their respective properties or assets, other than as may arise in connection with Clearday or any Clearday Subsidiary financing of the transactions contemplated by this Agreement, except in the case of clauses (B) and (C), any of the foregoing that, individually or in the aggregate, would not constitute a Parent Material Adverse Effect.

(iii) No consent, approval, Order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of Parent or any Parent Subsidiary in connection with the execution and delivery of this Agreement by any of the Purchaser Parties or the consummation by any of the Purchaser Parties of the transactions contemplated by this Agreement, except for:

(A) the filing with the SEC of the registration statement on Form S-4 that registers, among other securities, the capital stock to be issued in the Merger and provides for the joint proxy statement for the Clearday Stockholder Consent and the Parent Stockholder Meeting, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement in the case of Clearday and for the purpose of approving

(1) the issuance of securities in connection with the Merger (under the DGCL or the rules of Nasdaq);

(2) any change of control deemed to occur by virtue of the Merger (under the rules of Nasdaq);

(3) the amendment of the certificate of incorporation contemplated by Section 1.5(b);

(4) customary approvals in connection with transactions similar to the Merger; and

(5) the joint proxy statement/prospectus to be filed by Parent with the SEC that is solicits proxies from Parent’s stockholders and registers for issuance of shares of Parent common stock (the “Merger Registration and Proxy Statement”) is declared effective by the SEC;

(B) the filing of the Certificate of Merger;

(C) any such other consent, approval, Order, authorization, registration, declaration, filing or permit that the failure to obtain or make, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of any of the Purchaser Parties to perform its obligations hereunder or prevent the consummation by them of any of the transactions contemplated hereby; or

(D) those consents and approvals from Governmental Entities, Nasdaq that are conditions to closing set forth in Article VI

(e) SEC Documents; Financial Statements. Parent has made available to Clearday (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement, other statement (including proxy statements) and information filed by Parent with the SEC since January 1, 2018 (the “Parent SEC Documents”), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date pursuant to the federal securities Laws and the SEC rules and regulations thereunder. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Sarbanes-Oxley Act of 2002 and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, in each case, as in effect at such time, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Parent SEC Documents filed and publicly available prior to the date of this Agreement. No Parent Subsidiary is required (by contract or applicable Law) to make periodic filings with the SEC. The consolidated financial statements of Parent (including the notes thereto) included or incorporated by reference in the Parent SEC Documents (including the audited consolidated balance sheet of Parent as at December 31, 2018 and the unaudited consolidated statements of income for the nine months ended September 30, 2019 (the “Parent Balance Sheet”) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), in each case, as in effect at such time, the assets, Liabilities and the consolidated financial position of Parent and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations and cash flows of Parent and its Subsidiaries taken as a whole, for the periods presented therein. Since the enactment of the Sarbanes-Oxley Act of 2002, Parent has been and is in compliance in all material respects with the applicable provisions thereof and the rules and regulations promulgated thereunder.

(f) Information Supplied. The information supplied by any of the Purchaser Parties for inclusion in the Merger Registration and Proxy Statement, or any amendment or supplement thereto, shall not, on the date the Merger Registration and Proxy Statement is first mailed to Parent stockholders, at the time of the Parent stockholder meeting date or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For the avoidance of doubt, any information supplied in writing by Clearday for inclusion in the Merger Registration and Proxy Statement shall not be considered to have been supplied by any of the Purchaser Parties for purposes of this representation.

(g) Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, except as disclosed in the Covered Parent SEC Disclosure, each of Parent and the Parent Subsidiaries have conducted their business only in the ordinary course and there has not been: (i) a Parent Material Adverse Effect; (ii) any declaration, setting aside for payment or payment of any dividend or other distribution; (iii) any amendment of any material term of any outstanding security of Parent; (iv) any repurchase, redemption or other acquisition by Parent or any Parent Subsidiary of any outstanding shares, stock or other securities of, or other ownership interests in, Parent or any Parent Subsidiary; or (v) any change in any method or practice of financial accounting by Parent or any consolidated Parent Subsidiary other than any change after the date of this Agreement permitted by Article IV.

(h) No Undisclosed Material Liabilities. Except as disclosed in the Parent SEC Documents filed prior to the date hereof, there are no Liabilities of Parent or any of the Parent Subsidiaries, whether accrued, contingent, absolute or determined other than: (i) Liabilities reflected on the financial statements (including the notes thereto), or (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Parent Balance Sheet as would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(i) No Default. Neither Parent nor any of the Parent Subsidiaries is or has been in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of (i) any material term, condition or provision of Parent’s Amended and Restated Articles of Incorporation (the “Parent Charter”) or Parent’s Amended and Restated Bylaws (the “Parent Bylaws”) or the comparable charter or organizational documents, of any Parent Subsidiaries, (ii) any term, condition or provision of any loan or credit agreement or any note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Parent or any of the Parent Subsidiaries is now a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets is bound, or (iii) any Law or Order applicable to or binding upon Parent or any of the Parent Subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), for defaults or violations that, individually or in the aggregate, have not constituted, and would not constitute, a Parent Material Adverse Effect.

(j) Compliance with Applicable Laws. Parent and the Parent Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, Orders, franchises and approvals of all Governmental Entities necessary or required by any applicable Law or Order for the lawful conduct of their respective businesses (the “Parent Permits”), except where the failure so to hold, individually or in the aggregate, does not constitute and would not reasonably be expected to result in a Parent Material Adverse Effect. Parent and the Parent Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply, individually or in the aggregate, does not constitute and would not reasonably be expected to result in a Parent Material Adverse Effect. Except as would not, individually or in the aggregate, constitute and would not reasonably be expected to result in a Parent Material Adverse Effect, the businesses of Parent and the Parent Subsidiaries are not being and have not been conducted in violation of any Law or Order. No investigation or review by any Governmental Entity with respect to Parent or any of the Parent Subsidiaries is pending or, to the Knowledge of Parent, is overtly threatened, other than those the outcome of which, individually or in the aggregate, would not constitute a Parent Material Adverse Effect.

(k) Litigation. Except as disclosed in the Covered Parent SEC Disclosure, there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Parent, overtly threatened against or affecting Parent or any Parent Subsidiary or any of their respective property or assets that, individually or in the aggregate, constitutes or would reasonably be expected to result in a Parent Material Adverse Effect, nor is there any such litigation, arbitration, claim, investigation, suit, action or proceeding or any Order outstanding against Parent or any Parent Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Merger, it being acknowledged that there is no representation and warranty under this Section 3.2(k) with respect to the litigations disclosed in the Covered Parent SEC Disclosure.

(l) Taxes. Except as disclosed in Section 3.2(l) of the Parent Disclosure Letter or as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

(i) (A) Parent and each Parent Subsidiary has timely filed or has had timely filed on its behalf (taking into account extensions) all Tax Returns required to be filed by it or on its behalf, and all such Tax Returns were, at the time filed and continue to be (after giving effect to amendments thereto), true, correct and complete; (B) Parent and each Parent Subsidiary has paid (or Parent has paid on behalf of such Parent Subsidiary) all Taxes required to be paid by it (in each case of clause (A) or (B), except with respect to matters for which appropriate reserves have been established in accordance with GAAP); (C) as of the date hereof, there are no audits, examinations or other proceedings relating to any Taxes of Parent or any Parent Subsidiary pending or, to the Knowledge of Parent, overtly threatened; (D) all deficiencies asserted or assessments made with respect to Parent or any of the Parent Subsidiaries as a result of any examination by the Internal Revenue Service or any other taxing authority have been paid in full; (E) no requests for waivers of the time to assess any Taxes against Parent or any Parent Subsidiary have been granted and remain in effect; (F) there are no Liens for any material Taxes on any assets of Parent or any Parent Subsidiary other than Liens for Taxes not yet due or payable or which are being contested in good faith through appropriate proceedings; (G) to the Knowledge of Parent, no claim has been made by a taxing authority in a jurisdiction in which income Tax Returns are not filed by or on behalf of Parent or any Parent Subsidiary that Parent or any such Parent Subsidiary is or may be subject to income taxation by that jurisdiction; and (H) all material Taxes required to be withheld in connection with amounts paid or owing to any employee, creditor, shareholder or other third party have been timely withheld and, to the extent required prior to the date hereof, have been paid to the relevant Tax authority.

(ii) Neither Parent nor any Parent Subsidiary is a party to (A) any Tax allocation or sharing agreement other than any agreement solely between Parent and any Parent Subsidiary or (B) any Tax Protection Agreement.

(iii) Neither Parent nor any Parent Subsidiary has any liability for Taxes of any Person other than Parent and the Parent Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor.

(iv) Neither Parent nor any Parent Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(v) Each Parent Subsidiary that is a partnership, joint venture or limited liability company has since the date it became a Subsidiary been classified for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as an association taxable as a corporation, or as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(vi) Neither Parent nor any Parent Subsidiary has (i) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code; (ii) knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method with respect to Parent or any Parent Subsidiary, or (iii) an application pending with any taxing authority requesting permission for any change in accounting method.

(vii) Neither Parent nor any Parent Subsidiary is a foreign person within the meaning of Section 1445 of the Code.

(viii) Neither Parent nor any Parent Subsidiary has in effect any tax elections for federal income tax purposes under Sections 108, 168, 338, 441, 471, 1017, 1033, 1502 or 4977 of the Code with respect to Parent or any Parent Subsidiary.

(ix) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by Clearday, Parent or any Parent Subsidiary by reason of Section 280G of the Code.

(x) Neither Parent nor any of the Parent Subsidiaries (i) owns any real property located in New York State, (ii) is the lessee of any such New York real property, or (iii) owns any interest in real property that may subject any of the parties to a transfer tax as a result of the transactions contemplated by this Agreement.

(xi) Neither the Parent nor any of the Parent Subsidiaries, owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

(xii) Neither Parent nor any of the Parent Subsidiaries is a party (other than as an investor) to any industrial development bond.

(xiii) Neither Parent nor any of the Parent Subsidiaries was a party to any deferred intercompany transaction that will be restored (pursuant to the Section 1502 regulations) and will result in income or loss to Parent or any Parent Subsidiary due to the contemplated transaction.

(m) Benefit Plans.

(i) Section 3.2(m) of the Parent Disclosure Letter sets forth a true and complete list of each material employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by Parent or any Parent Subsidiary or to which Parent or any Parent Subsidiary contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA, any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, insurance, stock purchase, stock option, equity or equity based plan or award, severance, employment, change of control or fringe benefit plan, program or agreement, other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and any other plan, program or arrangement maintained by an entity other than Parent or a Parent Subsidiary (collectively, the “Parent Employee Benefit Plans”).

(ii) (A) Each of the Parent Employee Benefit Plans has been operated and administered in all material respects with applicable Law, including, but not limited to, ERISA, the Code and, in each case, the regulations thereunder; (B) each of the Parent Employee Benefit Plans intended to be “qualified” (within the meaning of Section 401(a) of the Code) has received a favorable determination letter from the Internal Revenue Service, or has pending an application for such determination from the Internal Revenue Service with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired, and Parent is not aware of any reason why any such determination letter should be revoked; (C) no Parent Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (D) no Parent Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or beneficiary or covered dependent of an employee or former employee or directors of Parent or any Parent Subsidiary beyond their retirement or other termination of service, other than

(1) coverage mandated by applicable Law or (2) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (E) no Controlled Group Liability has been incurred by Parent or any Parent Subsidiary that has not been satisfied in full, and no condition exists that shall result in Parent or any Parent Subsidiary of incurring any such liability that would be material to Parent; (F) all contributions or other amounts payable by Parent or a Parent Subsidiary with respect to each Parent Employee Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP; (G) neither Parent nor a Parent Subsidiary has engaged in a transaction in connection with which Parent or a Parent Subsidiary reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code; (H) there are no pending, overtly threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Employee Benefit Plans or any trusts related thereto plan which could reasonably be expected to result in any material liability of Parent or any Parent Subsidiary; (I) since January 1, 2018, neither Parent nor its Subsidiaries has agreed or otherwise committed to, whether in writing or otherwise, increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under an applicable Parent Employee Benefit Plan; (J) except as indicated in Section 3.2(m) of the Parent Disclosure, no Parent Employee Benefit Plans exists which could result in the payment of material amount of money or any other property or rights, or accelerate or provide any other material rights or benefits, or require the payment of amounts or benefits that would not be deductible under 280G of the Code, to any current or former employee, director or consultant of Parent or any Subsidiary that would not have been required but for the transactions contemplated by this Agreement; and (K) each Parent Employee Benefit Plan may be amended and terminated in accordance with its terms.

(n) Labor Matters. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining agreements with respect to employees of Parent and the Parent Subsidiaries. With respect to employees of Parent and the Parent Subsidiaries, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (i) except as set forth in Section 3.2(n) of the Parent Disclosure Letter, none of Parent, any Subsidiary or any ERISA Affiliate has at any time since January 1, 2018, withdrawn in any complete or partial withdrawal from any “multiemployer plan” as defined in Section 3 (37) of ERISA and, if Parent, its Subsidiaries and each ERISA Affiliate were to, as of the date hereof, completely withdraw from all multiemployer plans in which any of them participate, or to which any of them otherwise have any obligation to contribute, neither Parent, any Subsidiary nor any ERISA Affiliate would incur a withdrawal liability that would result in a Parent Material Adverse Effect; and (ii) neither Parent nor any Parent Subsidiary is the subject of a proceeding asserting it has committed an unfair labor practice, nor, to the Knowledge of Parent, is any such proceeding overtly threatened, nor is there any strike or other labor dispute by the employees of Parent or any Parent Subsidiary pending or overtly threatened, nor does Parent have Knowledge of any activity involving any employee of Parent or any Parent Subsidiary seeking to certify an a collective bargaining unit or engaging in union organizational activity.

(o) Environmental Matters.

(i) neither Parent nor any Parent Subsidiary is in violation of any applicable Law or Order relating to Environmental Laws, except for any violation that, individually or in the aggregate, would not constitute a Parent Material Adverse Effect; and

(ii) To the Knowledge of Parent, neither Parent nor the Parent Subsidiaries have received any written notice of, and there are no, pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting Parent or any of the Parent Subsidiaries or any of the Parent Properties that have not been remedied or cured, and to the Knowledge of Parent there is no basis therefor, in each case, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(iii) Neither Parent nor any Parent Subsidiary has entered into, agreed to or is bound by any material consent decree or order or is a party to any material judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(p) Properties.

(i) Section 3.2(p) of the Parent Disclosure Letter sets forth a correct list of all real property owned or leased (as lessee) by Parent or a Parent Subsidiary (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as an “Parent Property” and collectively referred to herein as the “Parent Properties”).

(ii) The Parent or Parent Subsidiary owns fee simple title or leasehold title (as applicable) to each of the Parent Properties, in each case, free and clear of Liens, or Encumbrances, except for the following: (A) Encumbrances set forth Section 3.2(p) of the Parent Disclosure Letter or relating to debt obligations reflected in the Company’s financial statements and the notes thereto (including with respect to debt obligations which are not consolidated), (B) Encumbrances that result from any statutory or other Liens for Taxes or assessments that are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings; (C) any Material Contracts (only to the extent that the same encumbers or affects title to real property), or leases to third parties for the occupation of portions of the Parent Properties by such third parties in the ordinary course of the business of Parent or any Parent Subsidiary, (D) Encumbrances imposed or promulgated by Law or any Governmental Entity, including zoning regulations, (E) Encumbrances disclosed on existing title policies made available to the Purchaser Parties prior to the date hereof, (F) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens imposed by Law and incurred in the ordinary course of business, and (G) any other Encumbrances, limitations or title defects of any kind, if any, that, individually or in the aggregate, would not constitute a Parent Material Adverse Effect.

(iii) Parent has made available to Purchaser all title insurance policies with respect to the Parent Properties that are set forth on Section 3.2(p) of the Parent Disclosure Letter. To Parent’s Knowledge, no material claim has been made under any such title insurance policy and each such title insurance policy is in full force and effect as of the date hereof.

(iv) No certificate, permit or license from any Governmental Entity having jurisdiction over any of the Parent Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Parent Properties or that is necessary to permit the lawful use and operation of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Parent Properties has not been obtained and is not in full force and effect, and neither Parent nor any Parent Subsidiary has received written notice of any threat of modification or cancellation of any such certificate, permit or license, except for such notices, failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, constitute a Parent Material Adverse Effect and

(v) Neither Parent nor any Parent Subsidiary has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Parent Properties, or (B) any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or other Law, code, ordinance, Order or regulation has been violated for any Parent Property, which in the case of clauses (A) and (B) would, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(vi) Section 3.2(p) of the Parent Disclosure Letter lists as of the date hereof each ground lease to which Parent or any Parent Subsidiary is party, as lessee or lessor. Each such ground lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the lessor or lessee thereunder, as applicable, and, to the Knowledge of Parent, against the other parties thereto, except as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary, on the one hand, nor, to the Knowledge of Parent, any other party, on the other hand, is in default under any such ground lease which default is reasonably likely to result in a termination of such ground lease. No purchase option has been exercised under any of such ground lease, except purchase options whose exercise has been evidenced by a written document as described in Section 3.2(p) of the Parent Disclosure Letter. Parent has made available to Purchaser a correct and complete copy of each such ground lease and all material amendments thereto.

(vii) Neither Parent nor any Parent Subsidiary is a party to any agreement relating to the management of any of the Parent Properties by a party other than Parent or any wholly-owned Parent Subsidiaries, except as disclosed Section 3.2(p) of the Parent Disclosure Letter.

(q) Insurance. Parent or its Subsidiaries maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks which in its good faith judgment are reasonable for the business of Parent and the Parent Subsidiaries (taking into account the cost and availability of such insurance). There is no claim by Parent or any Parent Subsidiary pending under any such policies which (i) has been denied or disputed by the insurer and (ii) would constitute, individually or in the aggregate, a Parent Material Adverse Effect.

(r) Votes Required. The (i) adoption of this Agreement by Parent as the sole stockholder of Purchaser and (ii) the affirmative vote or consent of the holders of a majority of the outstanding shares of Parent Common Stock (the “Parent Stockholder Approval”) are the only votes or consents required of the holders of any class or series of the Parent Common Stock or other securities of or equity interests in Parent or of Purchaser required to approve the issuance of securities as contemplated by this Agreement, to consummate the Merger and to amend Parent’s certificate of incorporation as contemplated by Section 1.5(b).

(s) Brokers. No broker, investment banker or other Person is entitled to any brokers’, finders’ or other similar finder’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, any Parent Subsidiary or any Affiliate thereof.

(t) Material Contracts.

(i) All of the Material Contracts of Parent as in effect as of the date hereof are listed in Section 3.2(t) of the Parent Disclosure Letter or in the exhibit index set forth in a Covered Parent SEC Disclosure. Parent has, prior to the date hereof, made available to Purchaser true and complete copies of each Material Contract as in effect as of the date hereof. All Material Contracts are valid, binding and enforceable and in full force and effect with respect to Parent and the Parent Subsidiaries, and to the Knowledge of Parent, with respect to each other party to any such Material Contract, except where such failure to be so valid, binding and enforceable and in full force and effect do not and would not, individually or in the aggregate, constitute a Parent Material Adverse Effect, and except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors’ rights and to general equity principles.

(ii) Except as set forth in Section 3.2(t) of the Parent Disclosure Letter, (A) neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound and (B) to the Knowledge of Parent, as of the date hereof, there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) by any third party to any Material Contract, except, in either the case of clause (A) or (B), for those violations or defaults that, individually or in the aggregate, would not constitute a Parent Material Adverse Effect.

(iii) Section 3.2(t) of the Parent Disclosure Letter lists all agreements (other than agreements with respect to leases or subleases which contain options to purchase) entered into by Parent or any Parent Subsidiary as of the date hereof providing for the sale of, or option to sell, any Parent Properties or any material interest therein or the purchase of, or option to purchase, by Parent or any Parent Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate or material interest therein not yet consummated as of the date hereof.

(u) Inapplicability of Takeover Statutes. Parent has taken all appropriate and necessary actions to exempt the Merger, this Agreement and the other transactions contemplated thereby from the restrictions of any applicable provision of a Takeover Statute. No other “control share acquisition”, “fair price”, “moratorium” or other antitakeover Laws apply to the Merger, this Agreement or the other transactions contemplated hereby, assuming that Clearday and its Affiliates do not own, and within the past three years have not owned, any shares of Parent’s capital stock

(v) Investment Company Act of 1940. None of Parent or any Parent Subsidiary is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(w) Affiliate Transactions. Except as set forth on Section 3.2(w) of the Parent Disclosure Letter, no officer, executive, manager, director, direct or indirect equityholder or Affiliate of Parent, or, to the Knowledge of Parent, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, or any employee of Parent or any Affiliate thereof, is a party to any agreement, contract, commitment or transaction with Parent or any Subsidiary thereof or has any right, title or interest in any property owned or used by Parent or any Subsidiary thereof (including any Intellectual Property Rights).

IV.

COVENANTS RELATING TO CONDUCT OF BUSINESS

PENDING THE MERGERS

Section 4.1 General Provisions.

During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, each of (x) Clearday, on the one hand, and (y) Parent, on the other, shall, and shall cause each of their respective Subsidiaries to except as otherwise expressly contemplated by this Agreement or to the extent consented to by the Parties in writing: (i) carry on its businesses in the usual, regular and ordinary course substantially consistent with past practice and (ii) to the extent consistent with the foregoing clause (i), use its commercially reasonable efforts to maintain and preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, to keep available the services of their present officers and employees. Notwithstanding the foregoing, each of the Parties may, directly or indirectly, engage in any Carve Out Activity and Clearday may affect any Clearday Development Expenditure.

Section 4.2 Specified Actions Not Permitted.

Without limiting the generality of the foregoing provision of Section 4.1, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Parties shall not and shall not authorize or commit or agree to, and shall cause their respective Subsidiaries not to (and not to authorize or commit or agree to) take any of the following transactions, in each case, except: (1) as required by applicable law or the rules of The Nasdaq Stock Market, (2) as otherwise expressly provided or permitted by this Agreement, including payment of Operating Expenses, (3) as set forth in Section 4.2 of the Clearday Disclosure Letter or Section 4.2 of the Parent Disclosure Letter, as applicable, (4) a transaction that is a Carve Out Activity, (5) to the extent consented to by the Parties in writing (which consent shall not be unreasonably withheld, delayed or conditioned), or (5) in the case of Clearday, with respect to any Clearday Development Expenditure:

(a) Distributions and Issuance of Securities:

(i) declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any of shares, stock or the partnership interests, shares, stock or other equity interests in any Subsidiary that is not directly or indirectly wholly owned by such Person, other than, in each case, the accrual (but not the payment) of dividends that are required to be accrued under the terms of the securities of Parent, Clearday or any of their respective Subsidiaries as in effect on the date of this Agreement, or

(ii) split, combine or reclassify any shares, stock, partnership interests or other equity interest in lieu of or in substitution for shares of such shares, stock, partnership interests or other equity interests other than Permitted Issuances;

(iii) issue or authorize the issuance of, or commit to issue, any securities other than Permitted Issuances, or

(iv) purchase, redeem or otherwise acquire any capital stock, other equity interests or securities of such Person or the partnership interests, stock, other equity interests or securities of any of its Subsidiaries or any options, warrants or rights to acquire, or security convertible into, Clearday Common Shares, stock, other equity interest or securities of such Person or the partnership interests, stock or other equity interests in any of its Subsidiaries, except in each case to recover any such securities that have been used as a deposit;

(b) Reclassifications:

(i) classify or re-classify any unissued shares of stock, units, interests, any other voting or redeemable securities or stock-based performance units of such Person or any of its Subsidiaries,

(ii) other than Permitted Issuances, authorize for issuance, issue, deliver, sell, or grant any shares of stock, units, interests, any other voting or redeemable securities or stock-based performance units of such Person,

(iii) other than Permitted Issuances, authorize for issuance, issue, deliver, sell, or grant any option or other right in respect of, any shares of stock, units, interests, any other voting or redeemable securities, or stock-based performance units of such Person or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, interests, voting securities or convertible or redeemable securities, or

(iv) amend or waive any option to acquire any shares of the capital stock or securities of such Person (except, with respect to clauses (i), (ii) and (iii), in connection with the exercise of Clearday Awards or vesting or settlement of any Clearday Awards or awards of Parent Common Stock;

(c) Amend the Clearday Charter or the Clearday Bylaws or the Parent Charter or the Parent Bylaws, or any other comparable charter or organizational documents of any Subsidiary of such Person;

(d) Sale or Dispositions:

(i) merge, consolidate or enter into any other business combination transaction with any Person,

(ii) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity other than to acquire a property investment consistent with the investment strategy of such Person,

(iii) purchase any equity interest in or all or substantially all of the assets of, any Person or any division or business thereof; or

(iv) sell, dispose of, transfer or assign any of its material assets in a single transaction or series of related transactions, other than:

(A) with respect to Parent, the Wire Asset Disposition; and

(B) with respect to Clearday, any Non-Core Asset Sale;

(e) Make, undertake or enter into any new commitments obligating such Person, or any Subsidiary of such Person, to make, capital expenditures; provided however, any such Person may make, capital expenditures pursuant to the terms of contracts which have been executed prior to the date hereof and in connection with amounts payable in respect of existing or future (A) tenant improvements, (B) lease commissions, (C) obligations under leases, (D) maintenance, repairs and amounts required as a result of extraordinary events or emergencies and as described in the Clearday Disclosure Letter and the Parent Disclosure Letter (collectively, the “Permitted Expenditures”), and (E) in the case of Clearday, any Clearday Development Expenditures or Non-Core Asset Sales;

(f) Incur indebtedness (secured or unsecured, convertible or not convertible), except for:

(i) funding expenditures that are Permitted Expenditures,

(ii) funding other transactions permitted by this Article IV, and

(iii) working capital purposes in the ordinary course (including to the extent necessary to pay holders of existing indebtedness and to pay any transaction expenses incurred in connection with the Merger or the transactions contemplated by this Agreement); and

(iv) with respect to Clearday, any Clearday Development Expenditures or Non-Core Asset Sales.

(g) Sell, mortgage, subject to Lien, (or, in the case of an involuntary Lien, fail to take commercially reasonable action within forty-five (45) days of the notice of creation thereof to attempt to have such Lien removed), lease (other than leases (other than ground leases) as landlord or sublessor in the ordinary course of business) or otherwise dispose of any of the Clearday Properties, including by the disposition or issuance of equity securities in an entity that owns a Clearday Property or a Parent Property (as the case may be), except in each case: (i) made in the ordinary course of business, or (ii) pursuant to a binding sales contract in existence on the date of this Agreement and set forth in Section 4.2 of the Clearday Disclosure Letter or Section 4.2 of the Parent Disclosure Letter, or (iii) with respect to Clearday, any Clearday Development Expenditures or Non-Core Asset Sales;

(h) Assume or guarantee the indebtedness of another Person other than a Subsidiary of such Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person other than a wholly owned Subsidiary of such Person, or enter into any arrangement having the economic effect of any of the foregoing;

(i) Prepay, refinance or amend any existing indebtedness other than refinancings of existing indebtedness at maturity on customary commercial terms;

(j) Make any loans, advances, capital contributions or investments in any other Person (other than wholly-owned Subsidiaries);

(k) Other than in connection with the incurrence of indebtedness permitted hereunder, pledge or otherwise encumber shares of capital stock or securities in such Person or any Subsidiary of such Person other than, with respect to Clearday, any Clearday Development Expenditures or Non-Core Asset Sales;

(l) Modify, amend or change any existing Tax Protection Agreement in a manner that would adversely affect such Person or any Subsidiary of such Person, or enter into any new Tax Protection Agreement;

(m) Except as required by Law or in the ordinary course of business, make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, or file any amended Tax Return, if such action would have an adverse effect on any of the Purchaser Parties or Clearday that is material;

(n) (A) fail to maintain its books and records in all material respects in accordance with GAAP consistently applied, (B) change any of its methods, principles or practices of financial accounting in effect, other than as required by GAAP, (C) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, other than settlements or compromises (1) relating to real property Taxes or sales Taxes in an amount not to exceed $50,000, individually or in the aggregate, or (2) that do not result in a Tax liability of such Person or any Subsidiary of such Person that materially exceeds the amount reserved, in accordance with GAAP, with respect to such claim, action, or other proceeding, or (D) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable Law or GAAP (in which case, such Person shall promptly inform the other Parties of such changes);

(o) Settle or compromise any material litigation, including any shareholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves) in settlement or compromise does not exceed $50,000, which provide for a complete release of such Person and each applicable Subsidiary of such Person of all claims and which do not provide for any admission of liability by such Person or any Subsidiary of such Person;

(p) except as required by any employee benefit plan of such Person, and except with respect to Clearday, any Clearday Development Expenditure:

(i) other than in connection with renewals of broad-based plans on substantially equivalent terms and other changes in broad-based plans that do not increase the cost thereof in any material respect, amend, modify, alter or terminate any existing employee benefit plan or adopt any new employee benefit plan, incentive plan, severance plan or agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement that would be an employee benefit plan of such Person if it had been in existence on the date hereof,

(ii) materially increase the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, other than, in the case of Clearday, any Clearday Development Expenditure

(iii) other than in connection with the severance policy described in Section 4.2 of the Clearday Disclosure Letter or Section 4.2 of the Parent Disclosure Letter, grant or pay any severance or termination pay to, or increase in any material manner the severance or termination pay of, any current or former director, officer, employee or consultant of Clearday or any Clearday Subsidiary, or Parent or any Parent Subsidiary, as applicable,

(iv) increase the number of its employees or enter into any agreement for consulting services for personal services; or

(v) establish, pay, agree to grant or increase any stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement;

(q) Other than in the ordinary course of business, amend or terminate, or waive compliance with the terms of or breaches under, or assign any material rights or claims under, any material term of any Material Contract described in clause (III), (IV) or (V) of the definition thereof or clause (II) of the definition thereof, or enter into a new contract, agreement or arrangement that has a term of over 12 months or that, if entered into prior to the date of this Agreement, would have been a Material Contract described in clause (III), (IV) or (V) of the definition thereof or clause (II) of the definition thereof;

(r) Fail to use its commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of such Person or any Subsidiary of such Person (in each case after giving effect to any applicable waivers);

(s) Fail to duly and timely file all material reports and other material documents required to be filed with all Governmental Entities and other authorities, subject to extensions permitted by Law;

(t) Except as provided in Section 5.6, authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such Person or any Subsidiary of such Person;

(u) Except in connection with a right being exercised by a tenant under an existing lease (and in accordance with the terms and conditions thereof), enter into any new lease for in excess of 5,000 square feet of net rentable area at a Clearday Property, or Parent Property, as the case may be, other than in accordance with the ordinary course of business or for the development of the Clearday adult day care business; or

(v) Agree in writing or otherwise commit to take any of the foregoing actions.

V.

ADDITIONAL COVENANTS

Section 5.1 Preparation of Merger Registration and Proxy Statement; Stockholders’ Meeting.

(a) Prompt Filing of S-4 Registration Statement.

(i) As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare and provide a draft for review by Clearday, as promptly as reasonably practicable, file with the SEC the Merger Registration and Proxy Statement for the purpose of calling the Parent Stockholder Meeting to obtain the Parent Stockholder Approval, the amendment to the certificate of incorporation of Parent, including the filing of the certificate of designation for Parent New Preferred Stock, the approval of the reverse stock split of the Parent Common Stock, the non-binding consent or vote with respect to certain compensation issues, any other issues or transactions that are agreed to by Parent and Clearday with respect to the transactions contemplated by this Agreement, and registering the shares of Parent Common Stock and Parent New Preferred Stock that will be issued as the Merger Consideration and such other shares as agreed by Parent and Clearday and which document may also be used by Clearday for the Clearday Stockholder Action (or meeting in lieu thereof); provided, that each of Parent and Clearday shall consult with the other party and provide the other party a reasonable period of time to review such preliminary Merger Registration and Proxy Statement and any amendments thereto prior to the filing of such document with the SEC and will reasonably consider any comments from the other party.

(ii) The parties shall reasonably cooperate with each other in the preparation of the Merger Registration and Proxy Statement and to have such registration statement declared effective by the SEC as promptly as practicable after such filing. Each of Purchaser and Clearday will notify the other party promptly following the receipt of any comments (whether written or oral) from the SEC and of any request by the SEC for amendments or supplements to the Merger Registration and Proxy Statement or for additional information and will supply the other party with copies of all correspondence with the SEC with respect to the Merger Registration and Proxy Statement between it and any of its representatives, on the one hand, and the SEC m on the other hand, within 48 hours of the receipt thereof. The Merger Registration and Proxy Statement, and any supplement or amendment thereto, shall comply in all material respects with all applicable requirements of Law.

(iii) Parent shall date the Merger Registration and Proxy Statement as of the approximate date of mailing to Parent stockholders and shall use its commercially reasonable efforts to cause the Merger Registration and Proxy Statement to be mailed to Parent stockholders at the earliest practicable date. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Merger Registration and Proxy Statement, (A) Purchaser or Clearday, as the case may be, shall promptly inform the other of such occurrences, (B) Parent and Clearday shall jointly prepare and file with the SEC any such amendment or supplement to the Merger Registration and Proxy Statement, (C) Parent and Clearday shall each use its commercially reasonable efforts to have the Merger Registration and Proxy Statement, when declared effective, to be used for the Parent Stockholder Meeting, and (D) Parent and Clearday shall each use its commercially reasonable efforts to have Merger Registration and Proxy Statement declared effective by the SEC as quickly as commercially practical.

(b) Call of Stockholder Meetings. Subject to Section 5.6(a), each of Parent and Clearday shall take all action necessary to duly call, give notice of, convene, and hold the Parent Stockholder Meeting as soon as reasonably practicable after the Merger Registration and Proxy Statement is declared effective, for the purpose of obtaining the Parent Stockholder Approval, and the Clearday Stockholder Action, for the purposes of obtaining the Clearday Stockholder Approval, respectively. Parent will, through the Parent Board of Directors, recommend to Parent stockholders approval of the issuance of securities as contemplated by this Agreement, and Clearday will, through the Clearday Board of Directors, recommend to Clearday stockholders approval of the Merger and the other transactions contemplated hereby, and Parent and Clearday each further covenants that the Merger Registration and Proxy Statement will include such recommendation (the “Recommendation”), except to the extent that the Parent Board of Directors shall have modified, qualified or withdrawn such recommendation in accordance with Section 5.6(a) or to the extent that the Parent Board of Directors or the Clearday Board of Directors determines in good faith, that failure to modify, qualify or withdraw such recommendation would breach their duties to Parent or Parent stockholders or to Clearday or Clearday stockholders, respectively. Clearday’s and Parent’s respective obligation to take all action necessary to duly call, give notice of, convene and hold the Parent Stockholder Meeting, for purposes of obtaining the Parent Stockholder Approval or the Clearday Stockholder Action, for purposes of obtaining the Clearday Stockholder Approval, in accordance with this Section 5.1(b) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Competing Transaction or (if applicable) Superior Competing Transaction.

(c) Adjournment of Stockholder Meetings. If on the date of the Parent Stockholder Meeting or the Clearday Stockholder Action, as applicable, either party has not received proxies representing a sufficient number voting securities to approve the Merger, such party shall adjourn their stockholder meeting until such date as shall be mutually agreed upon by Parent and Clearday, which date shall not be more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its commercially reasonable efforts, together with its proxy solicitor (if any), to assist in the solicitation of proxies from stockholders relating to such party’s stockholder approval at their stockholder meeting. A party shall only be required to adjourn or postpone its stockholder meeting one time pursuant to this Section 5.1(c).

(d) Information Provided by Clearday. Clearday will promptly provide to Parent business, financial and legal information that is required, under applicable SEC rules, to be included in the Merger Registration and Proxy Statement with respect to Clearday and its Subsidiaries and supplement such information from time to time until the effective date of the Merger Registration and Proxy Statement. Such information shall be subject to the representation and warranty of Clearday under Section 3.1(u).

Section 5.2 Access to Information; Confidentiality and Confidentiality Agreement.

(a) Maintenance of Information. Each party hereto and its respective Subsidiaries shall afford to the other party and such other party’s officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates, reasonable access during normal business hours and upon reasonable advance notice to all of its properties, offices, books, contracts, commitments, personnel and records, and, during such period, shall furnish reasonably promptly to such other party: (i) information responsive to any information request by a party (ii) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws; and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as such other party may reasonably request. Notwithstanding the foregoing, no Person shall be required by this Section 5.2 to provide any other party or such party’s representatives with any information that such party reasonably believes it may not provide to any other party by reason of applicable Law which constitutes information protected by attorney/client privilege, or which such party is required to keep confidential by reason of contract, agreement or understanding with third parties. Such other party shall, in the exercise of the rights described in this Section 5.2(a), not unduly interfere with the operation of the businesses of the party providing the access and information.

(b) Continuation of Confidentiality Agreement. Each of the Parent and Clearday will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will otherwise comply with the terms of the letter agreement between Parent and Clearday dated as of October 29, 2019 (as may be amended, the “Confidentiality Agreement”).

Section 5.3 Reasonable Efforts.

(a) Mutual Obligation. Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchaser Parties and Clearday agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including

(i) the obtaining of all necessary, proper or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities and other third parties and the making of all necessary, proper or advisable registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver, consent or exemption from any Governmental Entity,

(ii) the obtaining of all necessary, proper or advisable consents, approvals, waivers or exemptions from non-governmental third parties,

(iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement,

(iv) the obtaining of customary tenant estoppels with respect to the property leases of any Person, or other reasonable requests for estoppels, provided, that the failure to obtain any such estoppels shall not be considered to be a breach of this Agreement, and

(v) the additional diligence of each of the parties to this Agreement.

(b) Notice of Certain Events. Clearday shall give prompt notice to the Purchaser Parties and the Purchaser Parties shall give prompt notice to Clearday, if:

(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect such that the applicable closing conditions are incapable of being satisfied by the Termination Date, or

(ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the applicable closing conditions are incapable of being satisfied by the Termination Date; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 5.4 Transfer Taxes.

Purchaser shall prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement other than any such Taxes that are solely the responsibility of the holders of any class or series of capital stock of Clearday under applicable Law (together, with any related interest, penalties or additions to Tax, “Transfer and Gains Taxes”). Purchaser shall pay or cause to be paid all such Transfer and Gains Taxes (other than any such Taxes that are solely the responsibility of the holders of any class or series of capital stock of Clearday under applicable Law), without any deduction or withholding from the Merger Consideration.

Section 5.5 Solicitation of Transactions.

(a) Competing Transaction.

(i) Except as may be agreed in writing by Parent and Clearday and subject to Section 5.6, during the Exclusivity Period, no party nor any Subsidiary of a party shall, nor shall it authorize or permit, directly or indirectly, any officer, director, employee, agent, investment banker, financial advisor, attorney, broker, finder or other agent, representative or Affiliate of a party or any other Subsidiary of a party to (x) initiate, solicit, knowingly encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or offer or other action, including any proposal or offer to its stockholders that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (y) engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding, or furnish in furtherance of such inquiries or to obtain a Competing Transaction, or (z) otherwise enter into or effectuate a Competing Transaction. Each party shall take, and shall cause each Subsidiary of such party to take, all actions reasonably necessary to cause their respective officers, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any Competing Transaction; provided, that nothing in this sentence shall preclude Parent or Clearday, as the case may be, or any Subsidiary of such Person or their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates from complying with the provisions of Section 5.5(a)(ii). Each party and each Subsidiary of such party shall be responsible for any failure on the part of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates to comply with this Section 5.5(a). Each party acknowledges that, effective as of the date of this Agreement, the other party waives all standstill or similar provisions of any agreement, letter or understanding for the benefit of it or any of its Subsidiaries that would in any way prohibit any Person from making or otherwise facilitate the making of a proposal with respect to a Competing Transaction. Each party represents and warrants that neither it nor any of its Affiliates is currently engaged in any Competing Transaction.

(ii) Each party shall, within 30 days after the date hereof, request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) such party or any Subsidiary of such party, or any material position of their assets, if any, to return or destroy all confidential information heretofore furnished to such Person by or on behalf of such party or its applicable Subsidiary.

(b) Notice of a Competing Transaction. Each party shall notify the other party of, promptly following receipt, all relevant details relating to any proposal (including the identity of the parties and all material terms thereof) which any such party, or any of its Subsidiaries, or any officer, director, employee, agent, investment banker, financial advisor, attorney, broker, finder or other representative or Affiliate of such party, may receive after the date of this Agreement relating to a Competing Transaction and shall keep such other party reasonably informed on a prompt basis as to the status of and any material developments regarding any such proposal.

(c) Definition of Competing Transaction. For purposes of this Agreement, a “Competing Transaction” means any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving the applicable party or its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the cost basis of the assets (including by means of an issuance, sale or other disposition of voting securities) of the applicable party or its Subsidiaries, taken as a whole, or of 20% or more of any class of voting securities of the applicable party or its Subsidiaries (as a whole), in a single transaction or series of related transactions, excluding any bona fide financing transactions that do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 20% or more of any class of voting securities of the applicable party or its Subsidiaries (as a whole).

(d) Definition of Superior Competing Transaction. For purposes of this Agreement, a “Superior Competing Transaction” means a bona fide unsolicited written proposal for a Competing Transaction made by a third party that the board of directors of Parent determines (after taking into account any amendments to this Agreement entered into or which such Person (or any of its Subsidiaries) irrevocably covenants to enter into and for which all internal approvals of such Person have been obtained prior to the date of such determination), in good faith and after consultation with its financial and legal advisors, is more favorable from a financial point of view to the holders of Parent capital stock than the transactions contemplated by this Agreement.

Section 5.6 Board Actions.

(a) Consideration of a Superior Offer. Notwithstanding Section 5.5 or any other provision of this Agreement to the contrary, following the receipt by Purchaser (or Subsidiary of such Person), as the case may be, of a proposal from a third party for a Competing Transaction (which was not solicited, encouraged or facilitated in violation of Section 5.5), if the board of directors of such Person determines in good faith following consultation with its legal and (if a financial advisor has been retained) financial advisors that such proposal for a Competing Transaction is or is reasonably likely to lead to a Superior Competing Transaction, such Persons board of directors may (directly or through officers or advisors):

(i) furnish nonpublic information with respect to such Person (or its Subsidiaries) that made such proposal (provided that such Person shall be furnished with such information pursuant to a confidentiality agreement unless such Person is already a party thereto),

(ii) disclose to such Person’s stockholders any information required to be disclosed under applicable Law,

(iii) participate in discussions and negotiations regarding such proposal and

(iv) following receipt of a proposal for a Competing Transaction that constitutes a Superior Competing Transaction, but prior to the Parent Stockholder Approval Parent may, (A) withdraw or modify in a manner adverse to the other party, or fail to make, the Parent Recommendation or recommend that the Parent stockholders to approve such Superior Competing Transaction, (B) terminate this Agreement pursuant to and subject to compliance with, Section 7.1(g) and (C) take any action that any court of competent jurisdiction orders such party to take.

(v) Nothing in this Section 5.6 or elsewhere in this Agreement shall prevent the Parent Board of Directors from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (assuming that such party is subject to such Rules under the Exchange Act) with respect to a Competing Transaction or from issuing a stop, look and listen announcement or otherwise making any required disclosure to its stockholders if, in the good faith judgment of the Parent Board of Directors, after consultation with outside legal counsel, failure to do so would be inconsistent with its obligations under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that neither such party or such party’s board of directors shall be permitted to recommend a Competing Transaction which is not a Superior Competing Transaction.

(b) Notice of a Superior Offer. The Parent Board of Directors shall not take any of the actions referred to in Section 5.6(a)(iv):

(i) until at least three (3) Business Days after giving notice to Clearday that the Competing Transaction constitutes a Superior Competing Transaction (a “Superior Notice”) accompanied by a copy of the form of definitive agreement (if any) that is proposed to be entered into in respect of the Competing Transaction, and

(ii) unless the Parent Board of Directors shall have concluded following the end of such three (3) Business Day period that, taking into account any amendment to this Agreement entered into or that the other party irrevocably covenants to enter into and for which all internal approvals of such other party have been obtained since receipt of such notice, in each case, prior to the end of such three Business Day period, such Superior Competing Transaction remains a Superior Competing Transaction.

Section 5.7 Public Announcements.

Clearday and Parent shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement or filing without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement or filing as may be required by Law if it has used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so prior to the time such press release or public statement or filing is required to be released, filed or furnished pursuant to such Law. It is understood that Parent will file a Current Report on Form 8-K to disclosure the material terms of this Agreement and may attach this Agreement as an exhibit thereto, or to another appropriate filing with the SEC.

Section 5.8 Employee Arrangements; Waiver Agreements.

(a) Except as otherwise provided in a separate agreement between Clearday and Purchaser, neither Purchaser, the Surviving Company nor any Subsidiary shall have any obligation to any employee of any party or any Subsidiary of any party to continue the employment of such employee or provide severance from and after the Effective Time, unless such employee has an agreement with a party or any Subsidiary of any party, and then such obligation to continue employment or provide severance shall continue only to the extent of the provisions of such agreement.

(b) As soon as reasonable after the date hereof, Parent will use its reasonable efforts to enter into Change of Control and Waiver Agreements with the Listed Employees that will implement the commercial terms agreed by Parent and Clearday prior to the date of this Agreement in all material respects and include such other terms as reasonably agreed by Clearday and Parent (the “Waiver Agreements”).

Section 5.9 Indemnification; Directors’ and Officers’ Insurance.

(a) Indemnified Parties. In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer, general partner or member of a party or any Subsidiary of any party (each, an “Indemnified

Party” and collectively, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer, general partner or member of a party or any Subsidiary of any party, or is or was serving at the request of a party or any Subsidiary of any party in any such capacity of another corporation, partnership, joint venture, trust or other enterprise, in each case, at or prior to the Effective Time; or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby, from and after the Effective Time, the Parent and the Surviving Company (“Indemnitors”), shall jointly and severally indemnify and hold harmless, as and to the fullest extent permitted by Law, each Indemnified Party against any losses, claims, damages, Liabilities, costs, expenses (including reasonable attorneys’ and other professional fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted before or after the Effective Time), the Indemnitors, shall promptly (but in any event within thirty ten (10) business days of written request) advance expenses pending the final disposition of any such threatened or actual claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent not prohibited by applicable Law.

(b) Continuation of Existing Obligations. Each of Parent and Clearday agrees that all rights to indemnification and contribution existing in favor of, and all exculpations and limitations of the personal liability of, the Indemnified Parties provided for in the Clearday Charter or the Clearday Bylaws or in the Parent Charter or the Parent Bylaws, as well as all existing indemnification agreements by Parent or Clearday (or any Subsidiary of such Person) and an Indemnified Party with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect in accordance with their terms. For a period of six years from the Effective Time, Parent shall and shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification, and advancement of expenses equivalent to the provisions of the Charter Documents of the Parent and Clearday as in effect immediately prior to the Effective Time with respect to acts or omissions by any Indemnified Party occurring prior to the Effective Time, and shall not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(c) Insurance. The Parent shall and shall cause the Surviving Corporation to: (i) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of the amount that is determined by the mutual agreement of Parent and Clearday which agreement by each such Person will not be unreasonably withheld, delayed or conditioned (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Parent will and will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.

(d) Irrevocable Benefit. This Section 5.9 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, Clearday and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.9, which shall not be terminated or modified in a manner adverse to them without the written consent of the affected Indemnified Party, and which shall survive the Merger.

(e) Continuation of Benefits. In the event that Parent or the Surviving Company (i) consolidates with or merges into any other Person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations set forth in this Section 5.9.

Section 5.10 Computation of Merger Consideration.

(a) The following definitions shall apply to the determination of the Exchange Ratio:

(i) “Aggregate Value” means the sum of the Clearday Component and the Parent Component.

(ii) “Clearday Allocation of Post-Closing Diluted Shares” means the Parent Post Closing Diluted Shares minus the Parent Pre-Closing Diluted Shares.

(iii) “Clearday Component” means $185,000,000.

(iv) “Clearday Pre-Closing Diluted Shares” means the Fully Diluted Shares of Clearday as of immediately prior to the Effective Time.

(v) “Exchange Ratio” means the Clearday Allocation of Post-Closing Diluted Shares divided by the Clearday Pre-Closing Diluted Shares, ratably adjusted to reflect any stock split, reverse stock split, consolidation or combination of the securities of Parent or Clearday after the date hereof and before the Effective Time.

(vi) “Fully Diluted Shares” means the outstanding common stock of the applicable Person that would be outstanding assuming conversion, exercise, exchange or otherwise giving effect to all Convertible Rights of such Person, which shall include, with respect to Clearday, the number of shares of Clearday Common Shares deemed to be issued and outstanding on account of the Clearday Preferred Shares, Clearday Care Preferred and the OZ LP Interests that, in each case, are outstanding as of one Trading Day immediately prior to the Closing Date, which shall be computed in accordance with the terms of such securities. Notwithstanding the foregoing, the number of shares of Parent Common Stock or Clearday Common Shares, or the Convertible Rights of Parent or Clearday, shall not include that number of shares of Parent Common Stock or Clearday Common Shares that are issued after the date of this Agreement to the extent that such offering of securities are agreed by Parent and Clearday; provided, further, that the shares of Parent Common Stock that will be issued to Listed Employees under the Waiver Agreements shall appropriately adjust the number of Fully Diluted Shares of Clearday and Parent (or any other term of this Agreement) to accurately reflect commercial terms agreed by Clearday and Parent prior to the date of this Agreement with respect to the such shares of Parent Common Stock issued under such agreements as reasonably determined by Parent and Clearday.

(vii) “Parent Component” means the greater of (x) $7,000,000 and (y) two (2) times the VWAP MarketCap of the Parent Common Stock as of the Trading Day immediately prior to the Closing Date; provided, that in no event shall the Parent Component be greater than $10,000,000.

(viii) “Parent Percentage” means the Parent Component divided by the Aggregate Value, expressed as a decimal.

(ix) “Parent Post-Closing Diluted Shares” means the Parent Pre-Closing Diluted Shares divided by the Parent Percentage, rounded to the nearest whole share.

(x) “Parent Pre-Closing Diluted Shares” means the Fully Diluted Shares of Parent immediately prior to the Effective Time.

(xi) “VWAP MarketCap” means the aggregate total dollar market capitalization of the Parent Common Stock measured by the volume weighted average price of Parent Common Stock for the 20 consecutive Trading Days immediately preceding the specified date, as reported by Bloomberg, L.P., or its successor.

Section 5.11 Board Nominees.

Promptly after the date of this Agreement, each of Parent and Clearday shall provide the information that is necessary and customary to provide to the other, including the information necessary to provide disclosure under Regulation S-K under the Securities Act regarding the individuals that will be nominated by such Person to the Board of the Directors of Parent as of the Effective Time, who shall be (i) the current Board of Directors of Clearday; and (ii) one of the individuals that are presently serving on the Board of Directors of Parent that is mutually designated by Parent and Clearday; and (iii) such other number of nominees that are designated by Clearday. Each of Parent and Clearday shall provide an agreement of each such individual to perform such background and credit checks of such individual. Unless removed for cause, death or disability, the two individuals that are presently serving on the Board of Directors of Parent and who will continue to serve on the Board of Directors of Parent shall so serve until the next annual meeting of the stockholders of Parent; provided, however, that unless either of such two individual fail to provide their consent or unless either of such two individuals has committed a “bad actor” disqualification event of the type described in Rule 506(d) of the Securities Act, Parent shall nominate such one (1) individual to serve as a director at such next annual meeting of stockholders.

Section 5.12 Voting Agreement

On even date of this Agreement, certain stockholders of Clearday entered into a Voting Agreement with Clearday that, inter alia, provides that such stockholders shall vote in favor of the Merger and the transactions contemplated by this Agreement. Parent shall be an intended third party beneficiary of such agreements, and Clearday shall not take any action to compromise or amend, including providing any waiver, under the Voting Agreement that materially and adversely effects the rights of Parent under such Voting Agreement.

Section 5.13 Disclosure Letters.

Each of Parent and Clearday will use its reasonable efforts to provide the other the Disclosure Letter of such Person as soon as practicable after the date of this Agreement but in any event not more than seven (7) Business Days after the date of this Agreement. Such Disclosure Letters shall have the full force and effect as if delivered on the date of this Agreement.

Section 5.14 Wire Asset Disposition.

Notwithstanding the provisions of Section 4.2, Parent shall be permitted to sell, transfer and dispose (including any liquidation) of the Wire Assets (a “Wire Asset Disposition”) in any transaction or series of related transactions that, in any case, are on terms and provisions as may be reasonable acceptable to Clearday or as may be agreed by Parent and Clearday, which may include an amount that is added to the Parent Component.

Section 5.15 Nasdaq Hearing Panel and Listing.

Parent and Clearday shall reasonably cooperate with each other to present an appropriate written and oral submission to the Nasdaq Hearing Panel in regarding to Parent’s hearing on February 27, 2020 in Washington, D.C. Clearday shall timely provide Nasdaq with all reasonably necessary supporting materials, including listing applications, financial statements and business information, in coordination with Parent. Clearday shall make available, at the in-person hearing in Washington, D.C. on February 27, 2020, at least one senior executive officer of Clearday at such hearing and shall cooperate in advance of the hearing with Parent to properly prepare for the in-person hearing. Neither Parent nor Clearday shall provide any materials to Nasdaq without first providing the other an opportunity to comment. All materials provided shall be subject to the same representation as to accuracy as applies to materials provided by a party for the Merger Registration and Proxy Statement.

Section 5.16 Additional Insurance.

Parent will provide the assistance that is reasonably requested by Clearday with respect to Clearday obtaining (at Clearday’s expense) additional insurance coverages, which may include representations and warranties insurance.

VI.

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligations of Clearday, and the Purchaser Parties to affect the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals. The Clearday Stockholder Approval and the Parent Stockholder Approval of the Merger and shall have been obtained.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions or agreements contemplated by this Agreement shall be in effect.

(c) Effectiveness of Merger Registration and Proxy Statement. The Merger Registration and Proxy Statement shall have become and thereafter shall have remained effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(d) The Nasdaq Hearings Panel (the “Panel”) and, if applicable, the initial listing department of the Nasdaq Stock Market, shall have determined that Parent has cured any then un-remedied listing deficiencies and that the Parent Common Stock, including the Parent Common Stock contemplated to be issued pursuant to this Agreement, remains listed on the Nasdaq Capital Market and that the NASDAQ has approved the listing of Parent under NASDAQ Rule 5110(a).

(e) The Waiver Agreements have been entered into and shall remain in full force and effect with each of the Listed Employees

Section 6.2 Conditions to Obligations of Purchaser Parties.

The obligations of the Purchaser Parties to affect the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by any of the Purchaser Parties:

(a) Representations and Warranties. (i) The Clearday Fundamental Representations (each interpreted without giving effect to any limitation or qualification as to materiality, Material Adverse Effect or other terms of similar import or effect) shall be true and correct in all material respects as of the Closing as if made anew as of such time (except to the extent any such representation or warranty expressly relates to an earlier date or time (in which case as of such earlier date or time)), and (ii) the other representations and warranties of Clearday shall be true and correct (without regard to any materiality or Clearday Material Adverse Effect qualifier contained therein), except in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct would not reasonably be expected to constitute, individually or in the aggregate, a Clearday Material Adverse Effect, in each case as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

(b) Performance of Covenants and Agreements of Clearday. Clearday shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Material Adverse Change. Since the date of the Clearday Balance Sheet, except as set forth in any section of the Clearday Disclosure Letter, there has not been a Clearday Material Adverse Effect.

(d) Certificate. Parent shall have received a certificate signed on behalf of Clearday by an executive officer of Clearday to the effect specified in Sections 6.2(a), 6.2(b) and 6.2(c).

(e) Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents for all material agreements, contracts, licenses, leases or other instruments (as listed on the Clearday Disclosure Letter) to which Clearday is a party or is bound which is required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

(f) Clearday shall provide a certificate under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) that evidences that withholding of the Merger Consideration under such act is not applicable.

Section 6.3 Conditions to Obligations of Clearday.

The obligations of Clearday to affect the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Clearday:

(a) Representations and Warranties. The Parent Fundamental Representations (each interpreted without giving effect to any limitation or qualification as to materiality, Material Adverse Effect or other terms of similar import or effect) shall be true and correct in all material respects as of the Closing as if made anew as of such time (except to the extent any such representation or warranty expressly relates to an earlier date or time (in which case as of such earlier date or time)), and (ii) the other representations and warranties of each of the Purchaser Parties shall be true and correct (without regard to any materiality or Parent Material Adverse Effect qualifier contained therein), except in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct would not reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect, in each case as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

(b) Performance of Covenants and Agreements of Purchaser Parties. The Purchaser Parties shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Material Adverse Change. Since the date of the Parent Balance Sheet, except as set forth in (i) any Covered Parent SEC Disclosure or (ii) in any section of the Parent Disclosure Letter, there has not been a Parent Material Adverse Effect.

(d) Certificate. Clearday shall have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect specified in Sections 6.3(a), 6.3(b) and 6.3(c).

(e) Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents for all material agreements, contracts, licenses, leases or other instruments (as listed on the Parent Disclosure Letter) to which Parent is a party or is bound which is required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

(f) Net Working Capital of Parent. The Net Working Capital of Parent computed on the day prior to Closing Date, and estimated by Clearday in its reasonable discretion, shall be not less than negative $250,000.

(g) Resignation Letters. Parent shall have received from each member of the Parent Board of Directors, other than the directors that are to be a member of the Parent Board of Directors after the Effective Time in accordance with Section 1.6, a letter resigning from such position.

VII.

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination.

This Agreement may be terminated at any time prior to the Effective Time whether before or after the Parent Stockholder Approval is obtained:

(a) Mutual Consent. By mutual written consent of Clearday and Parent duly authorized by their respective boards of directors;

(b) Termination Date. By either Clearday or Parent if the Merger shall not have occurred on or prior to July 6, 2020, or such other date as may be determined by the mutual consent of Clearday and Parent (the “Termination Date”); provided, that a party that has materially failed to comply with any obligation of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(b);

(c) Parent Events. By Clearday,

(i) upon a breach of any representation, warranty, covenant or agreement on the part of the Purchaser Parties set forth in this Agreement such that the conditions to Closing of the Merger set forth in Section 6.3(a) or Section 6.3(b), as applicable, would be not satisfied and, in either case, such breach is incapable of being cured by the Termination Date; provided, Clearday shall have given Parent at least 15 days written notice prior to such termination stating Clearday’s intention to terminate this Agreement pursuant to this Section 7.1(c); provided, further, that Clearday shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if Clearday is then in material breach of any representation, warranty, covenant or agreement hereunder, which breach has not been cured, or if there shall have been a Parent Material Adverse Effect; or

(ii) if the Parent Disclosure Letter that is delivered by Parent after the date of this Agreement cause Clearday to determine, in its reasonable discretion, that the terms of the Merger and this Agreement would have significantly changed on the basis of the disclosures in such Parent Disclosure Letter.

(d) Clearday Events. By Parent,

(i) upon a breach of any representation, warranty, covenant or agreement on the part of Clearday set forth in this Agreement such that the conditions to Closing of the Merger set forth in Section 6.2(a) or Section 6.2(b), as applicable, would be not satisfied and, in either case, such breach is incapable of being cured by the Termination Date; provided, Parent shall have given Clearday at least 15 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i); provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent is then in material breach of any representation, warranty, covenant or agreement hereunder, which breach has not been cured, or

(ii) if there shall have been a Clearday Material Adverse Effect, or

(iii) if the financial statements of Clearday for the fiscal years ended December 31, 2018 and December 31, 2019 to be delivered by Clearday as described in Section 3.1(e)(iii), are either (A) not delivered on or prior to close of business on March 31, 2020 or such other date that is agreed by Parent and Clearday, or (B) not audited by a PCAOB registered audit firm that is reasonably acceptable to Parent and who provides an unqualified audit opinion with respect to such financial statements and such accounting firm provides their consent as experts with respect to such audited financial statements for inclusion in the Merger Registration and Proxy Statement, or (C) are not, in form or substance, reasonably satisfactory to Parent, provided, in the case of clauses (B) and (C), Parent shall have five (5) Business Days from delivery of the required financial statements to determine whether or not to exercise its termination rights under this Section 7.1(d)(iii), which it must do in writing delivered to Clearday; or

(iv) if the firm that Parent has retained for the purposes of delivering a fairness opinion qualifies its report or analysis, or is unwilling to provide an affirmative opinion as to fairness from a financial point of view, on the basis of the financial information that is delivered by Clearday under Section 7.1(d)(iii); or

(v) if the Clearday Disclosure Letter that is delivered by Clearday after the date of this Agreement cause Parent to determine, in its reasonable discretion, that the terms of the Merger and this Agreement would have significantly changed on the basis of the disclosures in such Clearday Disclosure Letter.

(e) Order. By either Clearday or Parent, if any Order by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

(f) Stockholder Consent. By either Clearday or Parent if either, (i) upon a vote at the Parent Stockholder Meeting (after giving effect to any adjournment contemplated by Section 5.1(c)), the Parent Stockholder Approval shall not have been obtained, as contemplated by Section 5.1 or (ii) upon a vote at the Clearday Stockholder Action (after giving effect to any adjournment contemplated by Section 5.1(c)), the Clearday Stockholder Approval shall not have been obtained, as contemplated by Section 5.1;

(g) Superior Offer. By Parent, prior to the Parent Stockholder Approval, if, in accordance with Section 5.6(b), at least three (3) Business Days prior to such termination, Parent has delivered a Superior Notice; provided, that for the termination to be effective Parent shall have paid the Break-Up Fee in accordance with this Agreement; or

(h) Modification of Terms.

(i) By Clearday if:

(A) the Parent Board of Directors shall have withdrawn, qualified or modified in a manner adverse to Clearday, or shall have failed to make when required, the Parent Recommendation or shall recommend that the stockholders of Parent approve or accept a Competing Transaction, or if Parent shall have delivered a Superior Notice or shall have publicly announced a decision to take any such action (it being agreed that none of the actions permitted by Section 5.6(a)(i), (ii) or (iii), or the public disclosure of any activities in connection therewith shall give rise to a right of termination hereunder), or

(B) Parent shall have knowingly and materially breached its obligation under Section 5.1(a) or (b) to call or hold the Parent Stockholder Meeting or to cause the Merger Registration and Proxy Statement to be mailed to its stockholders in advance of the Parent Stockholder Meeting (it being agreed that Clearday shall not have any right to terminate hereunder unless Clearday shall have satisfied its obligations in connection with the Merger Registration and Proxy Statement pursuant to Section 5.1(d) and shall have provided all information and other materials required in connection therewith, and further agreed Clearday shall not have any right to terminate hereunder as a result of Parent’s failure to act as soon as practicable (or to satisfy similar obligations), as a result of any delay as a result of the SEC review process, or as a result of the need to take actions to comply with the federal securities laws);

(ii) By Parent if

(A) the Clearday Board of Directors shall have withdrawn, qualified or modified in a manner adverse to Parent, or shall have failed to make when required, the Clearday Recommendation or shall recommend that the stockholders of Clearday approve or accept a Competing Transaction, or if Clearday shall have publicly announced a decision to take any such action, or

(B) Clearday shall have knowingly and materially breached its obligation under Section 5.1(a) or (b) to seek the Clearday Stockholder Consent or to cause the Merger Registration and Proxy Statement to be mailed to its stockholders in advance of the date of the Clearday Stockholder Action (it being agreed that Parent shall not have any right to terminate hereunder unless Parent shall have satisfied its obligations in connection with the Merger Registration and Proxy Statement pursuant to Section 5.1(d) and shall have provided all information and other materials required in connection therewith, and further agreed Parent shall not have any right to terminate hereunder as a result of Clearday’s failure to act as soon as practicable (or to satisfy similar obligations), as a result of any delay as a result of the SEC review process, or as a result of the need to take actions to comply with the federal securities laws other than caused by Clearday);

(i) Termination Notice. A terminating party shall provide written notice of termination to the other parties specifying with particularity the basis for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in this Section 7.1 for any such termination. Notwithstanding the foregoing, Clearday shall not be entitled to receive more than one Break-Up Fee and Parent shall not be entitled to receive more than one Clearday Break-Up Fee and neither party shall be entitled to claim this Agreement was terminated pursuant to more than one provision of this Section 7.1 in determining the amount of payments it is entitled to under Section 7.2.

Section 7.2 Break-Up Fees and Expenses.

(a) Each Party Bears Its Own Expenses. Except as otherwise agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby and by this Agreement shall be paid by the party incurring such cost or expense; provided, Clearday shall reimburse, as incurred, up to $175,000 of Parent’s reasonable, documented, out of pocket legal and accounting expenses incurred by Parent in connection with the preparation, filing and clearing of SEC comments with respect to the Merger Proxy and Registration Statement.

(b) Break Up Fee. Parent agrees that if this Agreement shall be terminated pursuant to Section 7.1(g) or Section 7.1(h)(i), then Parent will pay to Clearday, or as directed by Clearday, an amount equal to the Break-Up Fee; provided, that, in either case, the applicable amount shall be paid promptly, but in no event later than five (5) Business Days after such termination. Parent also agrees that if this Agreement is terminated pursuant to Section 7.1(f)(i) and (i) after the date hereof and prior to such termination, a Person (or any representative of such Person) has made any bona fide written proposal relating to a Competing Transaction which has been publicly announced prior to the Parent Stockholder Meeting and (ii) within twelve months of any such termination Parent or any Subsidiary of Parent shall consummate a Competing Transaction, or enter into a written agreement with respect to a Competing Transaction that is ultimately consummated, with any Person, then Parent shall pay to Clearday, or as directed by Clearday, promptly after consummating such Competing Transaction (but in no event later than five (5) Business Days following such consummation), an amount equal to the Break-Up Fee. Payment of any of such amounts shall be made, as directed by Clearday, by wire transfer of immediately available funds. Clearday agrees that if this Agreement shall be terminated pursuant to Section 7.1(h)(ii), then Clearday will pay to Parent, or as directed by Parent, an amount equal to the Clearday Break-Up Fee; provided, that, such amount shall be paid promptly, but in no event later than five (5) Business Days after such termination. Clearday also agrees that if this Agreement is terminated pursuant to Section 7.1(f)(ii), then Clearday shall pay to Parent, or as directed by Parent, promptly (but in no event later than five (5) Business Days following such failure to obtain the Clearday Stockholder Approval), an amount equal to the Clearday Break-Up Fee. Payment of any of such amounts shall be made, as directed by Parent, by wire transfer of immediately available funds.

(c) Break Up Fee Amount. For purposes of this Agreement, the “Break-Up Fee” shall be an amount equal to three percent (3%) of the Parent Component, as would be calculated at the time such fee is due, and the “Clearday Break-Up Fee” shall be equal to (A) $300,000 if this Agreement is terminated pursuant to Section 7.1(f)(ii), less the amount of Parent expenses related to the transactions contemplated hereby that are payment obligations of Clearday under this Agreement and (B) $1,850,000, plus Parent’s reasonable, documented, out of pocket expenses incurred directly in connection with the negotiation, preparing and consummation of this Agreement and the transactions contemplated hereby, if this Agreement is terminated pursuant to Section 7.1(h)(ii).

(d) Confirmation of Agreement. The foregoing provisions of this Section 7.2 have been agreed to by each of the parties hereto in order to induce the other parties to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.

Section 7.3 Effect of Termination.

In the event of termination of this Agreement by either Clearday or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Clearday, on the one hand, or Parent or Purchaser, on the other hand, other than Section 5.2, Section 7.1, Section 7.2, this Section 7.3, Article VIII and Article IX, which provisions shall survive such termination; provided that nothing contained herein shall relieve any Person of liability for fraud or a material breach or Parent’s failure to pay the Merger Consideration upon the satisfaction or waiver of the conditions to Closing set forth in Article VI.

Section 7.4 Amendment.

Notwithstanding anything to the contrary herein, this Agreement may be amended by the parties in writing by action of their respective board of directors, or other comparable bodies, at any time before or after the Clearday Stockholder Approval or the Parent Stockholder Approval are obtained and prior to the Effective Time; provided, however, that, after the Clearday Stockholder Approval is obtained, no such amendment, modification or supplement shall be made that would require the approval of the Clearday Common Stockholders without obtaining such approval.

Section 7.5 Extension; Waiver.

At any time prior to the Effective Time, each of Clearday, on the one hand, and Parent and Purchaser, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 7.4, waive compliance with any of the covenants, agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

VIII.

LIMITATIONS OF REPRESENTATIONS

AND INDEMNIFICATION

(a) No Survival of Representations and Warranties; Non-Recourse. Each of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until the Closing Date and shall thereupon expire.

(b) Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, affiliates, general or limited partners or assignees of the parties hereto (except permitted assignees under Section 9.7) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the parties hereto) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any party hereto or for any proceeding based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby (including the breach, termination or failure to consummate any of the transactions contemplated hereby), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another Person or otherwise.

IX.

GENERAL PROVISIONS

Section 9.1 Notices.

All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and also made orally if so required pursuant to any Section of the Agreement) and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a)	if to Purchaser Parties, to

c/o Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, Texas 78754

Attention: Jeffrey A. Quiram, President and Chief Executive Officer

Facsimile: 512-873-4914

with a copy (which copy shall not constitute notice) to:

Proskauer Rose LLP

2029 Century Park East, Suite 2400

Los Angeles, California 90067-3010

Attention: Ben D. Orlanski, Esq. and Matthew S. O’Loughlin

Facsimile: 310-557-2193

(b)	if to Clearday Parties, to

c/o Allied Integral United, Inc.

8800 Village Drive

San Antonio, Texas 78217

Attention: James T. Walesa, Chairman and CEO

with a copy (which copy shall not constitute notice) to:

Wilson Williams LLC

Suite 130

43 West 43rd Street

New York, NY 10036-7424

Attention: William Wilson III, Esq.

Section 9.2 Interpretation.

When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereby” refer to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

Section 9.3 Specific Performance.

The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or Federal Court of the United States of America sitting in Delaware, without necessity of posting bond or other security (any requirements therefor being expressly waived). Each party agrees that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right none of the parties would have entered into this Agreement. The parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

Section 9.4 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

Section 9.5 Entire Agreement; No Third-Party Beneficiaries.

This Agreement, and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Except for the rights of other Persons that are expressly provided in this Agreement in Section 5.9, the rights and benefits of this Agreement are not for the benefit of any Person that is not a party to this Agreement.

Section 9.6 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 9.7 Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.8 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.9 Exhibits; Disclosure Letter.

The Exhibits referred to herein and the Clearday Disclosure Letter and the Parent Disclosure Letter, and all exhibits or attachments hereto or thereto, are intended to be and hereby are specifically made a part of this Agreement. Any matter set forth in any section or subsection of the Clearday Disclosure Letter or the Parent Disclosure Letter shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the Clearday Disclosure Letter or the Parent Disclosure Letter to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections, but shall expressly not be deemed to constitute an admission by Clearday or any Clearday Subsidiary, or Parent or any Parent Subsidiary, as the case may be, or otherwise imply, that any such matter rises to the level of a Clearday Material Adverse Effect, or a Parent Material Adverse Effect, or is otherwise material for purposes of this Agreement or the Clearday Disclosure Letter or the Parent Disclosure Letter.

Section 9.10 Mutual Drafting.

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

Section 9.11 Further Assurances.

At any time and from time to time, each party agrees to take such actions and to execute and deliver such documents as may be reasonably necessary (and at the expense of the requesting party) to effectuate the purposes of this Agreement.

Section 9.12 Jurisdiction; Venue.

THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED SOLELY IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

Section 9.13 Waiver of Trial by Jury.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

X.

CERTAIN DEFINITIONS

Section 10.1 Specified Capitalized Terms.

For purposes of this Agreement, the following capitalized terms shall have the respective meaning set forth below in this Section 10.1:

(1)	“Affiliate” of any Person has the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

(2)	“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

(3)	“Carve Out Activity” means any of the transactions or events listed on Section 4.2 of the Clearday Disclosure Letter.

(4)

“Clearday Development Expenditures” means any transaction that is undertaken by Clearday or any Clearday Subsidiary in accordance with the business plan for the development of the innovative care business or the memory care business and/or the sale, financing or disposition of any or all of the Clearday Non-Core Assets, and all expenses, accruals, payments and related Liabilities; provided, any such amounts, transactions or expenditures involving Affiliates of Clearday shall be on terms reasonably expected by the Clearday Board to be on the same or better economic terms that, in the aggregate, would be expected to be in a bona fide arms’ length transaction with a third party.

(5)	“Clearday Fundamental Representations” means the representations and warranties contained in Section 3.1(a), Section 3.1(b), Section 3.1(c), Section 3.1(d), Section 3.1(r) and Section 3.1(y).

(6)	“Code” means the Internal Revenue Code of 1986, as amended.

(7)

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code.

(8)

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity that was, at the relevant time, required to be aggregated with such other entity, trade or business under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(9)

“Exclusivity Period” means the period commencing on the date of this Agreement and expiring on the date that is 180 days after such date, or such longer period as agreed by Parent and Clearday in writing, which may for this purpose be by an electronic mail message.

(10)	“GAAP” means U.S. Generally Accepted Accounting Principles.

(11)

“Knowledge”, or any similar expression, means with respect to a Person (or any of its Subsidiaries) the actual knowledge of such Person’s CEO, President, General Counsel, Chief Operating Officer, Chief Financial Officer or Chief Administrative Officer or any person serving on such Person’s board of directors.

(12)

“Law” means any federal, state or local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

(13)	“Listed Employees” means Jeff Quiram, William Buchanan, Adam Shelton and Robert Johnson and Ken Pfeiffer.

(14)

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission.

(15)

“Health Care Regulatory Laws” shall mean any applicable Law relating to healthcare, including, without limitation the following (as amended from time to time), in each case, only to the extent applicable to the business of Clearday or its Subsidiaries as conducted on the date of this Agreement and on the Effective Date, (i) those relating to Medicare or Medicaid, (ii), the Federal Food, Drug and Cosmetic Act of 1938, as amended, and all regulations promulgated thereunder by the U.S. Food and Drug Administration (“FDA”) (the “FDCA”), (iii) HIPAA, and other Privacy Laws concerning Personal Data in medical records and/or other records generated in the course of providing or paying for health care services, (iv) the Anti-Kickback Law (42 U.S.C. § 1320a-7b(b)) and the regulations promulgated thereunder, (v) the Civil Monetary Penalties Act (including those aspects pertaining to beneficiary inducements) (42 U.S.C. § 1320a-7a) and the regulations promulgated thereunder, (vi) the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), (vii) the federal physician self-referral prohibition (42 U.S.C. § 1395nn) and the regulations promulgated thereunder, (viii) the False Claims Act (31 U.S.C. § 3729 et seq.), (ix) the Federal Health Care Fraud Law (18 U.S.C. § 1347), (x) state Laws relating to health care fraud and abuse and financial relationships between referral sources for health care items and services and referral recipients; (xi) other federal or state Laws relating to billing or claims for reimbursement for health care items and services submitted to any third-party payor, (xii) the Controlled Substances Act (21 U.S.C. § 801 et seq.) (xiii) the Public Health Service Act (42 U.S.C. § 201 et seq.) , (xiv) federal and state Laws related to the wholesale distribution of health care items including without limitation the Prescription Drug Marketing Act (21 U.S.C. §353) and the regulations promulgated thereunder, (xv) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder, (xvi) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), and (xvii) federal, state and local Laws regulating the corporate practice of medicine, professional fee-splitting, or the health care licensure of health care businesses.

(16)

“Material Adverse Effect” with respect to any specified Person, means, with respect to such Person or any of its Subsidiaries, any change, event, effect or set of circumstances that, when taken together with all other adverse changes, events, effects, or set of circumstances that have occurred, is or is reasonably likely to (x) be materially adverse to the business, operations, properties, financial condition, or assets of such Person and its Subsidiaries, taken as a whole; except for any such change, event, effect or set of circumstances resulting from (i) changes in political, economic or business conditions (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters, pandemic, or acts of God) affecting the business or industry in which such Person operates, except to the extent that such changes in political, economic or business conditions have a materially disproportionate adverse effect on such Person relative to other similarly situated participants, (ii) changes, after the date hereof, in financial and capital market conditions generally, (iii) changes, after the date hereof, in Laws of general applicability or interpretations thereof by courts or Governmental Entities, or (iv) changes, after the date hereof, in GAAP applicable to the business or industry in which such Person operates generally, or (y) that has a material adverse effect on the ability of such Person to timely consummate the Merger and the other transactions contemplated by this Agreement. The terms “Clearday Material Adverse Effect” and “Parent Material Adverse Effect” shall have a correlative meaning to the term “Material Adverse Effect”.

(17)

“Material Contracts” means with respect to any specified Person, a contract that requires disclosure (or if such Person were required to file reports under the Exchange Act, would require disclosure) by being filed or required to be filed as exhibits pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations (assuming such Person is subject to the Exchange Act for such purposes), and any other agreement that is deemed to be a Material Contract by the mutual agreement of Purchaser and Clearday.

(18)

“Net Working Capital” means Parent’s net current assets on a consolidated basis, as determined in accordance with GAAP, minus all net liabilities of Parent on a consolidated basis, including notes payable, and future lease and contractual obligations to the extent that such liabilities cannot be terminated or excused without further obligation of Parent or any of its subsidiaries, in each case, whether or not required to be accrued as a liability under GAAP; provided, contingent liabilities that are subject to a bona fide dispute by Parent shall only be included as a Liability to the extent that such Liability would be accrued under GAAP.

(19)

“Non-Core Asset Sale” means any transaction regarding the sale, disposition, financing, syndication or other alienation of any of the assets of Clearday that are described to Parent in the Clearday Disclosure Letter.

(20)

“Operating Expenses” means any bona find expenditure by Parent to comply with obligations of Parent under this Agreement, including in connection with the Merger Proxy, and the expenditures set forth on Section 7.2(a) of the Parent Disclosure Letter, but shall include only such expenses that are on the budget set forth in such section of the Parent Disclosure Letter.

(21)

“Order” means any award, judgment, injunction, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Entity or private arbitrator of competent jurisdiction.

(22)	“Parent Equity Award” means a Parent Stock Option or a Parent Restricted Share, as the case may be.

(23)	“Parent Fundamental Representations” means the representations and warranties contained in Section 3.2(a), Section 3.2(b), Section 3.2(c), Section 3.2(d), Section 3.1(s) and Section 3.1(w).

(24)	“Parent Restricted Share” means any Parent Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any Parent Stock Plan.

(25)	“Parent Stock Option” means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

(26)	“Parent Stock Plan” means the following plans, in each case as amended: Superconductor Technologies Inc. 2013 Equity Incentive Plan.

(27)

“Permitted Issuances” means the following: (a) with respect to any issuances of any securities of Clearday: (i) any securities issued on arm’s length terms to non-Affiliates of Clearday for cash investment, including any amounts to fund the Clearday Development Expenditures or related to Non-Core Asset Sales, or (ii) additional securities that are issued for bona fide compensatory purposes approved by the board of directors of Clearday; (b) with respect to any issuances of any securities of Parent, (i) such amount of securities at a valuation that is accepted by Clearday, which acceptance shall not be unreasonably withheld or delayed, (ii) such amount of securities where the use of proceeds are to pay accrued and necessary operating expenses of Parent subject to an operating budget that is accepted by Parent, and (c) with respect issuances by Parent or Clearday, such securities that are issued in accordance with the terms of (x) the Waiver Agreements contemplated hereby or (y) Convertible Rights that are outstanding on the date of this Agreement or (z) as otherwise determined by the mutual agreement of Parent and Clearday; provided, in the case of all Permitted Issuances, unless otherwise agreed in writing or as otherwise provided herein, all securities so issued shall be included in the determination of the Clearday Pre-Closing Diluted Shares (if they are issued by Clearday) and/or included in the determination of Parent Pre-Closing Diluted Shares (if they are issued by Parent).

(28)	“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(29)

“Programs” means any “federal health care program” as such term is defined in 42 U.S.C.A. Section 1320a-7b, or analogous program of any Governmental Entity or any other health insurance or health benefit program or plan operated or maintained by a third party payor (whether or not a Governmental Entity) including a health maintenance organization, preferred provider organization, employer-sponsored health plan, multi-employer welfare trust, or any other managed health care program.

(30)

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which (i) such Person, or its Subsidiary, is the general partner, managing manager or similar controlling Person or (ii) such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the capital stock, voting securities or ownership or equity interest or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

(31)

“Tax Protection Agreement” means any agreement, oral or written, to which the specified Person is a party and pursuant to which: (i) any liability to the holders of the limited partnership interests or limited liability company interests of any subsidiary of such Person that may arise relating to Taxes, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) in connection with the deferral of income Taxes of a holder of such limited partnership interests or limited liability company interests, that such Person has agreed to (A) maintain a minimum level of debt or continue a particular debt or (B) retain or not dispose of assets for a period of time that has not since expired; or (iii) limited partners of any limited partnership interests or limited liability company interest of a Subsidiary of such Person have guaranteed or otherwise assumed, directly or indirectly, debt of Clearday Care or OZ Partnership.

(32)	“Tax Return” means any return, report, declaration, statement or other information required to be supplied to any taxing authority.

(33)

“Tax” or “Taxes” means any U.S. federal, state, local and foreign taxes and similar governmental charges (together with any interest, penalties, or additions thereto), including, without limitation, income, gross receipts, license, withholding, property, recording, stamp, sales, use, franchise, employment, payroll, excise, environmental, value added, or gains taxes.

(34)	“Trading Day” shall mean a day that the NASDAQ Capital Market is open for trading in the ordinary course.

(35)

“Wire Assets” means all of Parents’ assets and related intellectual properties regarding Parent’s HTS material deposition techniques to produce energy efficient, cost-effective and high performance Conductus wire. For avoidance of doubt, the Wire Assets are intended to include the assets that are the subject of the disclosures by Parent in its Form 10-Q as of and for the period ending September 30, 2019 under the Section “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Our Future Business - HTS Wire Platform”, but shall not include such amount of assets that Parent would be deemed a “shell corporation” in connection with the Merger and the transactions contemplated by this Agreement.

Section 10.2 Index of Other Defined Terms.

Each of the following additional terms is defined in the Section set forth opposite such term, which is set forth in the schedule that begins on the following page:

Term	Section
Accounting Firm	5.10(e)
Agreement	Preamble
Appraisal Shares	1.7
Certificate of Merger	1.3
Clearday Awards	1.7
Clearday Balance Sheet	3.1(e)
Clearday Board of Directors	Recitals
Clearday Bylaws	3.1(a)
Clearday Care Preferred Stock	1.4(d)
Clearday Care	1.4(d)
Clearday Charter	3.1(a)
Clearday Collective Bargaining Agreements	3.1(m)
Clearday Common Shares	Recitals
Clearday Common Stockholders	Recitals
Clearday Component	5.10(c)
Clearday Development Expenditures	4.2(e)
Clearday Disclosure Letter	3.1
Clearday Employee Benefit Plans	3.1(l)
Clearday Percentage	5.10(c)
Clearday Permits	3.1(i)
Clearday Preferred Shares	Recitals
Clearday Preferred Stockholders	Recitals
Clearday Property	3.1(o)
Clearday Share Certificate	2.2(a)
Clearday Stockholder Action	3.1(d)
Clearday Stockholder Approval	3.1(q)
Clearday	Preamble
Closing Clearday Component	5.10(e)
Closing Date	1.2
Closing Parent Component	5.10(e)
Closing	1.2
Competing Transaction	5.4(c)
Confidentiality Agreement	5.2(b)
Convertible Right	3.1(c)
Covered Parent SEC Disclosure	3.2
Delaware Department	1.3
DGCL	1.1(a)
Effective Time	1.3
Encumbrances	3.1(o)
Environmental Laws	3.1(n)
ERISA	3.1(l)
Exchange Act	3.1(e)
Exchange Agent	2.1

Term	Section
Exchange Fund	2.1
Exchange Ratio	5.10(b)
Fully Diluted Basis	5.10(c)
GAAP	3.1(e)
Indemnified Party	5.9(a)
Joint Ventures	3.1(b)
Letter of Transmittal	2.2(a)
Liens	3.1(b)
Merger Consideration	1.4(b)
Merger Registration and Proxy Statement	3.2(d)
Merger	Recitals
OZ LP Interests	3.1(c)
OZ Partnership	3.1(c)
Panel	6.1(e)
Parent Balance Sheet	3.2(e)
Parent Board of Directors	Recitals
Parent Bylaws	3.2(i)
Parent Charter	3.2(i)
Parent Common Stock	Recitals
Parent Component	5.10(c)
Parent Disclosure Letter	3.2
Parent New Preferred Stock	1.5(b)
Parent Percentage	5.10(c)
Parent Permits	3.2(j)
Parent Preferred Stock	Recitals
Parent SEC Documents	3.2(e)
Parent Stockholder Approval	3.2(r)
Parent Stockholder Meeting	3.2(d)
Parent	Preamble
Permitted Expenditures	4.2(e)
Purchaser Parties	Preamble
Recommendation	5.1(b)
SEC	3.1(e)
Securities Act	3.1(e)
Superior Competing Transaction	5.4(d)
Takeover Statute	3.1(t)
Termination Date	7.1(b)
VWAP MarketCap	5.10(c)
Waiver Agreements	5.8(b)
Warrants	1.4(b)
Wire Asset Disposition	5.14(b)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SUPERCONDUCTOR TECHNOLOGIES INC.,

By:
Name:
Title:

AIU SPECIAL MERGER COMPANY, INC.

By:
Name:
Title:

ALLIED INTEGRAL UNITED, INC.

By:
Name:
Title:

•

Exhibit A

AIU ALTERNATIVE CARE, INC.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS OF

PREFERENCES, RIGHTS AND LIMITATIONS

OF

10.25% SERIES I CUMULATIVE CONVERTIBLE PREFERRED STOCK

The undersigned, James T. Walesa hereby certifies that:

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned officer of AIU Alternative Care, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the DGCL hereby certifies:

1. That pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the “Board”) in accordance with the provisions of the Corporation’s Certificate of Incorporation of the Corporation, as amended and restated to date (the “Certificate of Incorporation”), the Board adopted and the Corporation authorized the issuance of shares of the Corporation’s 10.25% Series I Cumulative Convertible Preferred Stock (the “Series I Preferred Stock”) and established the voting provisions, designations, preferences and other rights, and the qualifications, limitations and restrictions thereof in a Certificate of Designation filed on November 15, 2019 with the Corporation’s Amended and Restated Certificate of Incorporation dated September 7, 2018.

2. That pursuant to the authority conferred upon the Board by the provisions of the Certificate of Incorporation, and Section 151(g) of the DGCL, on [DATE], 2020, the Board adopted the following resolution amending and restating, effective upon the date this Amended and Restated Certificate of Designation is filed in the office of the Secretary of State of the State of Delaware, the provisions of the Certificate of Designation of the Series I Preferred Stock; and that pursuant to Section 242(b) of DGCL, a majority of the holders of the voting stock of the Corporation and a majority of the holders of the Series I Preferred Stock have approved the following resolution:

RESOLVED that, pursuant to the authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation, the designation and number of shares of Series I Preferred Stock and the voting and other powers, preferences and other rights of the shares of such series and the qualifications, limitations, and restrictions thereof are amended and restated to read in their entirety as follows:

AIU ALTERNATIVE CARE, INC.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF

10.25% SERIES I CUMULATIVE CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, AIU Alternative Care, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 1,500,000 shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”), in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to ratify, confirm, establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

WHEREAS, the Corporation has filed a Certificate of Designation of the Preferred Stock on November 15, 2019 and has amended such Certificate of Designation on _____________, 2020.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in amend this Certificate of Designation (the “Certificate of Designation”) to amend and restated and establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1.	Definitions. For the purposes hereof, the following terms shall have the following meanings:

(a)

“Business Day” means any day except any Saturday, any Sunday, any day which a federal legal holiday in the United States or on which banking institutions in the State of New York any day is are authorized or required by law or other governmental action to close.

(b)	“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

(c)

“Deemed Liquidation Event” means a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the specified Person or any merger or consolidation in which such specified Person is not the surviving entity, in each case, other than any Excluded Transaction.

(d)

“Excluded Transaction” is a transaction (i) in which stockholders of the specified Person prior to such transaction own a majority by voting power of the outstanding shares of the surviving or acquiring corporation, or (ii) which is approved by the consent of 66-2/3% of the Series I Preferred (in the case of the Corporation) or the stockholders entitled to vote for the consent of such transaction (in the case of Parent) or a sale, transfer, merger or other transaction with an affiliate of such specified Person; provided that the rights of the Holders of the Series I Preferred Stock are not adversely affected materially and disproportionately.

2

(e)	“Holder” means a holder of shares of Series I Preferred Stock.

(f)

“Junior Securities” means the means, collectively, the Common Stock and any other class of securities hereafter authorized by the Corporation that is specifically designated as junior to the Series I Preferred Stock.

(g)

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(h)	“Requisite Holders” means Holders of more than fifty (50%) percent of the issued and outstanding shares of Series I Preferred Stock.

(i)	“SEC” means the U.S. Securities and Exchange Commission.

(j)

“Securities Exchange or Market” means a United States national securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934) as amended or any similar exchange located in Canada or any other jurisdiction that has an active trading market that is similar to a Trading Market) including without limitation, the Canadian Securities Exchange, the Toronto Stock Exchange or the TSX Venture Exchange.

(k)	“Senior Securities” means any class or series of preferred stock of the Corporation hereafter authorized by the Corporation that is specifically designated as junior to the Series I Preferred Stock.

(l)	“Series I Original Issue Date” of any share of Series I Preferred Stock means the date on which such share of the Series I Preferred Stock was issued.

(m)	“Series I Original Issue Price” means $10.00 per share.

(n)	“Series I Preferred Stock” means the Corporation’s 10.25% Series I Cumulative Convertible Preferred Stock, par value $0.01 per share.

(o)	“Trading Day” means a day on which the principal Trading Market is open for business.

(p)

“Trading Market” means any of the NYSE, the NYSE MKT, NASDAQ, the OTC Bulletin Board system, the OTCQX market or the OTCQB market operated by OTC Markets Group or any other market, which may include a Canadian market such as the Canadian Securities Exchange, The Toronto Stock Exchange or the TSX Venture Exchange, on which the Parent Conversion Stock may be listed or quoted for trading on the date in question, including without limitation the OTC Pink Sheet market.

3

(i)	“VWAP” means, for any specified date or dates, the price per share of the Common Stock, determined by the first of the following clauses that applies:

(1)

if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. or any similar company that is accepted in the financial industry that reports the trading prices of listed securities (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)),

(2)

if an OTC Market is not a Trading Market and if the Corporation’s shares are then traded on an OTC Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such OTC Market,

(3)

if an OTC Market is not a Trading Market and if the Common Stock is not then listed or quoted for trading on an OTC Market and if prices for the Common Stock are then reported in the Pink market published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or

(4)	in all other cases: (i) the fair value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

Notwithstanding the foregoing provisions, if the shares of Common Stock are listed or quoted on a Trading Market, the VWAP price used for the purposes of this Certificate of Designation shall be subject to a minimum price per share, and for all purposes of this Certificate of Designation, shall not be less than the par value per share of the Parent Conversion Stock.

2.	Designation. Amount and Par Value.

The series of preferred stock shall be designated as 10.25% Series I Cumulative Convertible Preferred Stock and the number of shares so designated shall be 700,000. Each share of Series I Preferred Stock shall have a stated value equal to the Series I Original Issue Price.

3.	Ranking.

The Series I Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation) rank (a) senior to the Common Stock and any Junior Securities, (b) junior to any Senior Securities, and (c) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series I Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than the capital stock referred to in clause (c) (the “Parity Securities”).

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4.	Dividends.

(a)	Dividends in General.

(i)

Each Holder of Series I Preferred Stock shall be entitled to receive cumulative dividends on each share of Series I Preferred Stock held by such Holder at the rate of ten and one quarter percent (10.25%) per annum of the Series I Original Issue Price (the “Total Dividend”) from the Series I Original Issue Date of such share or the Dividend Payment Date for which a dividend has been paid, as applicable.

(ii)

Dividends shall be computed in respect of the quarterly periods ending March 31, June 30, September 30 and December 31, or if any such date for payment is not a Business Day, on the Business Day next succeeding such day (each such date being a “Dividend Record Date”).

(iii)

Dividends shall be paid on such Dividend Record Date or promptly thereafter on or prior to the day that is 15 days after each such Dividend Record Date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, each such payment date being a “Dividend Payment Date”), and dividends shall continue to be accrued as of each Dividend Payment Date prior to such first payment date.

(iv)	Dividends which have accrued as of any applicable date with respect to the Series I Preferred Stock and remain unpaid as of such date are referred to herein as “Accrued Dividends”.

(b)

Payment of Dividends. The Corporation shall pay the dividends that accrue on each share of the Series I Preferred Stock commencing on the Series I Original Issue Date of such share or the Dividend Payment Date for which a dividend has been paid, as applicable, at the option of Corporation in cash or by issuing shares of Series I Preferred Stock (“Dividend Shares”) or by paying cash and issuing Distribution Shares in any combination determined by the Corporation, as follows:

(i)	Cash.

(1)

The Corporation may provide a notice to the Holders of the Series I Preferred Stock as of the applicable Dividend Record Date that the Corporation will pay the dividend on account of the shares of Series I Preferred Stock for such quarterly period in cash. If such notice is timely provided to such Holders (as provided below), then such dividend shall be paid in cash. If such notice is not timely provided to the such Holders (as provided below), then such dividend shall be payable in Dividend Shares, as provided below.

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(2)

Any such notice referred to in Section 4(b)(i)(1) of this Certificate of Designation, may, unless prohibited by applicable law, be made in the manner provided in Section 10(a) of this Certificate of Designation, or by a posting of such notice on the bylaws, a press release, by electronic means or any other manner described in the notice to the Holders of the Series I Preferred Stock in any proxy or information statement provided by the Corporation to its stockholders for its annual meeting.

(3)	Any notice referred to in Section 4(b)(i)(1) of this Certificate of Designation, may be provided not earlier than 60 days nor later than 3 Business Days prior to the applicable Dividend Record Date.

(4)

All dividends payable in cash hereunder shall be made in lawful money of the United States of America to each Holder in whose name the Series I Preferred Stock is registered as set forth on the books and records of the Corporation. Such payments shall be made by wire transfer of immediately available funds to the account such Holder may from time to time designate by written notice to the Corporation or by Corporation check or by credit to the account of such Holder through customary dividend payment processes, in each case, without any deduction, withholding or offset for any reason whatsoever except to the extent required by law.

(ii)

Stock Dividend Payments. The aggregate number of Dividend Shares issuable in connection with the payment by the Corporation for the payment of the dividend on the Series I Preferred Stock under this paragraph as of any Dividend Payment Date shall be equal to: (1) the aggregate Accrued Dividend as of such Divided Payment Date; (2) divided by the Series I Original Issue Price.

(c)

Reservation of Series I Preferred Stock. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Series I Preferred Stock for the sole purpose of issuance of Dividend Shares, not less than such aggregate number of Dividend Shares payable upon a Dividend Payment Date. The Corporation covenants that all Dividend Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(d)	Additional Provisions. Except as otherwise permitted with the consent of the Requisite Holders:

(i)

So long as any shares of Series I Preferred Stock are outstanding, except as described in the immediately following sentence and Section 5(b) of this Certificate of Designation, no dividends shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Securities for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Stock for all prior dividend periods. When dividends are not paid

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in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series I Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Securities shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series I Preferred Stock and such Parity Securities. In the event that any dividends payable on Parity Securities are paid in cash, such cash shall be paid ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series I Preferred Stock and such Parity Securities.

(ii)

So long as any shares of Series I Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Securities of, or in options, warrants or rights to subscribe for or purchase, Junior Securities) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Securities, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case full cumulative dividends on all outstanding shares of Series I Preferred Stock and any Parity Shares at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series I Preferred Stock and all past dividend periods with respect to such Parity Shares.

(iii)	Any dividend payment made on the Series I Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

5.	Liquidation.

(a)

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”) or Deemed Liquidation Event, unless the Holders, voting as a single class, at a meeting of such Holders elect that a transaction is not a Deemed Liquidation Event, the Holders then outstanding shall be entitled to be paid a liquidation preference out of the assets of the Corporation available for distribution to its stockholders: (i) after payment, and subordinate to, the full payment then owed to the holders of Senior Securities then outstanding, if any; (ii) before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, and (iii) pari passu with the holders of shares of Parity Securities on a pro rata basis (as provided in Section 4 of this Certificate of Designation) in an amount per share equal to the Series I Original Issue Price, plus any unpaid Accrued Dividends. The Corporation shall provide written notice of any Liquidation Event or Deemed Liquidation event promptly to each Holder, and not less than fifteen (15) days prior to the payment date stated therein.

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(b)

Insufficient Assets. If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Section 5 of this Certificate of Designation, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

6.	Voting Rights.

(a)

Generally NO Voting Rights. Subject to the provisions of Section 6(c) of this Certificate of Designation, the Holders, solely in their capacity as such, shall not have any right to vote or consent as to any matter or transaction with respect to the Corporation, including any election of directors of the Corporation and shall not have the right, unless otherwise provided by the Corporation, to attend any meeting of the stockholders of the Corporation.

(b)	Limited Voting Rights of the Holders. Notwithstanding the provisions of Section 6(a) of this Certificate of Designation:

(i)	For as long as any shares of Series I Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Requisite Holders, take any of the following actions:

(1)

alter or change adversely the powers, preferences or rights given to the Series I Preferred Stock or alter or amend this Certificate of Designation or the certificate of incorporation, bylaws or any similar document of the Corporation, in any such case, in a manner that is adverse to the Holders of the Series I Preferred Stock other than for an amendment approved by the stockholders of the Corporation (even if such amendment is adverse to the Holders of the Series I Preferred Stock) that is not disproportionately adverse to rights of the Holders of the Series I Preferred Stock;

(2)

pay any divided on account to any of the capital stock of the Corporation, other than on account of any Senior Securities, for any period during which the Accrued Dividend of the Series I Preferred Stock has not been paid past the date such payment was required to be made;

(3)

during the period that the Accrued Dividend of the Series I Preferred Stock has not been paid past the date such payment was required to be made, redeem any shares of the Corporation’s capital stock, other than: (x) shares of any Senior Securities or (y) Common Stock pursuant to employee or consultant agreements giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services and provided that such repurchase is approved by the Corporation’s Board of Directors;

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(4)	enter into any agreement with respect to any of the foregoing; or

(5)

enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations hereunder.

7.	Redemption.

(a)

Redeemed or Otherwise Acquired Shares. Any shares of Series I Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be held by the Corporation as treasury stock that may be reissued, sold or transferred in the discretion of the Board or, by resolution of the Board, be cancelled and retired. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the Holders of Series I Preferred Stock following redemption.

(b)	Redemption or Exchange in 10 Years .

(i)

The Corporation shall purchase and redeem all of the shares of the Series I Preferred Stock issued and outstanding on the date (“10 Year Redemption Date”) that is ten years after the date that the Corporation has had its final closing of its offering of the Series I Preferred Stock, or if such date is not a Trading Day, then on the next Trading Day.

(ii)

The price per share that the Corporation shall pay to each Holder is the Series I Original Issue Price for such shares that were issued for cash during the offering of the Series I Preferred Stock, as adjusted for any Fundamental Transaction.

(iii)

The shares of Series I Preferred Stock that has been issued on account of Section 4(b)(ii) of this Certificate of Designation, shall not be subject to such mandatory redemption by the Corporation and shall be exchanged for Parent Conversion Stock at the then applicable Exchange Rate, determined as if the 10 Year Redemption Date is the Exchange VWAP Date.

(iv)

On the 10 Year Redemption Date, the Corporation shall make available to each Holder the redemption price payable to each Holder as conclusively evidenced by the stock record of the Series I Preferred Stock upon tender by such Holder of the certificate or certificates representing such shares of Series I Preferred Stock or, if such shares are not represented by certificates, through procedures reasonably determined by the Corporation to evidence the transfer and assignment of such shares of Series I Preferred Stock.

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(v)

On the 10 Year Redemption Date, the Corporation shall make available to each Holder the Parent Conversion Stock to be issued to such Holder for the exchange of Series I Preferred Stock that is subject to exchange in accordance with Section 7(b)(iii) and shall issue such shares of Parent Conversion Stock that are to be so issued upon tender by such Holder of the certificate or certificates representing such shares of Series I Preferred Stock or, if such shares are not represented by certificates, through procedures reasonably determined by the Corporation to evidence the transfer and assignment of such shares of Series I Preferred Stock.

(vi)

From and after the 10 Year Redemption Date, the issued and outstanding shares of the Series I Preferred Stock shall only represent the right to receive the redemption price payable on account of such shares of Series I Preferred Stock or the Parent Conversion Stock that is to be issued upon exchange of such shares of Series I Preferred Stock.

(c)	Redemption Arising From a Breach by Parent.

(i)

Each Holder shall have the right, but not be required, to cause the Corporation to redeem all of its shares of Series I Preferred Stock upon a breach or failure of Parent (which breach or failure is not cured within 60 days) to:

(1)

reserve from its authorized and unissued shares of Parent Conversion Stock such number of shares that would be issued upon the exercise of all Holders of their Exchange Rights under Section 8 of this Certificate of Designation or to be issued in accordance with Section 7(b)(iii) of this Certificate of Designation; provided that if such breach or failure may be cured only by an amendment to the certificate of incorporation of Parent, then the cure period noted above shall be extended by 90 days or, if such amendment requires a proxy or similar document filed with the SEC under the Exchange Act for such additional number of days required for Parent to receive any approvals by the SEC under the Exchange Act with respect to a proxy or similar document if Parent uses its commercially reasonably efforts to file such proxy or similar document and have such proxy or similar document become effective under the Exchange Act; or

(2)	comply with the terms and conditions of that certain registration rights agreement between Parent and each original purchaser of the Series I Preferred Stock.

(ii)

Upon any such breach or failure, the Corporation shall deliver a notice of such event to each Holder. Each Holder may exercise its right to require the redemption of its Series I Preferred Stock by delivering a notice to such effect on or prior to the date that is 30 days after the date that the notice of such breach or failure has been delivered or deemed delivered by the Corporation to such Holder in accordance with Section 10(a) of this Certificate of

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Designation. From and after the date that a Holder has delivered such notice exercising its redemption right under this Section, the shares of Series I Preferred Stock held by such Holder shall only represent the right, upon due tender to the Corporation of the certificate or certificates representing such shares of Series I Preferred Stock or, if such shares are not represented by certificates, through procedures reasonably determined by the Corporation to evidence the transfer and assignment of such shares of Series I Preferred Stock, to receive a cash payment equal to the Series I Original Issue Price for such shares.

8.	Exchange Rights.

(a)	Definitions. For the purposes of this Section 8 of this Certificate of Designation, the following terms shall have the following meanings:

(i)	“DTC” means The Depository Trust Corporation or any successor entity.

(ii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iii)	“Exchange Date” has the meaning set forth in Section 8(c) of this Certificate of Designation.

(iv)	“Exchange Rate” means the number of shares of Parent Conversion Stock equal to the following:

(1)

If Parent is not a Public Company or does not have its shares of Parent Conversion Stock listed for trading on a Securities Exchange or Market, then the Exchange Rate shall be equal to 1 share of Parent Conversion Stock for each share of Series I Preferred Stock, as adjusted as for any Fundamental Transaction as provided in Section 8(b) of this Certificate of Designation.

(2)

From and after the date that Parent is a Public Company and has shares of Parent Conversion Stock listed for trading on a Securities Exchange or Market, the Exchange Rate shall be equal to (x) the Original Purchase Price, (y) divided by 80% of the VWAP of the Parent Conversion Stock, for the 20 day period ending as of the Trading Day that is the Exchange VWAP Date.

(v)

“Exchange VWAP Date” with respect to any exchange of shares of Series I Preferred Stock by a Holder that has duly delivered an Exchange Notice, means the Trading Date of such Exchange Date, or if such Exchange notice does not have a date, then the date that such Exchange Notice is received by the Corporation, however, the date of such Exchange Notice shall be not more than five (5) Trading Days prior to the date that such Exchange Notice is received by the Corporation.

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(vi)	“Parent” means Clearday, Inc., a Delaware corporation that was incorporated on May 11, 1987 under the name Superconductor Technologies Inc.

(vii)

“Parent Conversion Stock” means the common stock, par value $0.01 per share, of Parent, or any stock of any other class of securities of Parent into which such securities may hereafter be reclassified or changed, including any stock of any person that is issued to the holders of such common stock in a Fundamental Transaction.

(viii)	“Public Company” means that the specified Person:

(1)	has completed an offering that is registered under the Securities Act or has shares of its common stock registered under the Exchange Act; and

(2)	such Person’s common stock is traded on a Securities Exchange or Market.

(ix)	“Securities Act” means the Securities Act of 1933, as amended.

(b)

Fundamental Transactions. The Exchange Rate for the number of shares of Parent Conversion Stock that will be issued upon the exchange of any shares of the Series I Preferred stock as provided in clause (1) of the definition of “Exchange Rate” set forth above shall be adjusted for any of the following transactions (each, a “Fundamental Transaction”) with respect to Parent:

(i)

Stock Splits and Combinations. If Parent shall at any time subdivide or combine its outstanding shares of Parent Conversion Stock, including by any stock split or stock dividend of Parent Conversion Stock, then the Exchange Ratio shall, after that subdivision or combination, evidence the right to purchase the number of shares of Parent Conversion Stock that would have been issuable as a result of that change with respect to the shares of Parent Conversion Stock which were issuable upon exchange of the Series I Preferred Stock immediately before that subdivision or combination. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Reclassification, Exchange and Substitution. If the Parent Conversion Stock issuable upon the exchange of the Series I Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the shares of Parent Conversion Stock that will be issued upon any such exchange of the Series I Preferred Stock shall be equal to that number of shares of Parent Conversion Stock that would have been issued if the shares of Series I Preferred Stock were exchanged immediately prior to such transaction and such Holder also then received such other shares as a result of such transaction.

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(iii)

Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of Parent’s Parent Conversion Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of Parent with or into another entity, or the sale of Parent’s properties and assets as, or substantially as, an entirety to any other person or entity (including through a stock transfer or merger), then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of the Series I Preferred Stock shall thereafter be entitled to receive upon exchange of the Series I Preferred Stock, the number of shares of Parent Conversion Stock or other securities or property of Parent or of the successor entity resulting from such merger or consolidation, to which a holder of the Parent Conversion Stock deliverable upon the exchange of the Series I Preferred Stock would have been entitled in such capital reorganization, merger, or consolidation or sale if the Series I Preferred Stock had been exchanged immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Corporation’s Board of Directors) shall be made in the application of the provisions of this Certificate of Designation with respect to the rights and interests of the Holder of the Series I Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Certificate of Designation shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exchange of the Series I Preferred Stock.

(c)	Exchange at Holder’s Option.

(i)

Subject to the provisions of Section 8(d) of this Certificate of Designation, each of the Holders, at their option, may, at any time and from time to time, exchange some or all of their outstanding shares of Series I Preferred Stock into shares of Parent Conversion Stock, at the then applicable Exchange Rate; provided, that unless such Holder is exchanging all of such Holder’s Series I Preferred Stock) the number of shares of Parent Conversion Stock to be issued upon such exchange as set forth by the Holder in the applicable Exchange Notice shall not provide for any fractional shares of Parent Conversion Stock.

(ii)

Parent shall not issue fractional shares of Parent Conversion Stock upon the exchange of shares of Series I Preferred Stock. Instead, Parent shall pay the cash value of such fractional shares based upon the closing bid price (“Closing Bid Price”) of its Parent Conversion Stock on the Trading Day immediately prior to the date on which the certificate or certificates representing the shares of Series I Preferred Stock to be exchanged are surrendered) accompanied by a written notice of exchange and any required transfer taxes (the “Exchange Date”).

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(iii)	Holders’ Exchange Procedures.

(1)

Holders may convert some or all of their shares of Series I Preferred Stock by surrendering to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series I Preferred Stock to be exchanged, accompanied by a written notice stating that the Holder elects to convert (a “Exchange Notice”) all or a specified whole number of those shares in accordance with the provisions described in this Section 8(c) of this Certificate of Designation and specifying the name or names in which the Holder wishes the certificate or certificates for the shares of Parent Conversion Stock to be issued. If the notice specifies a name or names other than the name of the Holder, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Parent Conversion Stock in that name or names. Other than such transfer taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Parent Conversion Stock upon exchange of shares of Series I Preferred Stock. The date on which the Corporation has received all of the surrendered certificate or certificates, the notice relating to the exchange and payment of all required transfer taxes, if any, or the demonstration to the Corporation’s satisfaction that those taxes have been paid, shall be deemed the Exchange Date with respect to a share of Series I Preferred Stock. As promptly as practicable after the Exchange Date with respect to any shares of Series I Preferred Stock, the Corporation shall deliver or cause Parent to be delivered (A) certificates representing the number of validly issued, fully paid and non-assessable shares of Parent Conversion Stock to which the holders of shares of such Series I Preferred Stock, or the transferee of the holder of such shares of Series I Preferred Stock, shall be entitled and (B) if less than the full number of shares of Series I Preferred Stock represented by the surrendered certificate or certificates is being exchanged, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being exchanged. This exchange shall be deemed to have been made at the close of business on the Exchange Date so that the rights of the Holder as to the shares being exchanged shall cease except for the right to receive the exchange value, and, if applicable, the Person entitled to receive shares of Parent Conversion Stock shall be treated for all purposes as having become the record holder of those shares of Parent Conversion Stock at that time on that date.

(2)

In lieu of the foregoing procedures, if the Series I Preferred Stock is held in global certificate form, the Holder must comply with the procedures of DTC to convert its beneficial interest in respect of the Series I Preferred Stock represented by a global stock certificate of the Series I Preferred Stock.

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(3)

If more than one share of Series I Preferred Stock is surrendered for exchange by the same holder at the same time, the number of whole shares of Parent Conversion Stock issuable upon exchange of those shares of Series I Preferred Stock shall be computed on the basis of the total number of shares of Series I Preferred Stock so surrendered.

(4)	Any Exchange Notice delivered to the Corporation shall be irrevocable.

(5)

Promptly upon receiving any Exchange Notice, the Corporation shall cause Parent under its agreement with Parent, to issue the number of shares of Parent Common Stock to the Holder of the Series I Preferred Stock that exercised its right to exchange such shares for Parent Conversion Stock.

(d)	Limitation of the Number of Shares issued upon exchange of the Series I Preferred Stock.

(i)

Notwithstanding anything herein to the contrary, a Holder may not convert such Holder’s outstanding shares of Series I Preferred Stock into Parent Conversion Stock if such exchange would cause such Holder (or any other Person that is an affiliate, within the meaning of the Securities Act, of such Holder) to beneficially own more than 4.99% of the total number of issued and outstanding shares of Parent Conversion Stock (including for such purpose the shares of Parent Conversion Stock issuable upon such exchange) (the “Maximum Percentage”). For the avoidance of doubt, except as otherwise provided herein in connection with a Fundamental Transaction, shares of the Series I Preferred Stock may not be exchanged in whole or in part if the Holder’s Beneficial Ownership (as calculated herein) exceeds the Maximum Percentage prior to such exchange.

(ii)	For such purposes, “Beneficial Ownership” shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)

This provision shall not restrict the number of shares of Parent Conversion Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction or in connection with a fundamental transaction as described under Section 8(h) of this Certificate of Designation. Accordingly, there shall not be any such limitation of the shares of Parent Conversion Stock that would be issued to a Holder upon any exchange that is required of Parent under Section 8(h) of this Certificate of Designation.

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(iv)	This restriction may not be waived except by the Holder providing a notice to the Corporation and Parent as provided herein.

(v)

For any reason at any time, upon the written or oral request of the Holder, the Corporation and Parent shall promptly confirm in writing (which may be by electronic mail) to the Holder the number of shares of Parent Conversion Stock then outstanding.

(vi)

To the extent that the limitation contained in this Section 8(d) of this Certificate of Designation applies, the determination of whether Series I Preferred Stock may be exchanged (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of any shares of Series I Preferred Stock that may be exchanged shall be in the sole discretion of a Holder, and the submission of a notice of exchange shall be deemed to be each Holder’s determination of whether the shares of Series I Preferred Stock may be exchanged, in whole or in part (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of the shares of Series I Preferred Stock then held by such Holder are convertible, in each case subject to such aggregate percentage limitation, and the Corporation and Parent shall have no obligation to verify or confirm the accuracy of such determination other than its obligation, upon the Holder’s request, confirm in writing to the Holder the number of shares of Parent Conversion Stock then outstanding.

(vii)

Notwithstanding any provision of this Section 8(d) of this Certificate of Designation to the contrary, the limitations on the exchange of the Series I Preferred Stock under this Section 8(d) of this Certificate of Designation shall not be applicable from and after the date that is 61 days after the date that the Holder provides written notice to the Corporation and Parent that the Holder elects to have Beneficial Ownership of Parent Conversion Stock in excess of the Maximum Percentage, in which case such Holder shall have the right to exchange any or all shares of Series I Preferred Stock of such Holder without the limitations of this Section 8(d) of this Certificate of Designation; provided, that the limitations of this Section 8(d) of this Certificate of Designation shall again be applicable to any assignee of such shares of Series I Preferred Stock (that were held by the Holder the date such notice is delivered to the Corporation and Parent) until 61 days after such assignee provides such notice to the Corporation and Parent.

(e)

Reservation of Shares. The Corporation shall at all times have an agreement, and Parent shall agree to at all times, reserve and keep available, free from preemptive rights out of Parent’s authorized but unissued shares of capital stock, for issuance upon the exchange of shares of Series I Preferred Stock, a number of the authorized but unissued shares of Parent Conversion Stock that shall from time to time be sufficient to permit the exchange of all outstanding shares of Series I Preferred Stock.

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(f)

Compliance with Laws; Validity, etc., of Parent Conversion Stock. Before the delivery of any securities upon exchange of shares of Series I Preferred Stock, the Corporation and Parent shall comply with all applicable federal and state laws and regulations. All shares of Parent Conversion Stock delivered upon exchange of shares of Series I Preferred Stock shall, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges, not subject to any preemptive rights and without restriction (whether under Rule 144 or otherwise).

(g)	Payment of Dividends Upon Exchange.

(i)

Upon the exchange of any shares of Series I Preferred Stock, such Series I Preferred Stock shall cease to cumulate dividends as of the end of the Exchange Date, and the Holder shall not receive any payment in an amount equal to accrued and unpaid dividends on the shares of Series I Preferred Stock, except in those limited circumstances discussed below in this Section 8(g) of this Certificate of Designation. Except as provided below in this Section 8(g) of this Certificate of Designation, the Corporation shall make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of Series I Preferred Stock that have been exchanged.

(ii)

If an Exchange Date occurs before the close of business on a Dividend Record Date, the Holder shall not be entitled to receive any portion of the dividend payable on such shares of the Series I Preferred Stock that is to be so exchanged on the corresponding Dividend Payment Date.

(iii)

If an Exchange Date occurs after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the Holder on the Dividend Record Date will receive on that Dividend Payment Date accrued dividends on those shares of Series I Preferred Stock, notwithstanding the exchange of those shares of Series I Preferred Stock prior to that Dividend Payment Date.

(h)	Effect of Business Combinations. In the case of the following events (each a “business combination”):

(i)	any recapitalization, reclassification or change of Parent Conversion Stock (other than changes resulting from a subdivision or combination);

(ii)	a consolidation, merger or combination involving Parent;

(iii)	a sale, conveyance or lease to another corporation of all or substantially all of Parent’s property and assets (other than to one or more of the Parent’s subsidiaries); or

(iv)	a statutory share exchange,

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in each case, as a result of which holders of Parent Conversion Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Parent Conversion Stock, a Holder shall be entitled thereafter to convert such shares of Series I Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the Holder would have owned or been entitled to receive upon such business combination as if such Holder held a number of shares of Parent Conversion Stock equal to the Exchange Rate in effect on the effective date for such business combination, multiplied by the number of shares of Series I Preferred Stock held by such Holder. In the event that holders of Parent Conversion Stock have the opportunity to elect the form of consideration to be received in such business combination, the Corporation shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the shares of Series I Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the Holders who participate in such determination, shall be subject to any limitations to which all holders of Parent Conversion Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Parent Conversion Stock and (2) two business days prior to the anticipated effective date of the business combination.

Parent and the Corporation shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the Holders (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to Parent’s transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the Holders shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. Parent may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert such Holder’s shares of Series I Preferred Stock into shares of Parent Conversion Stock prior to the effective date of such business combination.

9.	Agreement of Parent.

(a)

On or prior to the date of the initial issuance of any of the Series I Preferred Stock, the Corporation shall enter into an agreement with Parent, and the Corporation shall maintain such agreement in full force and effect for so long as any shares of the Series I Preferred Stock are issued and outstanding, which agreement shall require Parent to comply with the obligations to issue shares of Parent Conversion Stock as provided in this Certificate of Designations, and to comply with the provisions that are related thereto. The Corporation may, under the terms of such agreement, require Parent to issue and contribute to the capital of the Corporation, such shares of Parent Conversion Stock that are then required to be delivered to the Holders upon the exchange of the Series I Preferred Stock.

(b)

The Agreement between the Corporation and Parent shall include that Parent shall provide or otherwise make available to each Holder all financial and other reports that are provided by Parent to each stockholder of Parent.

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10.	Miscellaneous.

(a)

Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier, at the principal address of the Corporation or such other facsimile number, or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 10(a) of this Certificate of Designation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service to each Holder at the facsimile number, or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given or delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section of this Certificate of Designation prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section of this Certificate of Designation on a day that is not a Trading Day or later than 5:30p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)

Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Series I Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)

Lost or Mutilated Series I Preferred Stock Certificate. If a Holder’s Series I Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series I Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d)

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

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(e)

Amendments; Waiver. This Certificate of Designation maybe amended or any provision of this Certificate of Designation may be waived by the Corporation solely with the affirmative vote at a duly held meeting or written consent of the Requisite Holders. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders, except that a waiver by the Requisite Holders will constitute a waiver of all Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(f)

Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

[Continued on next page – Remainder of this page intentionally blank]

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the undersigned on this ____ day of ________, 2020.

AIU Alternative Care, Inc.

By:	/s/ James T. Walesa
Name: James T. Walesa
Title: Chairman and Chief Executive Officer

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Exhibit B

REFLECTING AMENDMENTS AS OF THE EFFECTIVE DATE OF THE MERGER

CLEARDAY ALTERNATIVE CARE OZ FUND LP

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

Dated as of the First Closing Date as Defined Herein

CLEARDAY ALTERNATIVE CARE OZ FUND LP

Amended And Restated

Limited Partnership Agreement

i

ii

Exhibit A	Form of the Joinder Agreement

Exhibit B	Form of the Certificate of Designation of Clearday for the Preferred Stock

iii

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CLEARDAY ALTERNATIVE CARE OZ FUND LP

Dated as of ___________, 2020

This Amended and Restated Limited Partnership Agreement (as amended or restated from time to time, this “Agreement”) of CLEARDAY ALTERNATIVE CARE OZ FUND LP (the “Partnership”) is made as of the date written above by and among Clearday Impact Management LLC, a Delaware limited liability company (the “General Partner”), as general partner, Clearday Alternative Care, Inc., a Delaware corporation that was incorporated under the name Clearday Alternative Care, Inc., and the initial limited partner of the Partnership (“Clearday”) and such other person or persons admitted as a limited partner in the Partnership in accordance with the terms and provisions of this Agreement (each a “Limited Partner” and, collectively, the “Limited Partners”).

WHEREAS, pursuant to a limited partnership agreement of the Partnership (the “Original Agreement”) made between the General Partner and Clearday, the General Partner and Clearday formed the Partnership by filing a Certificate of Limited Partnership with the Delaware Secretary of State on the date that the Partnership was formed;

WHEREAS, the General Partner and the Limited Partners admitted to the Partnership as of the date of this Agreement have determined to amend and restate the Original Agreement to govern the management and operation of the Partnership and the relationship of the parties from and after the date hereof in accordance with the terms and subject to the conditions set forth herein;

WHEREAS, on the date set forth above, there was a merger of whereby a wholly owned subsidiary of Parent merged with and into Allied Integral United, Inc. whereby Allied Integral United, Inc. was the surviving entity and this Agreement was further amended and restated;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the General Partner, Clearday and the other Limited Partners do hereby agree that Original Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1 GENERAL PROVISIONS

Section 1.01. Continuation of Limited Partnership.

The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and pursuant to the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to ensure that all certificates and documents are properly executed, and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the

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continuation of the Partnership as a limited partnership under the Act and under all other laws of the State of Delaware or other jurisdictions in which the General Partner determines that the Partnership may conduct business. The General Partner shall continue as General Partner of the Partnership upon its execution of a counterpart signature page to this Agreement. Each Person who is or is to be admitted as a Limited Partner pursuant to this Agreement shall accede to this Agreement and any amendment to or novation thereof by executing (either itself or through the General Partner as its attorney-in-fact and agent) a counterpart signature page to this Agreement and/or such subscription agreements, deeds or adherence or other documents as may be acceptable to the General Partner. The rights and duties of the limited partners shall be as provided in the Act, except as modified by this Agreement.

Section 1.02. Partnership Name.

The Partnership shall do business under the name of CLEARDAY ALTERNATIVE CARE OZ FUND LP or such other name as the General Partner may determine.

Section 1.03. Principal Place of Business and Offices.

The principal place of business of the Partnership is c/o Clearday Alternative Care, Inc., formerly known as Clearday Alternative Care, Inc., at the principal place of business of such entity, Attention: Chief Executive Officer. The Partnership may from time to time change its principal place of business and may establish additional places of business when and where required by the business of the Partnership. The Partnership’s registered office and registered agent in the State of Delaware shall be as set forth in the Partnership’s Certificate of Limited Partnership, until such time as either is changed in accordance with the Act.

Section 1.04. Term.

The term of the Partnership commenced on the date the original Certificate of Limited Partnership was filed with the Delaware Secretary of State and shall continue in existence in perpetuity, unless the Partnership’s existence is sooner terminated pursuant to Section 7.02.

Section 1.05. Names of Partners.

(a) The General Partner is Clearday Impact Management LLC, a Delaware limited liability company whose address is c/o Clearday Alternative Care, Inc., at the address set forth above.

(b) The names and addresses of all of the Limited Partners (as hereinafter defined) and the amounts of their respective contributions to the Partnership (“Capital Contributions”) are set forth in a schedule or schedules attached hereto (each, a “Schedule”), which is hereby incorporated by reference into and made a part of this Agreement and which shall be amended by the General Partner from time to time as necessary.

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Section 1.06. Fiscal Year.

The fiscal year of the Partnership shall begin on the 1st day of January and end on the 31st day of December of each year (the “Fiscal Year”); provided, however, that the first Fiscal Year of the Partnership commenced on the date of filing of the Certificate of Limited Partnership in the State of Delaware and shall end on December 31, 2019. The Fiscal Year in which the Partnership shall terminate shall begin on January 1 and end on the date of termination of the Partnership.

Section 1.07. Purposes of Partnership.

(a) The Partnership is organized to engage in any lawful act or activity for which limited partnerships may be organized under the laws of the State of Delaware.

(b) Without limiting the general provisions of the foregoing, the purposes of the Partnership include, without limitation, each of the following

(i) To invest in capital stock, subscriptions, warrants, bonds, notes, debentures and other debt instruments (whether subordinated, convertible or otherwise), and other securities of whatever kind or nature (including, without limitation, derivatives and equity interests in private entities), of any domestic or foreign corporation, partnership, limited liability company, government or entity whatsoever (including foreign governments or entities), in rights and options relating thereto, including put and call options or any combination thereof, and in currencies, currency, financial and index options, or any combination thereof, whether readily marketable or not (all such items being herein individually referred to as a “Security” and collectively referred to as “Securities”);

(ii) To operate the issuers (a “Portfolio Company”) of any Securities and exercise all rights related to such Securities, including exercise all governance and management rights;

(iii) To finance the any of the Securities and finance any of the Portfolio Companies on terms and conditions determined by the Partnership provided that no such financing shall permit the Company to cause any liability of a Limited Partner to any lender under the terms of definitive agreements with respect to any such financing;

(iv) To engage in such other related activities and transactions as the General Partner may from time to time determine;

(v) To enter into, make and perform all contracts and other undertakings, and engage in all activities and take all such actions, as may be necessary or advisable for carrying out the purposes of the Partnership;

(vi) To maintain for the conduct of Partnership affairs one or more offices and in connection therewith rent or acquire office space, engage personnel, whether part-time or full-time, and do such other acts as may be necessary or advisable in connection with the maintenance and administration of such office or offices;

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(vii) To engage attorneys, independent accountants, securities brokers, investment advisers, appraisers, experts and such other professional and non-professional persons as may be necessary or advisable;

(viii) To open, maintain and close bank and brokerage accounts and draw checks or other orders for the payment of money, and

(ix) Generally, to take all actions, execute all documents and incur such expenses on behalf of the Partnership as may be necessary or advisable in connection with the foregoing.

(c) The purposes of the Partnership include engaging in any of the foregoing activities in connection or coordination with such activities and transactions by its Affiliates, including Clearday.

Section 1.08. Limitations on Limited Partners.

No Limited Partner shall: (i) be permitted to take part in the management or control of the business or affairs of the Partnership, (ii) have any voice in the management or operation of any property, (iii) have the power to remove the General Partner, (iv) have the power to influence the management of the Partnership, whether by voting or approval rights or by changing or altering any Section of this Agreement, including this Section 1.08, by vote, consent or otherwise, or (v) have the authority or power in its capacity as a Limited Partner to act as agent for or on behalf of the Partnership, or any other Limited Partner, to do any act that would be binding on the Partnership, or any other Limited Partner, or to incur any expenditures on behalf of or with respect to the Partnership.

Section 1.09. Liability of Limited Partners.

The liability of each Limited Partner for the losses, debts and obligations of the Partnership, except as expressly set forth in this Agreement, shall be limited to such Limited Partner’s Capital Contribution and share of any undistributed assets of the Partnership, except to the extent a Limited Partner shall be liable under applicable law for previous distributions made to such Limited Partner under the terms of this Agreement, including Section 5.02, where the Partnership does not have sufficient assets to discharge its liabilities, and such Limited Partner had knowledge thereof at the time of distribution, or where such liability is founded upon misstatements or misrepresentations contained in such Limited Partner’s subscription agreement or related documents delivered in connection with the purchase of an Interest, or upon a breach of this Agreement.

Section 1.10. Certain Definitions.

The following defined terms used in this Agreement shall have the respective meanings specified below.

(a) “Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

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(b) “Adjusted Capital Account” shall mean, with respect to any Partner at any time, such Partner’s Capital Account at such time (i) increased by the sum of (A) the amount of such Partner’s share of partnership minimum gain (as defined in Treasury Regulations Section 1.704-2(g)(1)), (B) the amount of such Partner’s share of the minimum gain attributable to a partner nonrecourse debt and (C) the amount of the deficit balance in such Partner’s Capital Account which such Partner is obligated to restore, if any, and (ii) decreased by reasonably expected adjustments, allocations and distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c) “Advisers Act” shall have the meaning ascribed to such term in Section 2.01(a).

(d) “Aggregate Annual Tax Liability” shall have the meaning ascribed to such term in Section 5.01(a).

(e) “Affiliate” shall have the meaning ascribed to such term in Section 2.04.

(f) “Agreement” shall have the meaning ascribed to such term in the preamble hereto.

(g) “Business Day” means any day (other than a Saturday or Sunday) when banks in New York are open for business or such other day or days as determined by the General Partner in its sole discretion.

(h) “Capital Account” shall have the meaning ascribed to such term in Section 4.01.

(i) “Capital Contribution” shall have the meaning ascribed to such term in Section 1.05(b).

(j) “Class” shall have the meaning ascribed to such term in Section 3.01(c).

(k) “Clearday” shall have the meaning ascribed to such term in the preamble hereto.

(l) “Clearday Subsidiary” means AIU Alternative Care, Inc., a Delaware corporation that is part of the Merger.

(m) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(n) “Damages” shall have the meaning ascribed to such term in Section 2.06(a).

(o) “Deemed Capital Distributions” shall have the meaning ascribed to such term in Section 9.01(b).

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(p) “Delegee” shall have the meaning ascribed to such term in Section 2.01(a).

(q) “Depreciation” shall mean for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the depreciation, amortization or other cost recovery deduction for income tax purposes for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

(r) “Distributable Cash” shall mean the aggregate amount of the Partnership’s net cash flow during the relevant period, including: (i) the cash receipts less expenses of the Partnership from its operations; (ii) the net amount of cash borrowed by the Partnership less the amount used to refinance any Partnership indebtedness; (iii) the net amount of any insurance proceeds less the amount of such insurance proceeds used to repair, replace or otherwise compensate the Partnership for the loss underlying such insurance proceeds; (iv) the net proceeds from the sale or other disposition of assets of the Partnership, including any investments, fees, payoffs or interest collections and capital received from securitizations or other assets held for investment; provided, that, as provided in Section 4.07(a), the Partnership has no obligation to distribute Distributable Cash due to, among other reasons, the discretion of the General Partner.

(s) “DOL Regulations” shall mean Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.

(t) “ERISA” shall have the meaning ascribed to such term in Section 11.01.

(u) “ERISA Partner” shall have the meaning ascribed to such term in Section 11.02(a)

(v) “Exchange Act” shall have the meaning ascribed to such term in Section 6.01(b).

(w) “First Closing Date” shall mean the date of the initial Capital Contribution by a Limited Partner that is not an Affiliate of the General Partner.

(x) “Fiscal Quarter” shall mean any one or more of the following: (i) January 1 to March 31 of each Fiscal Year; (ii) April 1 to June 30 of each Fiscal Year; (iii) July 1 to September 30 of each Fiscal Year; (iv) October 1 to December 31 of each Fiscal Year; and (v) such other periods as may be designated from time to time as a Fiscal Quarter by the General Partner.

(y) “Fiscal Year” shall have the meaning ascribed to it in Section 1.06.

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(z) “General Partner” shall have the meaning ascribed to such term in the preamble hereto.

(aa) “General Partner Parties” shall have the meaning ascribed to such term in Section 2.05.

(bb) “Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner;

(ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner as of the following times: (A) the acquisition of an additional interest in the Partnership by any Additional Limited Partner or Substitute Limited Partner or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution or other applicable date, in each case, as determined by the General Partner; and

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Article 4 hereof; provided, however, that Gross Asset Values shall not be adjusted to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph. If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iii) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

(cc) “Governmental Plan Partner” shall have the meaning ascribed to such term in Section 11.03.

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(dd) “Interest” means the limited partnership interests in the Partnership held by a Limited Partner.

(ee) “Investment Manager” shall have the meaning ascribed to such term in Section 2.01(a).

(ff) “Joinder Agreement” shall mean the joinder to this Agreement in the form set forth as Exhibit A, attached hereto, as such form may be supplemented or modified by the General Partner.

(gg) “Limited Partner” shall have the meaning ascribed to such term in the preamble hereto.

(hh) “Memorandum” shall mean the Confidential Private Placement Memorandum used by Clearday to offer its Preferred Units, as such document is amended and supplemented from time to time.

(ii) “Merger” means the merger of Clearday Subsidiary with a transitory subsidiary of Parent that closed on the Merger Effective Date.

(jj) “Merger Effective Date” means [ closing date ].

(kk) “Net Profit and Net Loss” shall mean, for any Fiscal Quarter or such other period as determined by the General Partner, the net income or net loss of the Partnership for such Fiscal Quarter or such other period, as the case may be, determined in accordance with Section 703(a) of the Code, including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles, with the following adjustments:

(i) any income of the Partnership that is exempt from U.S. federal income tax shall be included as income;

(ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be treated as current expenses;

(iii) any and all other adjustments required to be made in order to determine Capital Account balances in compliance with Treasury Regulations Section 1.704-1(b); provided, however that amounts that are specially allocated under Section 4.02 shall not be taken into account.

(ll) “Original Agreement” shall have the meaning ascribed to such term in the recitals hereto

(mm) “Ownership Percentage” shall have the meaning ascribed to such term in Section 3.03.

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(nn) “Parent” means: (i) prior to the Merger Effective Date: Allied Integral United, Inc. a Delaware corporation which, prior to the Merger Effective Date, is the sole owner of the common stock of Clearday; and (ii) from and after the Merger Effective Date: Clearday, Inc., a Delaware corporation that was incorporated on May 11, 1987 under the name Superconductor Technologies Inc. and the sole owner of Clearday Subsidiary, Inc. which is the sole owner of the common stock of Clearday.

(oo) “Parent Common Stock” shall have the meaning ascribed to such term in Section 8.01(a).

(pp) “Partnership” shall have the meaning ascribed to such term in the preamble hereto.

(qq) “Partnership Nonrecourse Debt” has the meaning given the term “nonrecourse liability” in Treasury Regulations Section 1.752-1(a)(2).

(rr) “Partner Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to such term in Section 4.04(b).

(ss) “Partnership Representative” shall have the meaning ascribed to such term in Section 10.04.

(tt) “Private Foundation Partner” shall have the meaning ascribed to such term in Section 11.04.

(uu) “Portfolio Company” shall have the meaning ascribed to such term in Section 1.07(b).

(vv) “Preferred Stock” means the shares of the 10.25%% Series I Cumulative Convertible Preferred Stock of Clearday issued in the offering described in the Memorandum.

(ww) “Preferred Units” means units of the Preferred Stock and the Warrants.

(xx) “Reserves” shall mean the amount of the reserves determined from time to time by the General Partner for the payment of Organizational Expenses, Operating Expenses and other liabilities and general contingencies of the Partnership as well as for any required tax withholdings, even if such reserves are not required by U.S. GAAP.

(yy) “Schedule” shall have the meaning ascribed to such term in Section 1.05(b).

(zz) “SEC” shall have the meaning ascribed to such term in Section 2.01(a).

(aaa) “Security” shall have the meaning ascribed to such term in Section 1.07(b).

(bbb) “Stated Distribution Rate” shall have the meaning ascribed to such term in Section 9.01(b).

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(ccc) “Subsequent Closing” shall have the meaning ascribed to such term in Section 3.01(d).

(ddd) “Substituted Limited Partner” shall have the meaning ascribed to such term in Section 6.03(a).

(eee) “Subscription Documents” shall mean the subscription agreement and other documents provided by an investor in the offering described in the Memorandum, including the subscription agreement for the purchase of Interests.

(fff) “TCJA” means the U.S. Tax Cuts and Jobs Act.

(ggg) “Transfer” shall have the meaning ascribed to such term in Section 6.01(a).

(hhh) “Transferee” shall have the meaning ascribed to such term in Section 6.02(a).

(iii) “Transferor” shall have the meaning ascribed to such term in Section 6.02(a).

(jjj) “Treasury Regulations” shall mean the U.S. Department of Treasury regulations promulgated under the Code.

(kkk) “U.S. GAAP” has the meaning set forth in Section 3.05(a).

(lll) “Warrants” means the warrants to purchase shares of common stock of Parent that are offered in the offering described in the Memorandum.

ARTICLE 2 MANAGEMENT OF PARTNERSHIP

Section 2.01. Management Generally.

(a) Management by the General Partner. The management of the Partnership shall be vested exclusively in the General Partner; provided that the General Partner may delegate to any other person (a “Delegee”) any or all of the General Partner’s power and authority in any or all aspects of the management of the Partnership and its business. The General Partner has delegated the Partnership’s investment management responsibilities to Clearday, as the investment manager of the Partnership (the “Investment Manager”). The Investment Manager is not registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Limited Partners may take no part in the management of the Partnership, and shall have no authority or right to act on behalf of the Partnership in connection with any matter. The officers of an Investment Manager may have such authority to act on behalf of the Partnership, to execute agreements, documents and instruments on behalf of the Partnership and take such other actions for the benefit of the Partnership as from time to time authorized by the General Partner.

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(b) TCJA.

(i) The General Partner and the Partnership shall use their respective commercially reasonable efforts to manage the business of the Partnership so that at all times prior to the date the Interests are redeemed in accordance with Section 9.01 the Partnership shall qualify and continue to qualify as a “qualified opportunity fund”.

(ii) In accordance with such efforts, the General Partner may restrict the business and affairs of the Partnership so that it invests in Portfolio Companies that are, within the meaning of the TCJA, opportunity zone business stock or opportunity zone partnership interests issued by entities that qualify as a qualified opportunity zone business (within the meaning of the TCJA).

(iii) There can be no assurance that all of the initial capital contributions of the Limited Partners will be invested in a manner that will cause the Partnership to qualify and maintain its qualification as a qualified opportunity fund.

(iv) The efforts of the Partnership to qualify and continue to qualify as a “qualified opportunity fund” Clearday may cause the General Partner to acquire certain entities or Securities in an Affiliate of the Partnership. Under any such investment structure, the Partners and the Partnership will not have the benefit of such investments, including the net cash flow from such businesses.

(c) The Partnership expects to use all of the investment by the Limited Partners within the period time that is required for investment in qualified assets. In the event that the Partnership is not able to invest such net proceeds of the Capital Contributions, the Partnership will redeem the interests of the Limited Partners, first redeeming the Interests of Clearday and then the Interests of the other Limited Partners, pro rata on the basis of the Capital Contributions.

Section 2.02. Authority of the General Partner.

The General Partner shall have the power, on behalf and in the name of the Partnership, to carry out any and all of the purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable in connection therewith or incidental thereto, and to appoint one or more agents to accomplish the foregoing.

Section 2.03. Reliance by Third Parties.

Third persons dealing with the Partnership are entitled to rely conclusively upon the power or authority of the General Partner as herein set forth.

Section 2.04. Activity of the General Partner.

The General Partner, and its principals, managers, officers, directors, employees or persons acting in a similar capacity (collectively, “Affiliates”) shall devote such of their time as in their sole judgment is reasonably required for the conduct of the Partnership’s business. Nothing herein contained shall be deemed to preclude the General Partner and/or its Affiliates, consistent with the foregoing and its fiduciary obligations to the Limited Partners and the Partnership, or any Delegee,

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from (i) acting as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a partner of any partnership, or an executive or administrative official of any other business entity whether or not in competition with the Partnership, (ii) participating in profits derived from the investments in or of any such corporation, trust, estate, partnership or other business entity or person, (iii) engaging directly or indirectly in any other business or entity in which the Partnership has a Securities position, subject to applicable law, (iv) directly or indirectly purchasing, selling and holding Securities or Assets for the account of any such other business or entity or for its own account, subject to applicable law, or (v) engaging in such other business activities which may generate consulting fees, advisory fees or finder fees for the raising of capital and other investment related services. No Limited Partner shall, by reason of being a Limited Partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner or Affiliates from the conduct of any activities other than the activities of the Partnership or from any transaction in Securities effected by the General Partner and/or Affiliates for any account other than that of the Partnership.

Section 2.05. Exculpation.

Notwithstanding any provision of this Agreement to the contrary, to the fullest extent not prohibited by the Act, neither the General Partner nor any of its affiliates, nor any of its or their respective principals, managers, members, partners, officers, directors, equity holders, agents or other applicable representatives (collectively, the “General Partner Parties”) shall be liable, responsible or accountable in damages or otherwise (including for any loss due to action or inaction of any person or entity retained by the Partnership) to the Partnership or any Limited Partner, or any of their respective affiliates, principals, managers, members, partners, officers, directors, equity holders, agents or other applicable representatives, assignees or transferees, or to third parties for any act or omission performed or omitted by them on behalf of the Partnership and in a manner believed in good faith by them to be within the scope of the authority granted to them by this Agreement except when such action or failure to act is found by a court of competent jurisdiction upon entry of a final judgment to have been the result of the General Partner’s fraud, gross negligence or willful misconduct in the performance or non-performance of its duties to the Partnership. The General Partner Parties may consult with counsel and accountants in respect of the Partnership’s affairs and be fully protected and justified in any action or inaction that is taken in good faith and in accordance with the information, reports, statements, advice or opinion provided by such persons. Notwithstanding the foregoing, nothing in this Agreement shall in any way constitute a waiver or limitation of any rights that the Limited Partners may have under federal or state securities laws or under ERISA.

Section 2.06. Indemnification.

(a) Notwithstanding any provision of this Agreement to the contrary, to the fullest extent not prohibited by the Act, the Partnership shall indemnify and hold harmless the General Partner Parties from and against any and all losses, damages, obligations, penalties, claims, actions, suits, judgments, settlements, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees, as well as other costs and expenses incurred in connection with the defense of any actual or threatened

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action or proceeding or any investigation, inquiries by governmental agencies or request for information from any regulator) and amounts paid in settlement of any claims (collectively “Damages”) suffered or sustained by any of the foregoing persons as a result of or in connection with any act performed by them under this Agreement or otherwise on behalf of the Partnership; provided, however, that such indemnity shall be payable only if such damages were not found by a court of competent jurisdiction upon entry of a final judgment to have been the result of the General Partner’s fraud, gross negligence, or willful misconduct in the performance or non-performance of its duties to the Partnership, and in the case of criminal proceedings, that the indemnified party or parties had no reasonable cause to believe was unlawful. The General Partner may, in its sole discretion, cause the Partnership to advance to any person or entity entitled to indemnification hereunder reasonable attorney’s fees and other costs and expenses incurred in connection with the defense of any action or proceeding or any investigation that arises out of such conduct, provided that all such advances will be promptly repaid if it is subsequently determined that the person or entity receiving such advance was no entitled to indemnification hereunder. No indemnification may be made and each indemnified party or parties shall reimburse the Partnership to the extent of any indemnification previously made in respect of any claim, issue or matter as to which the indemnified party or parties shall have been adjudged by a court of competent jurisdiction pursuant to a final, non-appealable judgment, to be liable for gross negligence, fraud, or willful misconduct in the performance of its duties to the Partnership or would not otherwise be entitled to be held harmless under Section 2.05 unless, and only to the extent that, the court in which such action or suit was brought determines that in view of all the circumstances of the case, despite the adjudication of liability the indemnified party(ies) is fairly and reasonably entitled to indemnity for those expenses that the court deems proper. Any indemnity under this Section 2.06(a) shall be paid from, and only to the extent of, the Partnership’s assets, and no Limited Partner shall have any personal liability on account thereof.

(b) All rights to indemnification permitted in this Agreement and payment of associated expenses shall not be affected by the termination and dissolution of the Partnership or the removal, resignation, withdrawal, insolvency, bankruptcy, termination or dissolution of the General Partner.

Section 2.07. Other Business Ventures.

The General Partner and its Affiliates and each of the Limited Partners and their respective Affiliates may engage in or possess an interest in other business ventures of every nature and description for their own account, independently or with others, whether or not such other enterprises shall be in competition with any activities of the Partnership. None of the Partnership, the Limited Partners or the General Partner shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom..

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ARTICLE 3 CAPITAL ACCOUNTS OF LIMITED PARTNERS

Section 3.01. Limited Partners.

(a) The names, addresses and Capital Contributions of each of the Limited Partners shall be maintained by the General Partner with the records of the Partnership, and such record shall be confidential and not provided to any other Limited Partner unless otherwise determined by the General Partner.

(b) The Limited Partners in the Partnership shall be

(i) each person that has

(1)	executed and delivered the Subscription Documents for an investment in the Partnership;

(2)	whose investment has been accepted by the General Partner;

(3)	who has made a cash Capital Contribution to the Partnership;

(4)	who has executed and delivered this Agreement as of First Closing Date or a Joinder Agreement as of the date of any other closing of an offering described in the Memorandum; and

(ii) each person that is a Substituted Limited Partner.

(c) The Partnership may NOT establish any number of designated class of Interests (each, a “Class”) having separate rights, fees, allocations, powers, preferences, obligations, qualifications, limitations, restrictions and/or duties, with or without respect to specified property or obligations of the Partnership or profits and losses associated with specified property or obligations without the prior approval of the Limited Partners holding a majority of the Interests.

(d) Subsequent Closings.

(i) The General Partner may admit one or more persons in the Partnership as a Limited Partner that completes the Subscription Documents to the satisfaction of the General Partner, who makes a cash investment in the Company as a Capital Contribution for the purchase of such person’s Interests in connection with a closing (each a “Subsequent Closing”) of the offering of securities described in the Memorandum, and who executes and delivers a Joinder Agreement.

(ii) The Capital Contribution by a person that is admitted as a Limited Partner in a Subsequent Closing shall be used by the Partnership in the discretion of the General Partner for investments by the Partnership and shall not be used to distribute such funds to the then existing Limited Partners.

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(iii) To the extent necessary, the General Partner shall cause the books and records of the Partnership to be amended to reflect as appropriate the issuance of additional Interests in the Partnership to a person in connection with a Subsequent Closing, as promptly as is practicable after such occurrence.

Section 3.02. Capital Contributions.

(a) Each Limited Partner shall make a Capital Contribution to the Partnership by way of cash equal to the amount set forth opposite such Limited Partner’s name in the Schedule, which amount shall, other than in the case of the Capital Contribution of Clearday, equal the amount that such Limited Partner agreed to contribute or invest in the Partnership in the offering described in the Memorandum. Except upon the prior consent of the General Partner, the minimum initial Capital Contribution for each Limited Partner shall be the amount set forth in the Memorandum.

(b) The terms of the offering of the Interests shall be consistent in all material respects as described in the Memorandum, unless otherwise described in this Agreement.

(c) The Capital Contribution of Clearday shall be an amount that is equal to the gross proceeds of the offering of the Preferred Units or such other amount as determined by Clearday from time to time to reflect additional investment in the Securities and Portfolio Companies of the Partnership.

(d) In determining the Capital Contribution of Clearday as of the date of the last closing of the offering described in the Memorandum, it is acknowledged that the aggregate gross proceeds of the offering of the Preferred Units shall be contributed to the Partnership and the Partnership shall pay the organizational and initial offering expenses as described in Section 3.05. Accordingly, the Ownership Percentage of Clearday as of the date of the last closing of the offering described in the Memorandum shall be equal to (i) the number of shares of the Preferred Stock that would have been issued by Clearday to the Limited Partners if the Limited Partners (other than Clearday) invested their Capital Contributions for investment in such shares of Preferred Stock; (ii) divided by the aggregate number of shares of Preferred Stock issued by Clearday in such offering.

(e) Clearday may make additional Capital Contributions and will make additional Capital Contributions in the amount equal to the net proceeds of the sale of assets by Parent and its other subsidiaries that are not used as investment or other financing of direct or indirect investments by Parent in assets or businesses that are consistent with the care and wellness investment strategy of Parent.

Section 3.03. Ownership Percentages.

An “Ownership Percentage” shall be determined for each Limited Partner for each Fiscal Quarter of the Partnership by dividing the amount of such Limited Partner’s Capital Account by the sum of the Capital Accounts of all of the Limited Partners for such Fiscal Quarter. The Ownership Percentages shall be set forth in a Schedule filed with the records of the Partnership within thirty (30) days after the commencement of each Fiscal Quarter of the Partnership, or such other period as reasonably determined by the General Partner.

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Section 3.04. Withholding.

If the Company is required by applicable law to pay any tax that is specifically attributable to a Limited Partner (or to a Person having the tax status of a Limited Partner or the tax status of the direct or indirect shareholders, members, or other owners of such Limited Partner), including non-U.S., U.S. federal, commonwealth or state withholding taxes, commonwealth and/or state personal property taxes, and commonwealth and/or state unincorporated business taxes, then such Limited Partner shall indemnify and reimburse the Company for such tax (and any related interest and penalties). The Company may offset Distributions and other amounts which any Limited Partner is otherwise entitled to receive under this Agreement against a Limited Partner’s indemnification obligations under this Section and, to the extent offset, such amount shall be treated as distributed or otherwise paid to such Limited Partner for all purposes of this Agreement (other than as necessary to properly maintain Capital Accounts or to properly determine the allocations of Net Profits and Net Losses). A Limited Partner’s obligation to pay or indemnify for a tax (and related interest and penalties) under this provision shall survive the Limited Partner’s Transfer of its Units and the termination, dissolution, liquidation, or winding up of the Company. Any payment pursuant to this Section will not be treated as a capital contribution to the Company but will, to the extent necessary to properly maintain Capital Accounts, increase a Limited Partner’s Capital Account.

Section 3.05. Expenses.

(a) Organizational and Initial Offering Expenses.

(i) The Partnership shall pay organizational and initial offering expenses related to the offering of the Interests and the organizational and initial offering expenses of Clearday regarding its offering of the Preferred Units, in each case, on a pro rata basis, determined on the basis of the aggregate Capital Contributions by the Limited Partners, other than Clearday, and the gross proceeds to Clearday for the issuance of the Preferred Units. The organizational and initial offering expenses shall include the fees, disbursements and expenses and other amounts payable by Clearday or the Partnership in connection with the organization of Clearday, the General Partner, and the Partnership, solicitation of the investment in the Preferred Units or the Interests, the preparation of the Memorandum including amendments and supplements thereto, the filing fees and expenses, including for the filing of notice filings under state securities laws, the preparation of the definitive agreements and documents, including this Agreement, the certificate of incorporation of Clearday, the certificate of designation of Clearday for the preferred stock, the warrant to purchase shares of Parent common stock, the subscription documents for the offering of the Interests and/or the Preferred Units and other documents ancillary or related thereto, the preparation and filing of the Form D related to the offering of the Preferred Units and/or the Interests and amounts that have been advanced for offering expenses by Parent or its Affiliates in connection with any of the foregoing.

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(ii) The General Partner may elect, in its sole discretion, to expense such costs as incurred or to amortize such organizational and initial offering expenses over a period of sixty (60) months from the commencement of operations of the Partnership. However, the amortization of these expenses over a period that is greater than 12 months is a divergence from with U.S. generally accepted accounting principles (“U.S. GAAP”).

(iii) If the Partnership is terminated before its organizational and initial offering expenses are fully amortized, any unamortized expenses will be recognized. If a Limited Partner withdraws all or part of its Interest(s) before the Partnership’s organizational and initial offering expenses are fully amortized, the General Partner may, but is not required to, accelerate a proportionate share of the unamortized expenses based upon the amount being withdrawn and reduce proceeds for such withdrawal by the amount of such accelerated expenses.

(b) Operating Expenses. The Partnership will pay all of the operating expenses of the Partnership which shall include reimbursement to Clearday or its Affiliates of expenses incurred for the benefit of the Partnership.

ARTICLE 4 CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

Section 4.01. Capital Accounts.

There shall be established and maintained on the books of the Partnership a separate capital account for each Partner in accordance with Treasury Regulations Section 1.704-1(b) and with the definitions and methods of adjustment set forth in this Agreement (a “Capital Account”).

Section 4.02. Adjustments to Capital Accounts.

As of the close of business of the last day of each Fiscal Year, the balance in each Partner’s Capital Account shall be adjusted by: (a) increasing such balance by such Partner’s (i) allocable share of Net Profit (allocated in accordance with the this Article 4) and (ii) Capital Contributions, if any, and (b) decreasing such balance by (x) the amount of cash and the value of securities or other property (net of liability) distributed to such Partner during such Fiscal Year and (y) such Partner’s allocable share of Net Loss (allocated in accordance with this Article 4). Each Partner’s Capital Account shall be further adjusted with respect to any special allocations pursuant to this Article 4.

Section 4.03. Allocation of Net Profits and Net Losses.

Subject to any special allocations pursuant to Section 4.04 thereof, Net Profits and Net Loss for any Fiscal Year (or items thereof as necessary) shall be allocated among the Partners, to the extent possible first, so that no Partner has a deficit balance in its Capital Account and second, in such a manner as to cause the balance in the Capital Account of each Partner, as adjusted to reflect the allocations provided hereunder, to be equal to the aggregate amount of cash such Partner would receive if the Partnership were liquidated and each asset of the Partnership were sold for an amount of cash equal to its respective Gross Asset Value, all debt obligations were satisfied in accordance with their respective terms (limited with respect to each Partnership Nonrecourse Debt or Partner Nonrecourse Debt to the Gross Asset Value of the asset(s) securing such debt) and the remaining cash were distributed as provided in Section 4.07 of this Agreement.

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Section 4.04. Special Allocations.

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in the Partnership’s “partnership minimum gain” (as defined in Treasury Regulations Section 1.704-2(d)), items of income and gain shall be allocated to all Partners in accordance with Treasury Regulations Section 1.704-2(f); such allocations are intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2 and shall be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4) and notwithstanding any other provision of this Article 4 to the contrary, if there is a net decrease in “partner nonrecourse debt minimum gain” attributable to a “partner nonrecourse debt” (as determined under Treasury Regulations Section 1.704-2(i)(5) (“Partner Nonrecourse Debt Minimum Gain”) during any Fiscal Year, each Partner who has a share of such Partner Nonrecourse Debt Minimum Gain shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in such Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. No allocation may be made to a Partner to the extent such allocation causes or increases a deficit balance in such Partner’s Adjusted Capital Account. Notwithstanding any other provision of this Agreement to the contrary except paragraphs (a) and (b) of this Section 4.04, in the event that a Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in such Partner having or increasing a negative adjusted Capital Account balance (as determined above), then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such negative balance in such Partner’s Adjusted Capital Account as quickly as possible. This provision is intended to satisfy the “qualified income offset” items of the Code.

(d) Risk of Loss Allocation. Any item of “partner nonrecourse deduction” (as defined in Treasury Regulation Section 1.704-2(i)(2)) with respect to a “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Treasury Regulations Section 1.704-2(i)(1).

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(e) Allocation of Excess Nonrecourse Liabilities. For the purpose of determining each Partner’s share of Partnership nonrecourse liabilities pursuant to Treasury Regulations Section 1.752-3(a)(3), and solely for such purpose, each Partner’s interest in Partnership profits is hereby specified to be equal to the ratio (stated as a percentage) of their respective Capital Contributions to the Partnership.

(f) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been made.

(g) Section 704(c) Allocation. Solely for federal, state, and local income tax purposes and not for book or Capital Account purposes, depreciation, amortization, gain, or loss with respect to property that is properly reflected on the Partnership’s books at a value that differs from its adjusted basis for federal income tax purposes shall be allocated in accordance with the principles and requirements of Code Section 704(c) and the Regulations promulgated thereunder, and in accordance with the requirements of the relevant provisions of the Regulations issued under Code Section 704(b). The General Partner may use any method permitted pursuant to Treasury Regulations Section 1.704-3 for all allocations with respect to contributed property. For Capital Account purposes, depreciation, amortization, gain, or loss with respect to property that is properly reflected on the Partnership’s books at a value that differs from its adjusted basis for tax purposes shall be determined in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

(h) Transfers During The Taxable Year. All items of income, gain, loss and deductions allocable pursuant to Article 4 hereof for a Fiscal Year with respect to any Interest which may have been transferred (if permitted pursuant to the terms hereof) during such year shall be allocable between the transferor and transferee using any reasonable method determined by the General Partner; provided, that in all events that the method utilized shall be permitted under the Code and the applicable regulations promulgated under the Code.

Section 4.05. Negative Capital Accounts.

Except as may be required by law, no Partner shall be required to reimburse the Partnership for any negative balance in such Partner’s Capital Account, provided that each such Partner shall remain fully liable to make contributions of capital to the extent of such Partner’s Capital Commitment.

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Section 4.06. Tax Matters.

For U.S. federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Partnership shall, for each taxable period, be allocated among the Partners in the same manner and in the same proportion as such items have been allocated to the Partners’ Capital Accounts. Notwithstanding the foregoing, the General Partner shall have the power to make such allocations as may be necessary to ensure that such allocations are in accordance with the interests of the Partners in the Partnership. The Partnership shall be operated in a manner consistent with that of a partnership for U.S. federal income tax purposes until such time as when the General Partner determines that the Partnership’s treatment as a partnership for U.S. federal income tax purposes is not in the best interest of the Partnership or the Partners. The Partners agree to the tax treatment of the Partnership as provided herein and shall not take any action inconsistent with such treatment. All matters concerning allocations for U.S. federal, state and local and foreign income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be equitably determined in good faith by the General Partner. At the written request of any Limited Partner, the General Partner may cause the Partnership to make the election under Section 754 of the Code.

Section 4.07. Distributions.

(a) Distributions shall be made, unless otherwise specified under Section 5.01, at the sole discretion of the General Partner.

(b) The Partnership may distribute Distributable Cash to the Partners in such amounts and on such dates as determined by the General Partner. All distributions of Distributable Cash shall be paid to the Partners as provided below in Section 4.07(c). The Partnership will be entitled to from time to time create appropriate Reserves, even if such reserves are not required by GAAP in amounts deemed necessary by the General Partner.

(c) Distributions shall be made pro rata in accordance with the Ownership Percentages of the Limited Partners. The General Partner shall not receive any distributions.

(d) No Limited Partner shall have the right to receive distributions in property other than cash.

Section 4.08. Withdrawals.

No Limited Partner shall be entitled to withdraw any amount from its Capital Account unless and to the extent required by the General Partner in accordance with Article 11.

Section 4.09. Limitation on Distributions.

No distribution under this Agreement shall be made in respect of any Interest to the extent that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the Limited Partners on account of their Interests, exceed the fair market value of the Partnership’s assets.

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Section 4.10. Limited Partners not Creditors.

Except where a Limited Partner is a creditor of the Partnership, a Limited Partner does not have the status of, and is not entitled to the remedies available to a creditor of the Partnership with respect to distributions.

ARTICLE 5 CERTAIN TAX MATTERS RELATED TO DISTIBUTIONS

Section 5.01. Tax Distributions.

(a) As of December 31 of each year, the General Partner shall determine the deemed tax liability of the Limited Partners (“Aggregate Annual Tax Liability”) for federal, state and local income taxes based on the net taxable income and gains allocated to the Limited Partners by the Partnership during such year, assuming a combined marginal tax rate that is payable by an individual taxpayer that is a resident of New York, New York or such local jurisdiction in the United States that is greater.

(i) On or prior to April 14 of each calendar year, the Partnership shall distribute an amount equal to the Aggregate Annual Tax Liability computed by the Partnership on the basis of its reasonable estimates of such amount as of December 31 of the prior calendar year, to the extent that such amount has not been previously distributed in such prior calendar year.

(ii) Notwithstanding the forgoing provisions of this Section 5.01(a), the distributions under this Section 5.01(a) shall be made only to the extent that the Partnership has available cash resources to make such distributions in accordance with the Act.

(iii) The General Partner shall use its commercially reasonable efforts to maintain adequate reserves so that the distributions described in this Section 5.01(a) are made on a timely basis, which shall include incurring debt or other financing from third parties or Affiliates.

(b) The General Partner may withhold from any amount payable to any Limited Partner, any taxes required to be paid or withheld by the Partnership on behalf of or for the account of such Limited Partner as provided in Section 5.02. Any such taxes shall be deemed to be a distribution or payment to such Limited Partner.

(c) No distribution shall be made in respect of any Interest to the extent that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the Limited Partners on account of their Interests, exceed the fair market value of the Partnership’s assets.

(d) Subject to this Section 5.01, and except where a Limited Partner is a creditor of the Partnership, a Limited Partner does not have the status of, and is not entitled to the remedies available to a creditor of the Partnership with respect to distributions.

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Section 5.02. Liability for Certain Taxes.

(a) In the event that the Partnership shall be required to make payments to any federal, state or local or any foreign taxing authority with respect to any Limited Partner’s allocable share of income, the amount of such taxes shall be considered a loan to such Limited Partner, and such Limited Partner shall be liable for, and shall pay, any taxes so required to be withheld and paid over by the Partnership within ten (10) days after the General Partner’s request therefor. Alternatively, the General Partner may deduct the amount of such taxes from such Limited Partner’s Capital Account and treat it as cash distributed to such Limited Partner in which case, the amount of distributions to such Limited Partner under Section 5.01 shall be reduced by such payment.

(b) The Partnership may withhold and pay over to the U.S. Internal Revenue Service (or any other relevant taxing authority) such amounts as it is required to withhold or pay over, pursuant to the Code or any other applicable law, on account of a Limited Partner’s distributive share of the Partnership’s items of gross income, income or gain. Any taxes so withheld or paid over with respect to a Limited Partner’s allocable share of the Partnership’s gross income, income or gain shall be deemed to be a distribution or payment to such Limited Partner, reducing the amount otherwise distributable to such Limited Partner pursuant to this Agreement and reducing the Capital Account of such Limited Partner. Each Limited Partner agrees to indemnify the Partnership and the applicable Series in full for any amounts required to be withheld pursuant to this 5.05(b) with respect to such Limited Partner (including, without limitation, any interest, penalties and expenses associated with such payments), and each Limited Partner shall promptly upon notification of an obligation to indemnify pursuant to this Section 5.02(b) make a cash payment to the Partnership, as requested, equal to the full amount to be indemnified with interest to accrue on any portion of such cash payment not paid in full when requested, calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law). Each Limited Partner grants to the Partnership a security interest in such Limited Partner’s Interest to secure the Limited Partner’s obligation to pay the Partnership the amounts required to be paid pursuant to this Section.

(c) The General Partner shall not be obligated to apply for or obtain a reduction of, or exemption from, withholding tax on behalf of any Limited Partner that may be eligible for such reduction or exemption. To the extent that a Limited Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Limited Partner shall furnish the General Partner with such information and forms as such Limited Partner may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Limited Partner represents and warrants that any such information and forms furnished by such Limited Partner shall be true and accurate and agrees to indemnify the Partnership and each of the Limited Partners from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

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ARTICLE 6 TRANSFERABILITY, ASSIGNMENT AND SUBSTITUTION

Section 6.01. Restrictions on Transfers of Interest.

(a) No sale, transfer, exchange, assignment or other disposal of, and no creation of a derivative with respect to, any portion of a Limited Partner’s Interest(s), (each, a “Transfer”), may be made without the prior written consent of the General Partner, which consent may be granted or withheld in the sole discretion of the General Partner, unless otherwise provided in this Agreement. Any act by a Limited Partner in violation of this Section 6.01 shall be void ab initio and not be binding upon or recognized by the Partnership (regardless of whether the General Partner has knowledge thereof), unless approved or consented to in writing by the General Partner.

(b) In the event that the General Partner consents to a Transfer, such Transfer of a Limited Partner’s Interest shall not be made unless the General Partner has been satisfied that:

(i) when added to the total of all other Transfers of Interests within the preceding twelve (12) months, it would not result in the Partnership being considered to have terminated for federal income tax purposes;

(ii) it would not violate any federal or state securities, commodities or futures laws, including any investor suitability standards applicable to the Partnership or the Interest(s) that is the subject of the Transfer;

(iii) it would not cause the Partnership to lose its status as a partnership for federal income tax purposes; and

(iv) it would not require the Partnership to register as an investment company under the Investment Company Act of 1940, as amended;

(v) such Transfer would not be in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(vi) such Transfer would not require the Partnership to register the Interests with the SEC under the Exchange Act;

(vii) otherwise adversely affect the status of the Partnership under any federal or state law.

(c) Each Limited Partner Transferring its Interest(s) shall pay all reasonable expenses, including attorneys’ fees, incurred by the General Partner Partnership in connection with such Transfer.

(d) The General Partner shall consent to the Transfer of Interests by a Limited Partner if the conditions to such Transfer under Section 6.01(b) are satisfied and the expenses of such Transfer that would be incurred by the General Partner or the Partnership are paid by the Limited Partner.

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Section 6.02. Assignees.

(a) The Partnership shall not recognize for any purpose any purported Transfer of a Limited Partner unless all the provisions of this Agreement shall have been complied with and there shall have been filed with the Partnership a notification of such Transfer, in form satisfactory to the General Partner, executed and acknowledged by both the Limited Partner requesting the Transfer (the “Transferor”) and the other party to the proposed Transfer (the “Transferee”), and such notification (i) contains the acceptance by the Transferee of all of the terms and provisions of this Agreement and of the Partnership’s subscription agreement and related documents approved by the General Partner, if applicable, and (ii) represents that such Transfer was made in accordance with all applicable laws and regulations. Any Transfer shall be recognized by the Partnership as effective only as of such date as shall be designated by the Partnership as reasonably convenient for it.

(b) The Transferee of a Limited Partner’s Interest(s), unless and until admitted as a Substituted Limited Partner in such Limited Partner’s stead in the sole discretion of the General Partner, shall not have any statutory or other rights of the Transferor under any applicable law or this Agreement, other than the right to receive distributions with respect to the Interest(s) that is the subject of the Transfer. Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the Transferor as the absolute owner of such Interest(s) in all respects, and shall incur no liability for distributions made in good faith to it, until such time as the requirements of this Article 6 have been fulfilled.

Section 6.03. Substituted Limited Partners.

(a) No Limited Partner shall have the right to substitute a Transferee, donee, heir, legatee, distributee or other recipient of such Limited Partner’s Interest(s) as a Limited Partner in its place. Any such Transferee, donee, heir, legatee, distributee or other recipient of an Interest (whether pursuant to a voluntary or involuntary transfer) shall be admitted to the Partnership as a “Substituted Limited Partner” only (i) with the prior written consent of the General Partner, which consent may be granted or withheld in the sole discretion of the General Partner, (ii) by satisfying the other requirements of this Article 6 and (iii) upon an amendment to this Agreement and the Partnership’s Certificate of Limited Partnership recorded in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners. Any such consent by the General Partner may be evidenced by the execution by the General Partner of an amendment to this Agreement evidencing the admission of such person as a Substituted Limited Partner. The Limited Partners hereby consent and agree to such admission of a Substituted Limited Partner by the General Partner, and agree that the General Partner may, on behalf of each Limited Partner and on behalf of the Partnership, cause the Certificate of Limited Partnership of the Partnership to be appropriately amended, and recorded as so amended, and the books and records of the Partnership to appropriately reflect such admission, in the event of such admission.

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(b) Each Substituted Limited Partner, as a condition to its admission as a Substituted Limited Partner, shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Limited Partner to be bound by all the terms and provisions of this Agreement. Further, each Limited Partner agrees, upon the request of the General Partner, to execute such certificates or other documents and perform such acts as the General Partner deems appropriate to preserve the limited liability status of the Partnership after the completion of any Transfer of Interest(s)

(c) Each Limited Partner hereby agrees to indemnify the Partnership and each other Limited Partner against any loss, damage, cost or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any Transfer or proposed Transfer by such Limited Partner in violation of this Article 6.

Section 6.04. Transfer of Interests by General Partner.

To the extent permissible under applicable law, nothing in this Agreement shall be deemed to prevent the merger of the General Partner with another corporation, limited liability company, limited partnership or other entity, the reorganization of the General Partner into or with any other corporation, limited liability company, limited partnership or other entity, the transfer of all equity interests in, or all or substantially all of the assets of, the General Partner or the assumption of the rights, duties (including status as the manager of the Partnership) and liabilities of the General Partner by, in the case of a merger, reorganization or consolidation, the surviving entity by operation of law or, in the case of a transfer of equity interests in or assets of the General Partner, the transferee of such equity interests or assets.

ARTICLE 7 DURATION AND TERMINATION OF PARTNERSHIP

Section 7.01. Duration.

The Partnership shall continue in perpetuity, unless sooner terminated by the General Partner. The Partnership may be terminated earlier, at any time, by the General Partner or otherwise in accordance with applicable law.

Section 7.02. Termination.

(a) At the time a termination has occurred in accordance with Section 7.01:

(i) the General Partner may either appoint:

(1) an unaffiliated third party or

(2) itself or one or more Affiliates

to serve as liquidator to oversee the winding up process of the Partnership’s affairs in an orderly manner.

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(ii) the General Partner (or any duly appointed liquidator, as the case may be) shall, within a reasonable time period after completion of a final audit of the Partnership’s books and records, make distributions out of the Partnership’s net assets in the following manner and order:

(1) to creditors, including Limited Partners or former Limited Partners who are creditors, to the extent permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or by establishment of reserves), with such liabilities to be paid by the Partnership, to the extent permitted by applicable law; and

(2) to the Limited Partners in the proportion of their respective Ownership Percentage.

(b) Notwithstanding the foregoing, upon dissolution of the Partnership, the General Partner or other liquidator of the Partnership, in its sole discretion, shall have the authority to place the Partnership’s assets, or any portion thereof, in a trust or some other arrangement rather than distribute such assets, or any portion thereof, in accordance with the above. The investments therein and any proceeds from a disposition of such investments will be distributed to the Limited Partners when appropriate, as determined by the General Partner or other liquidator in its sole and absolute discretion.

(c) The General Partner or any liquidator appointed in accordance with Section 7.02(a)(ii) above may, upon a decision to terminate of the Partnership, take any further action permitted by applicable law in furtherance of the orderly liquidation of the assets of the Partnership.

(d) The priorities identified among creditors in Section 7.02(b) are subject to applicable law and contractual rights or remedies of creditors of the Partnership in respect of liabilities owed to such creditors.

ARTICLE 8 EXCHANGE OF INTERESTS

Section 8.01. Right to Exchange for Parent Common Stock.

(a) Parent agrees to exchange shares of its common stock, par value $0.01 per share or such other securities that may be issued upon the exchange of the Preferred Stock (“Parent Common Stock”), on the terms and conditions provided in this Article 8.

(b) The number of shares of Parent Common Stock that will be issued by Parent to a Limited Partner who elects to exchange its Interests for shares of Parent Common Stock shall be determined as if the Capital Contributions by such Limited Partner were used to purchase shares of Preferred Stock in the offering described in the Memorandum and such Limited Partner were exchanging such shares of Preferred Stock in accordance with the terms of such Preferred Stock as set forth in the certificate of designations of the Preferred Stock. Accordingly, if a Limited Partner invested $100,000 as its Capital

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Contribution in the Partnership, then such Limited Partner shall be deemed to have purchased 10,000 shares of Preferred Stock and have the right to exchange its Interests in accordance with the terms of the certificate of designation of the Preferred Stock, mutatis mutandis (with applicable conforming changes). The certificate of designation of Clearday for its Preferred Stock is in the form attached hereto as Exhibit B, it being acknowledged that Clearday may make such changes prior to the First Closing Date that are not adverse to a holder of Preferred Stock in any material respects and that are not inconsistent with the terms of the Preferred Stock described in the Memorandum.

(c) Each Limited Partner may exercise its right to exchange its Interests for shares of Parent Common Stock by providing such notices and delivering an assignment of Interests to the Partnership in accordance with the terms of the certificate of designation of the Preferred Stock, mutatis mutandis.

Section 8.02. Reservation of Shares of Parent Common Stock.

Parent shall reserve and maintain a reserve from its authorized and unissued shares of Parent Common Stock such number of shares of Parent Common Stock that are subject to issuance upon exchange of all outstanding shares of Preferred Stock and all Interests held by the Limited Partners (other than the Interests held by Clearday).

ARTICLE 9 REDEMPTION

Section 9.01. Mandatory Redemption and Recapitalization.

(a) On the date that is thirty (30) business days after the date that is ten (10) years after the last closing of the offering described in the Memorandum, the Partnership shall effect a redemption and recapitalization of all of the Interests of the Limited Partners. The redemption price for such Interests shall be equal to the Capital Contribution made by such Limited Partners less the amount, if any, of the Deemed Capital Distributions to such Limited Partners. Notwithstanding the foregoing, each Limited Partner shall receive a notice that is delivered not later than thirty (30) business days prior to the date o any such redemption described above to the effect that such Limited Partner may elect to exchange such Limited Partner’s Interests in accordance with Article 8 prior to the effective date of such redemption.

(b) For the purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

(i) “Deemed Capital Distributions” shall mean the distributions to the Limited Partners in excess of the Stated Distribution Rate on the Capital Contributions of the Limited Partners.

(ii) “Stated Distribution Rate” shall mean a rate equal to 10.25%, per annum, compounded annually.

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(c) From and after the redemption of the Interests provided in 9.01(a), the sole partnership interests in the Partnership shall be the general partnership interests held by the General Partner. The Partnership shall cause a recapitalization of the partnership interests in the Partnership so that effective on the date of the redemption of the Interests in the Partnership in accordance with Section 9.01(a), the Partnership shall: (i) issue limited partnership interests to Clearday and amend this Agreement so that all limited partnership interests in the Partnership are held by Clearday, or (ii) convert the Partnership to a Delaware limited liability company that is wholly owned by Clearday on such terms and conditions as determined by the General Partner.

ARTICLE 10 REPORTS TO LIMITED PARTNERS; BOOKS AND RECORDS

Section 10.01. Clearday and Parent.

Each Limited Partner (other than Clearday) shall receive a copy of each report that Clearday or Parent provides to its stockholders. Notwithstanding the forgoing, if a report that would be required to be delivered to a Limited Partner is filed with the SEC by Parent or any of its Affiliates, then such report shall be deemed to have been duly delivered by the Partnership to the Limited Partners.

Section 10.02. Additional Information to Limited Partners.

(a) As soon as practicable following completion of the calendar year, but not later than the date required by the Code, the Partnership shall cause to be prepared and mailed to each Limited Partner, as of the end of such fiscal year, a form K-1 or successor form.

(b) The General Partner shall provide such information as reasonably requested by a Limited Partner to determine that the Partnership qualifies as a “qualified opportunity fund” under the TCJA.

Section 10.03. Books and Records.

At all times during the continuation of the Partnership, the General Partner shall keep or cause to be kept full and true books of account of the business of the Partnership. All of said books of account, together with an executed copy of the Certificate of Limited Partnership, and any amendments thereto, shall at all times be maintained at the principal offices of the Partnership, and shall be open to the inspection and examination by any Limited Partner or his representative at such time during normal business hours as may be mutually convenient to the General Partner and such Limited Partner.

Section 10.04. Partnership Representative.

The General Partner shall be the “partnership representative” within the meaning of Section 6223 of the Code (and any similar provisions under any applicable state or local or foreign tax laws) (the “Partnership Representative”). The Partnership Representative shall have the right to retain professional assistance in respect of any audit of the Partnership and all expenses and fees incurred by the Partnership Representative on behalf of the Partnership as Partnership Representative shall be reimbursed by the Partnership. The Partnership shall, or the General Partner

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shall cause the Partnership to, to the extent eligible, make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the Partnership level and take any other action such as disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the Partnership shall or the General Partner shall cause the Partnership to make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election.

ARTICLE 11 ERISA AND SIMILAR MATTERS

Section 11.01. General.

If, to the extent, and at such times as any assets of the Partnership are deemed to be “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of any Limited Partner that is an employee benefit plan governed by ERISA, the General Partner will be, and hereby acknowledges that it will be considered to be, a fiduciary within the meaning of Section 3(21) of ERISA as to that Limited Partner. In such an event, or if any partner, employee, agent or Affiliate of the General Partner, is ever held to be a fiduciary of any Limited Partner, then, in accordance with Sections 405(b)(1), 405(c)(2) and 405(d) of ERISA, the fiduciary responsibilities of that Person shall be limited to the person’s duties in administering the business of the Partnership, and the Person shall not be responsible for any other duties to such Limited Partner, specifically including evaluating the initial or continued appropriateness of this investment in the Partnership under Section 404(a)(1) of ERISA.

Section 11.02. ERISA Matters.

(a) Each Limited Partner that is an “employee benefit plan” or that is an entity that is deemed to hold “plan assets” (an “ERISA Partner”) within the meaning of, and subject to the provisions of ERISA, hereby (i) acknowledges that it is its understanding that neither the Partnership, the General Partner, nor any of the Affiliates of the General Partner, are “fiduciaries” of such Limited Partner within the meaning of ERISA by reason of the Limited Partner investing its assets in, and being a Limited Partner of, the Partnership; (ii) acknowledges that it has been informed of and understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Partnership; (iii) acknowledges that it is aware of the provisions of Section 404 of ERISA relating to the requirements for investment and diversification of the assets of employee benefit plans and trusts and subject to ERISA; (iv) represents that it has given appropriate consideration to the facts and circumstances relevant to the investment by that ERISA Partner’s plan in the Partnership and has determined that such investment is reasonably designed, as part of such portfolio, to further the purposes of such plan; (v) represents that, taking into account the other investments made with the assets of such plan, and the diversification thereof, such plan’s investment in the Partnership is consistent with the requirements of Section 404 and other provisions of ERISA; (vi) acknowledges that it understands that the current distribution of cash will not be a primary objective of the Partnership; and (vii) represents that, taking into account the other investments made with the assets of such plan, the investment of assets of such plan in the Partnership is consistent with the cash flow requirements and funding objectives of such plan.

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(b) Notwithstanding any other provision of this Agreement to the contrary, each ERISA Partner upon demand by the General Partner shall withdraw from the Partnership or Transfer its Interests to another Person or exercise its right to exchange its Interests into Parent Conversion Stock as provided in this Agreement, in whole or in part, at the time and in the manner hereinafter provided, that either the ERISA Partner or the General Partner shall obtain an opinion of counsel (which counsel shall be reasonably acceptable to the General Partner) to the effect that, as a result of applicable statutes, regulations, case law, administrative interpretations, or similar authority (i) the continuation of the ERISA Partner as a Limited Partner of the Partnership or the conduct of the Partnership will result, or there is a material likelihood the same will result, in a material violation of ERISA, or (ii) all or any portion of the assets of the Partnership constitute assets of the ERISA Partner for the purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by the ERISA Partner. In the event of the issuance of such opinion of counsel, a copy of such opinion shall, if required by the General Partner, be given to all the ERISA Partners, together with the written demand of the General Partner for the ERISA Partner to withdraw or so Transfer its Interests, in whole or in part. Thereupon, unless the General Partner is able to eliminate the necessity for such withdrawal or Transfer to the reasonable satisfaction of the ERISA Partner and the General Partner, whether by correction of the condition giving rise to the necessity of such Limited Partner’s withdrawal or Transfer of Interests, or the amendment of this Agreement, or otherwise, such Limited Partner shall withdraw or Transfer its interest in the Partnership to the extent demanded by the General Partner, such withdrawal or Transfer to be effective upon the last day of the fiscal quarter during which such written notice and opinion is received.

(c) The Limited Partner that withdraws or Transfers its Interest in the Partnership under this Article 11 shall be entitled to receive within one hundred twenty (120) days after the date of such withdrawal or Transfer an amount equal to the fair market value of such Partner’s Interest subject to such withdrawal or Transfer as of the effective date of such withdrawal or Transfer, as determined by the General Partner in good faith; provided, that (i) the General Partner shall provide such Limited Partner with a notice of its fair market valuation of such Interest; and (ii) if such Limited Partner objects to such fair market valuation of such Interest within ten (10) Business Days after receipt of such notice, then the fair market value of such Limited Partner’s Interest subject to such withdrawal or Transfer shall be conclusively determined by an independent qualified appraiser proposed by such Limited Partner and approved by the General Partner (which approval shall not be unreasonably withheld, delayed or conditioned).

(d) Any distribution or payment to a withdrawing Limited Partner pursuant to this Section 11.02: (i) may, as determined by the General Partner, be made in cash, in securities, in the form of a promissory note, the terms of which shall be mutually agreed upon by the General Partner and the withdrawing Limited Partner, or any combination thereof (which agreement shall not be unreasonably withheld, delayed or conditioned); and

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(ii) shall reduce the amount of the Capital Contributions of such Limited Partner and the Preferred Return thereon, but not below zero.

Section 11.03. Governmental Plan Partners.

Notwithstanding any other provision of this Agreement to the contrary, any Limited Partner that is a “governmental plan” as defined in Title 29, section 1002(32) of the United States Code (a “Governmental Plan Partner”) may elect (and upon the approval of the General Partner shall be permitted) to withdraw from the Partnership, or upon demand by the General Partner shall withdraw from the Partnership, in each case, in whole or in part to the extent demanded by the General Partner, if either the Governmental Plan Partner or the General Partner shall obtain an opinion of counsel (which counsel shall be reasonably acceptable to the General Partner) to the effect that the Governmental Plan Partner, the Partnership, or the General Partner (including its Affiliates) would be in material violation of any law, statute, regulation or ordinance applicable to the Governmental Plan Partner, the Partnership or the General Partner as a result of the Governmental Plan Partner continuing as a Limited Partner. In the event of the issuance of the opinion of counsel referred to in the preceding sentence, the withdrawal of and disposition of the Governmental Plan Partner’s interest in the Partnership shall be governed by the last two sentences of Section 11.02(b) and Section 11.02(c) and Section 11.02(d), as if the Governmental Plan Partner were an ERISA Partner.

Section 11.04. Private Foundation Partners.

Notwithstanding any other provision of this Agreement to the contrary, any Limited Partner that is a “private foundation” as described in Section 509 of the Code (a “Private Foundation Partner”), may elect (and upon the approval of the General Partner shall be permitted) to withdraw from the Partnership, or upon demand by the General Partner shall withdraw from the Partnership, in each case, in whole or in part to the extent demanded by the General Partner, if either the Private Foundation Partner or the General Partner shall obtain an opinion of counsel (which counsel shall be reasonably acceptable to the General Partner) to the effect that such withdrawal is necessary in order for the Private Foundation Partner to avoid (a) excise taxes imposed by Subchapter A of Chapter 42 of the Code (other than Sections 4940 and 4942 thereof), or (b) a material breach of the fiduciary duties of its trustees under any federal or state law applicable to private foundations or any rule or regulation adopted thereunder by any agency, commission, or authority having jurisdiction. In the event of the issuance of the opinion of counsel referred to in the preceding sentence, the withdrawal of and disposition of the Private Foundation Partner’s interest in the Partnership shall be governed by the last two sentences of Section 11.02(b) and Section 11.02(c) and Section 11.02(d), as if the Private Foundation Partner were an ERISA Partner.

ARTICLE 12 MISCELLANEOUS

Section 12.01. Entire Agreement.

This Agreement (i) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof; (ii) shall be binding on the executors, administrators, estates, heirs and legal successors and representatives of each of the Limited Partners; (iii) shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to its conflict

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of law principles; and (iv) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart; provided, however, that each separate counterpart shall have been executed by the General Partner. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

Section 12.02. Power of Attorney.

(a) Each Limited Partner does hereby constitute and appoint the General Partner, and any member, manager, director or officer of the General Partner, as his true and lawful representative and attorney-in-fact, in such Limited Partner’s name, place and stead, to make, execute, sign, acknowledge, swear to and file:

(i) a Certificate of Limited Partnership of the Partnership and all amendments thereto as may be required under the Act;

(ii) any Amendment to this Agreement duly approved as provided in Section 12.03(a) or by operation of Section 12.03(b);

(iii) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Partnership (including, but not limited to, a Certificate of Cancellation of the Certificate of Limited Partnership); and

(iv) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purposes and objectives of the Partnership, or which is required by any applicable federal, state or local law.

(b) This power of attorney is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent adjudication of incompetency, bankruptcy or death of any of the Limited Partners, and shall be binding upon any assignee thereof.

(c) Such representative and attorney-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacity.

Section 12.03. Amendments to Agreement; Actions by Written Consent; Consent by Silence; Certain Consent.

(a) In accordance with Section 12.03(b), the terms and provisions of this Agreement may be modified or amended at any time with the written consent of Limited Partners having an aggregate Ownership Percentages (other than the Ownership Percentages of Clearday) in excess of fifty percent (50%) and the written consent of the General Partner, insofar as is consistent with the laws governing this Agreement; provided, however, that, without the consent of the Limited Partners, the General Partner may

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(i) amend the Partnership’s records to reflect changes validly made in the Limited Partners of this Partnership and the Capital Contributions and Ownership Percentages of the Limited Partner or

(ii) amend or modify this Agreement

(1)	to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct business,

(2)

to satisfy any requirements, conditions, guidelines, or options contained in any opinion, directive, order, ruling or regulation of the SEC, the Internal Revenue Service, Commodity Futures Trading Commission, National Futures Association, FINRA, or any other federal or state agency, or in any federal or state statute, compliance with which the General Partner deems to be in the best interest of the Partnership, including, without limitation, any amendment or modification necessary to prevent the Partnership from in any manner being deemed to be an “Investment Company” subject to the provisions of the Investment Company Act of 1940, as amended, to ensure that the Partnership will not be treated as a corporation for federal income tax purposes, or to comply with provisions of the Advisers Act, as amended, if necessary,

(iii) to change the name of the Partnership,

(iv) to make any change necessary to reflect

(1)	any change in the Act or

(2)	General Partner’s or any of its affiliates’ decision to register as an investment advisor under the Advisers Act, as amended, or

(v) to make any change that does not adversely affect the Limited Partners in any material respect or that is necessary or desirable to cure any ambiguity or correct or supplement any provision herein contained which may be incomplete or inconsistent with any other provision herein contained.

(b) Without the specific written consent of each Limited Partner affected thereby, no modification of or amendment to this Agreement shall (i) reduce the Capital Account of any Limited Partner; or (ii) amend the rights of the Limited Partner under this Section 12.03.

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(c) All actions, votes or consents required or permitted to be taken by the Limited Partners will be taken by the written consent of Limited Partners holding in aggregate not less than the minimum Ownership Percentages specified herein as to the particular action, vote or consent. Notwithstanding the foregoing, for purposes of obtaining any such consent as to any matter proposed by the General Partner, the General Partner may, in the notice seeking consent of Limited Partners, require a response within a specified period (which will not be less than fifteen (15) days) and failure to give the General Partner written notice of opposition to the proposed action within that period will constitute a vote and consent to approve the proposed action. Except as otherwise expressly provided in the proposal for an action, that action will be effective immediately after the required signatures have been obtained or, if applicable, the expiration of the period within which responses were required, if that requirement was imposed and there were not votes cast against such action in the amount necessary to prevent the action from becoming effective.

Section 12.04. Notices.

Each notice relating to this Agreement shall be in writing and delivered by hand, by mail or by electronic mail. All notices to the Partnership shall be addressed to its principal office. All notices addressed to a Limited Partner shall be addressed to such Limited Partner at his address set forth in the Schedule. Any Limited Partner may designate a new address by notice to that effect given to the Partnership. A notice shall be deemed to have been effectively given when mailed to the proper address or delivered by hand.

Section 12.05. Good Will.

No value shall be placed on the name or good will of the Partnership. The good will and name of the Partnership shall be and remain the exclusive possession of the General Partner.

Section 12.06. Additional Instruments.

Each Limited Partner hereby agrees upon the request of the General Partner to execute and deliver, from time to time, such other certificates or other documents as may be necessary or advisable in connection with the Partnership.

Section 12.07. Headings.

The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

Section 12.08. Other Businesses.

The General Partner and any Limited Partner, or any stockholder, officer, director, partner, manager, Affiliate or agent of the General Partner or any Limited Partner, may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, including, but not limited to, investments in, and financing, acquiring and disposing of, Securities, investments and management counseling, brokerage services, or serving as officers, directors, advisors or agents of other companies, whether such ventures are competitive with the Partnership or otherwise, and neither the Partnership nor the Limited Partners shall have any rights or obligations by virtue of this Agreement or the Partnership relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom.

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Section 12.09. Conflicts Derived by Dual Status of the General Partner.

In the event of any inconsistency or conflict between the rights and obligations of the General Partner as the general partner and as a Limited Partner under this Agreement, the rights and obligations of the General Partner shall control.

Section 12.10. Governing Law.

It is the intention of the Limited Partners that the internal laws of the State of Delaware (excluding the conflicts of laws provisions thereof), as the same may be amended from time to time, shall govern the validity of this Agreement, the construction of its terms, interpretation of the rights and duties of the Limited Partners, and all disputes arising from any of the foregoing.

Section 12.11. Venue; Waiver of Jury Trial.

(a) Subject to Section 12.11(b), each Limited Partner and the General Partner, on behalf of itself and/or the Partnership, hereby (i) agrees that any and all litigation arising out of this Agreement shall be conducted only in state or federal courts located in the State of Delaware, (ii) agrees that such courts shall have the exclusive jurisdiction to hear and decide such matters, (iii) expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or arising from any relationship existing in connection with this Agreement, (iv) agrees that any such action, shall be tried before a court and not before a jury; and (v) consents to service of process by personal service in any manner in which notice may be delivered hereunder in accordance with Section 12.04.

(b) Each Limited Partner hereby submits to the personal jurisdiction of such courts described in Section 12.11(a) and waives any objection such Limited Partner may now or hereafter have to venue or that such courts are inconvenient forums.

Section 12.12. Adjustment of Basis of Partnership Property.

In the event of a distribution of Partnership property to a Limited Partner or an assignment or other transfer (including by reason of death) of all or part of the interest of a Limited Partner in the Partnership, at the request of a Limited Partner, the General Partner, in its discretion, may cause the Partnership to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Partnership property as provided by Section 734 and 743 of the Code.

Section 12.13. Representations, Warranties, Covenants and Understandings of Limited Partners.

The representations, warranties, covenants, and understandings of each Limited Partner, as set forth in a subscription agreement and related documents, if any, completed and signed by each Limited Partner prior to its admission to the Partnership are incorporated herein by reference and made a part hereof as if originally contained herein.

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Section 12.14. Opportunity Zone Investment

Each Limited Partner, by purchasing or taking any Interests, acknowledges that such Limited Partner is making an investment in an qualified opportunity fund under the TCJA.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

General Partner:	Initial Limited Partner
Clearday Impact Management LLC	Clearday Alternative Care, Inc.

By:	By:
Name:	Name:
Title:	Title:

Limited Partners:

Each person who shall sign a Limited Partner Signature Page in the form attached in the Subscription Agreement and who shall be accepted by the General Partner to the Partnership as a Limited Partner.

As to all matters in Article 8

and Article 12

Allied Integral United, Inc.

By:
Name:
Title:

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ALTERNATIVE CARE OZ FUND LP

LIMITED PARTNER’S SIGNATURE PAGE

The undersigned, desiring to enter into the Amended and Restated Limited Partnership Agreement (the “Agreement”) of ALTERNATIVE CARE OZ FUND LP (the “Partnership”), in the form attached hereto, hereby agrees to all of the terms of the Agreement and agrees to be bound by the terms thereof and to become a Limited Partner thereunder, and the undersigned hereby joins in the execution and swears to this Agreement and hereby authorizes this signature page to be attached thereto.

Witness the execution hereby by the undersigned as a limited partner of the Partnership and individually.

Print Name of Subscriber

Social Security or Employer Identification Number

Signature for Individual Subscribers:		Signature for Subscribers Other Than Individuals:

By:
Signature of Subscriber		Signature of Authorized Signatory

Signature of Subscriber, if Joint		Print Name and Title of Authorized Signatory

Print Name of Co-Subscriber, if Joint

[Signature Page Continues on the Next Page]

Residence or Business Address of Subscriber:

Street	City State Zip Code

Date

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (i) UNLESS THE SAME HAS BEEN INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) AN APPROPRIATE OPINION OF COUNSEL TO THE LIMITED PARTNERSHIP HAS BEEN OBTAINED STATING THAT REGISTRATION IS NOT REQUIRED. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IS RESTRICTED AS PROVIDED IN THE AGREEMENT.

EXHIBIT A

FORM OF JOINDER TO

LIMITED PARTNERSHIP AGREEMENT

OF Clearday ALTERNATIVE CARE OZ FUND LP

THIS JOINDER (this “Joinder”) to that certain Amended and Restated Limited Partnership Agreement of Clearday ALTERNATIVE CARE OZ FUND LP (the “Company”), dated as of ______________, 20___ (as amended from time to time in accordance with its terms, the “LP Agreement”), is made and entered into as of _______________ ____, 20___, by and between the Company and ____________________ (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the LP Agreement.

WHEREAS, Holder has acquired certain limited partnership interests in the Company representing as of the date of this Joinder:

A Capital Contribution of	$

WHEREAS, pursuant to the terms of the LP Agreement, the Holder is required, as a holder of such limited partnership interests, to become a party to the LP Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby agrees that upon execution and delivery of this Joinder by the Holder and the Company, it shall become a party to the LP Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LP Agreement as though an original party thereto and shall be admitted as a Limited Partner for all purposes thereof on the date and time specified below or, if no date and time are specified, at 11:59 p.m. on the date of this Joinder.

2. Successors and Assigns. This Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and its successors and assigns.

3. Counterparts. This Joinder may be executed in any number of counterparts (including by facsimile or electronic copy), each of which shall be an original and all of which together shall constitute one and the same agreement.

4. Notices. For purposes of Section 12.04 of the LP Agreement and the Schedule, all notices, demands or other communications to the Holder shall be directed to:

Name:_____________________________________

Address:___________________________________

__________________________________________

Facsimile Number:___________________________

5. Governing Law. The LP Agreement, including this Joinder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder as of the date first above written.

Clearday ALTERNATIVE CARE OZ FUND LP By: Clearday Impact Management LLC, Its general partner

By:
Name:
Title: Authorized Person

[NAME OF HOLDER]
[By:
Name:
Title:]
[_____________________________________]

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Exhibit B

Certificate Of Designation of Clearday for its Preferred Stock

[Attached Hereto]

Exhibit C

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Allied Integral United, Inc., and the name of the corporation being merged into this surviving corporation is AIU Special Merger Company, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Allied Integral United, Inc., a Delaware corporation.

FOURTH: The amendments or changes in the certificate of incorporation of the surviving corporation as are desired to be effected by the merger (which amendments or changes may amend and restate the certificate of incorporation of the surviving corporation in its entirety), are as follows:

A.	To change the name of the Corporation.

B.	The total number of shares of the authorized capital stock of the Corporation shall be reduced to 1,000 shares of common stock, par value $0.01 per share.

C.	The Corporation shall not have any other class of capital stock.

D.	The certificate of incorporation of the surviving corporation, as so amended shall read in its entirety as follows:

FIRST. The name of the corporation is Clearday Operations, Inc. (the “Corporation”).

SECOND. The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc,

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or hereafter amended (the “DGCL”).

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be common stock, par value $.01 per share (the “Common Stock”).

FIFTH. Management by Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by statute or this Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised or done by the Corporation.

SIXTH. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with applicable law or this Certificate of Incorporation.

SEVENTH.

1. Indemnification.

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

2. Expenses. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Seventh.

3. Non-Exclusive Remedy; Insurance. The indemnification and other rights set forth in this Article Eighth shall not be exclusive of any provisions with respect thereto in the bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article Seventh and applicable law, including the DGCL.

4. Limited Liability of Directors. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(a) For any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) Under Section 174 of the DGCL; or

(d) For any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. as so amended.

5. Enforceability. Neither the amendment nor repeal of this Article Seventh nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Seventh, shall eliminate or reduce the effect of this Article Seventh in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article Seventh if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

EIGHTH. Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the laws of the State of Delaware and, subject to the terms of this Certificate of Incorporation. all rights and powers conferred herein on stockholders, directors, officers and other persons, if any, are subject to this reserved power.

FIFTH: The merger is to become effective on the date of filing.

SIXTH: The Agreement of Merger is on file at c/o Clearday, Inc., 8800 Village Drive, Suite 201, San Antonio, Texas 78217, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the _____ day of ____________, 2020.

By:
	Name:	James T. Walesa
	Title:	Chairman and Chief Executive Officer

Exhibit D

AMENDED AND RESTATED

BYLAWS

OF

CLEARDAY OPERATIONS, INC.

ARTICLE 1

OFFICES

.

The registered office of CLEARDAY OPERATIONS, INC. (the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended (including by any certificate of designations) or amended and restated from time to time, the “Certificate of Incorporation”). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS.

Section 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, if any, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation or these Amended and Restated Bylaws.

Section 2.2. Special Meetings. Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 2.3. Notice of Meetings. Notice of the time and place of any stockholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at the stockholder’s address as it appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 2.4. Notice of Stockholder Business at Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of a majority of the members of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 2.4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 2.4.

(b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made. A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (A) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (B) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that stockholder, (C) any material interest of the stockholder in the proposed business, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(c) Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Amended and Restated Bylaws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

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(d) Notwithstanding the foregoing terms of this Section 2.4, any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders must comply with the terms set forth in Section 3.3 hereof.

Section 2.5. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws.

Section 2.6. Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time upon a determination to so adjourn the meeting by the chairman of the meeting or by a majority in voting power of the stockholders present or represented by proxy and entitled to vote, in each case without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by the chairman of the meeting or a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 2.7. Voting List. The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

Section 2.8. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each holder of common stock, par value $0.001 per share (the “Common Stock”) entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his, her or its name on the record of stockholders. When a quorum is present, and except as otherwise expressly required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, all matters shall be determined by the affirmative vote of a majority of the votes entitled to be cast by all shares of Common Stock, voting together as a single class.

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Section 2.9. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 2.10. Action Without Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by stockholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the stockholders of the Corporation.

Section 2.11. Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(c) In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 2.11.

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Section 2.12. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President or any other person designated by the Board of Directors, shall preside at all annual or special meetings of stockholders. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to: (a) adjourn or recess the meeting; (b) to silence or expel persons to ensure the orderly conduct of the meeting; (c) to declare motions or persons out of order; (d) to prescribe rules of conduct and an agenda for the meeting; (e) to impose reasonable time limits on questions and remarks by any stockholder; (f) to limit the number of questions a stockholder may ask; (g) to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting; (h) to limit the number of speakers or persons addressing the chairman of the meeting or the meeting; to determine when the polls will close; (i) to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners and the proxies of such record and beneficial holders; (j) and to limit the number of proxies a stockholder may name. The Secretary, or in the absence of the Secretary, an assistant Secretary shall act as the secretary of the meeting, but in the absence of the Secretary and any assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 2.13. Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. To the fullest extent permitted by applicable law, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 2.13 may be permitted in the discretion of the Chief Executive Officer of the Corporation or by a vote of the Board of Directors.

Section 2.14. Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes,

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ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE 3

DIRECTORS.

Section 3.1. Number and Qualifications. Subject to the terms of the Certificate of Incorporation, the Board of Directors shall consist of not less than one (1) director or such other number of directors as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 3.2. Election of Directors. Except as otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of stockholders and entitled to vote in the election of directors. Each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.3. Nomination of Director Candidates.

(a) Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3.3, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in paragraph (b) of this Section 3.3.

(b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal place of business. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which public disclosure of the meeting date was made; and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public disclosure of the meeting date was made.

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(c) Such notice shall set forth (i) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and (ii) if the nomination is submitted by a stockholder of record, (A) the name and address, as they appear on the records of the Corporation, of such stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

(d) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. The election of any director in violation of this Section 3.3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures so prescribed by these Amended and Restated Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

Section 3.4. Removal and Resignation of Directors.

(a) Notwithstanding anything herein to the contrary, any director or directors may be removed with or without cause, and their successors elected, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

(b) Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

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Section 3.5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors or a sole remaining director, though less than a quorum, or by a sole remaining director; provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal; and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase. Any person elected to fill a vacancy shall hold office, subject to the terms of the Certificate of Incorporation, until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Section 3.6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 3.7. Special Meetings. Except as otherwise required by law, special meetings of the Board of Directors may be called by (a) the Chairman of the Board of Directors, if any, (b) the Chief Executive Officer, (c) any two (2) directors or (d) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authorities include the power to call such special meeting. Stockholders are not permitted to call a special meeting or to require the Board of Directors, any duly appointed committee thereof or the Chief Executive Officer to call a special meeting.

Section 3.8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting shall be mailed to each director addressed to the director at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the director at such place by facsimile, telegraph, cable or other means of electronic transmission, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 3.9. Business Transacted at Meetings. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 3.10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members of the Board of Directors shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Amended and Restated Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

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Section 3.11. Compensation. The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, if any, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.13. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.14. No Cumulative Voting. There shall be no cumulative voting in the election of directors.

ARTICLE 4

COMMITTEES.

Section 4.1. Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.

Section 4.2. Compensation Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.

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Section 4.3. Nominating and Corporate Governance Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Nominating and Corporate Governance Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Nominating and Corporate Governance Committee shall, to the extent required, comply with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations. The Nominating and Corporate Governance Committee shall have the powers and perform the duties set forth in the nominating and corporate governance committee charter adopted by the Board of Directors.

Section 4.4. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by §141(c)(2) of the DGCL.

Section 4.5. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Section 4.6. Removal. Subject to the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

Section 4.7. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

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Section 4.8. Quorum. Unless otherwise specified in the applicable committee charter, a majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 4.9. Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 4.10. Organization; Meetings; Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the member at such place by electronic transmission, telegraph, cable or facsimile, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 4.11. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE 5

OFFICERS.

Section 5.1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may be appointed from time to time by the Board of Directors. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board of Directors.

Section 5.2. Election, Term of Office and Qualifications. Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 5.3. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.

Section 5.4. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

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Section 5.5. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 5.6. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 5.7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.8. Chief Executive Officer. In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The Chief Executive Officer shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

Section 5.9. President. In the absence of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall assist the Chief Executive Officer and, subject to the direction of the Board of Directors and the Chief Executive Officer, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 5.10. Chief Financial Officer. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 5.11. Vice-Presidents. The vice-president, or vice-presidents if there are more than one, will have and exercise all the powers and discharge the duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 5.12. Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

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Section 5.13. Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE 6

CAPITAL STOCK.

Section 6.1. Issue of Certificates of Stock. The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, President or one of the vice-presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, the Chief Executive Officer, President, vice-president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be by facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 6.2. Registration and Transfer of Shares.

(a) The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of issue of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

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(b) Notwithstanding anything to the contrary in these Amended and Restated Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 6.3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

Section 6.4. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE 7

DIVIDENDS, SURPLUS, ETC.

The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

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ARTICLE 8

MISCELLANEOUS PROVISIONS.

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 8.2. Corporate Seal. The Corporation shall have no seal unless otherwise determined by the Board of Directors.

Section 8.3. Notices. Except as otherwise expressly provided, any notice required to be given by these Amended and Restated Bylaws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by electronic mail at his or her electronic mail address on record with the Corporation or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, sent by electronic mail or sent by facsimile.

Section 8.4. Waiver of Notice. Any stockholder or director may at any time waive, whether such waiver is mailed, telegraphed or cabled or sent by electronic mail or facsimile, any notice required to be given under these Amended and Restated Bylaws, and if any stockholder or director shall be present at any meeting his or her presence shall constitute a waiver of such notice, unless, at the beginning of the meeting, the stockholder (or his or her proxy) or director objects to holding the meeting or transacting business at the meeting or objects to considering a specific matter before it is voted upon.

Section 8.5. Use of Electronic Transmission. The Corporation is authorized to use “electronic transmissions” as defined in the DGCL to the full extent allowed by the DGCL, including, but not limited to, the purposes of notice, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

Section 8.6. Checks, Drafts, etc.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 8.7. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

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Section 8.8. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8.9. Indemnification of Officers and Directors. Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE 9

AMENDMENTS.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with applicable law or this Amended and Restated Certificate of Incorporation.

*    *    *    *    *

Adopted: Effective Date of Merger -                ,2020

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Exhibit E

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CLEARDAY, INC.

Clearday, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Clearday, Inc. The Corporation was originally incorporated on May 11, 1987 under the name “Superconductor Technologies Inc.”

2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote thereon at a meeting on [                ], 202[    ]. There are no other classes of stock outstanding entitled to vote.

3. The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [                                    ] a duly authorized officer of the Corporation, effective as of [                ], 202[    ].

CLEARDAY, INC.

By:
Name:
Title:

EXHIBIT A

ARTICLE I

The name of this corporation is “Clearday, Inc.”

ARTICLE II

The address of its registered office in the State of Delaware is [1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801]. The name of its registered agent at such address is [The Corporation Trust Company].

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Section 1. The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is [                ]1 shares, having a par value of $0.001 per share (the “Common Stock”), and the total number of shares of Preferred Stock this Corporation shall have authority to issue is [                ]2 shares, having a par value of $0.001 per share (the “Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

Section 2. Effective as of [         [a.m][p.m.]]. on [        ], 202[    ], each [        (        )] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common

[1]	To be completed in accordance with the Agreement and Plan of Merger.
[2]	To be completed in accordance with the Agreement and Plan of Merger.

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Stock of this corporation (the “Reverse Stock Split”). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the average closing price of a share of Common Stock on the NASDAQ Capital Market for the five trading days immediately preceding the effective date of the Amendment.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation.

ARTICLE VII

Section 1. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

Section 2. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

ARTICLE VIII

Elections of directors at an annual or special meeting need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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ARTICLE XII

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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Exhibit F

CLEARDAY, INC.

CERTIFICATE OF DESIGNATION OF

6.75% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Clearday, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) under the name Superconductor Technologies, Inc., in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to [ INSERT AMOUNT ] shares of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1.	“Definitions. For the purposes hereof, the following terms shall have the following meanings:

(a)

“Business Day” means any day except any Saturday, any Sunday, any day which a federal legal holiday in the United States or on which banking institutions in the State of New York any day is are authorized or required by law or other governmental action to close.

(b)	“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

(c)	“Deemed Liquidation Event” means:

(i)

the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation entitling that person to exercise more than fifty percent (50%) of the total voting power of all shares of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(ii)

any consolidation or merger of the Corporation in which the Corporation is not the surviving entity, to the extent that (x) in connection therewith, the holders of Common Stock receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series F Preferred Stock with respect to liquidation or dividends or (y) the holders of the Series F Preferred Stock do not receive preferred stock of the surviving entity, or a Person that owns on the date of such consolidation or merger 100% of the surviving entity, with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series F Preferred Stock; or

(iii)

the sale, lease, transfer or other disposition (but not a consolidation or merger described in clause (ii) of this definition), in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly -owned subsidiary of the Corporation.

(d)	“Holder” means a holder of shares of Series F Preferred Stock.

(e)

“Junior Securities” means the means, collectively, the Common Stock and any other class of securities hereafter authorized by the Corporation that is specifically designated as junior to the Series F Preferred Stock.

(f)

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(g)	“Requisite Holders” means Holders of more than fifty (50%) percent of the issued and outstanding shares of Series F Preferred Stock.

(h)	“SEC” means the U.S. Securities and Exchange Commission.

(i)

“Securities Exchange or Market” means a United States national securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934) as amended or any similar exchange located in Canada or any other jurisdiction that has an active trading market that is similar to a Trading Market) including without limitation, the Canadian Securities Exchange). The Toronto Stock Exchange or the TSX Venture Exchange.

(j)	“Senior Securities” means any class or series of preferred stock of the Corporation hereafter authorized by the Corporation that is specifically designated as junior to the Series F Preferred Stock.

(k)	“Series F Original Issue Date” of any share of Series F Preferred Stock means the date on which such share of the Series F Preferred Stock was issued.

(l)	“Series F Original Issue Price” means $20.00 per share.

(m)	“Series F Preferred Stock” means the Corporation’s Series F 6.750% Cumulative Convertible Preferred Stock) par value [$0.001] per share.

(n)	“Trading Day” means a day on which the principal Trading Market is open for business.

(o)

“Trading Market” means any of the NYSE) the NYSE MKT) NASDAQ) the OTC Bulletin Board system, the OTCQX market or the OTCQB market operated by OTC Markets Group or any other market, which may include a Canadian market such as the Canadian Securities Exchange, The Toronto Stock Exchange or the TSX Venture Exchange, on which the Common Stock may be listed or quoted for trading on the date in question, including without limitation the OTC Pink Sheet market.

2.

Designation. Amount and Par Value. The series of preferred stock shall be designated as 6.75% Series F Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), and the number of shares so designated shall be 15,000,000. Each share of Series F Preferred Stock shall have a stated value equal to the Series F Original Issue Price.

3.

Ranking. The Series F Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation) rank (a) senior to the Common Stock and any Junior Securities, (b) junior to any Senior Securities, and (c) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than the capital stock referred to in clause (c) (the “Parity Securities”).

4.	Dividends.

(a)	Dividends in General.

(i)

Each Holder of Series F Preferred Stock shall be entitled to receive cumulative dividends on each share of Series F Preferred Stock held by such Holder at the rate of six and three quarters percent (6.75%) per annum of the Series F Original Issue Price (the “Total Dividend”) from the Series F Original Issue Date of such share or the Dividend Payment Date for which a dividend has been paid, as applicable.

(ii)

Dividends shall be computed in respect of the quarterly periods ending March 31, June 30, September 30 and December 31, or if any such date for payment is not a Business Day, on the Business Day next succeeding such day (each such date being a “Dividend Record Date”).

(iii)

Dividends shall be paid on such Dividend Record Date or promptly thereafter on or prior to the day that is 15 days after each such Dividend Record Date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, each such payment date being a “Dividend Payment Date”); provided, that dividends shall continue to be accrued as of each Dividend Payment Date prior to such first payment date.

(iv)	Dividends which have accrued as of any applicable date with respect to the Series F Preferred Stock and remain unpaid as of such date are referred to herein as “Accrued Dividends”.

(b)

Payment of Dividends. The Corporation shall pay the dividends that accrue on each share of the Series F Preferred Stock commencing on the Series F Original Issue Date of such share or the Dividend Payment Date for which a dividend has been paid, as applicable, at the option of Corporation in cash or by issuing shares of Series F Preferred Stock (“Dividend Shares”) as follows:

(i)	Cash.

(1)

The Corporation may provide a notice to the Holders of the Series F Preferred Stock as of the applicable Dividend Record Date that the Corporation will pay the dividend on account of the shares of Series F Preferred Stock for such quarterly period in cash. If such notice is timely provided to such Holders (as provided below), then such dividend shall be paid in cash. If such notice is not timely provided to the such Holders (as provided below), then such dividend shall be payable in Dividend Shares, as provided below.

(2)

Any such notice referred to in Section 4(b)(i)(1) of this Certificate of Designation, may, unless prohibited by applicable law, be made in the manner provided in Section 9(a) of this Certificate of Designation, or by a posting of such notice on the bylaws, a press release, by electronic means or any other manner described in the notice to the Holders of the Series F Preferred Stock in any proxy or information statement provided by the Corporation to its stockholders for its annual meeting.

(3)	Any notice referred to in Section 4(b)(i)(l) of this Certificate of Designation, may be provided not earlier than 60 days nor later than 3 Business Days prior to the applicable Dividend Record Date.

(4)

All dividends payable in cash hereunder shall be made in lawful money of the United States of America to each Holder in whose name the Series F Preferred Stock is registered as set forth on the books and records of the Corporation. Such payments shall be made by wire transfer of immediately available funds to the account such Holder may from time to time designate by written notice to the Corporation or by Corporation check or by credit to the account of such Holder through customary dividend payment processes, in each case, without any deduction, withholding or offset for any reason whatsoever except to the extent required by law.

(ii)

Stock Dividend Payments. The aggregate number of Dividend Shares issuable in connection with the payment by the Corporation for the payment of the dividend on the Series F Preferred Stock under this paragraph as of any Dividend Payment Date shall be equal to: (1) the aggregate Accrued Dividend as of such Divided Payment Date; (2) divided by the Series F Original Issue Price.

(c)

Reservation of Series F Preferred Stock. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Series F Preferred Stock for the sole purpose of issuance of Dividend Shares, not less than such aggregate number of Dividend Shares payable upon a Dividend Payment Date. The Corporation covenants that all Dividend Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(d)	Additional Provisions. Except as otherwise permitted with the consent of the Requisite Holders:

(i)

So long as any shares of Series F Preferred Stock are outstanding, except as described in the immediately following sentence and Section 5(b) of this Certificate of Designation, no dividends shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Securities for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Stock for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series F Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Securities shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series F Preferred Stock and such Parity Securities. In the event that any dividends payable on Parity Securities are paid in cash, such cash shall be paid ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series F Preferred Stock and such Parity Securities.

(ii)

So long as any shares of Series F Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Securities of, or in options, warrants or rights to subscribe for or purchase, Junior Securities) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Securities, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case full cumulative dividends on all outstanding shares of Series F Preferred Stock and any Parity Shares at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series F Preferred Stock and all past dividend periods with respect to such Parity Shares.

(iii)	Any dividend payment made on the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

5.	Liquidation.

(a)

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”) or Deemed Liquidation Event, unless the Holders, voting as a single class, at a meeting of such Holders elect that a transaction is not a Deemed Liquidation Event, the Holders then outstanding shall be entitled to be paid a liquidation preference out of the assets of the Corporation available for distribution to its stockholders: (i) after payment, and subordinate to, the full payment then owed to the holders of Senior Securities then outstanding, if any; (ii) before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, and (iii) pari passu with the holders of shares of Parity Securities on a pro rata basis (as provided in Section 4 of this Certificate of Designation) in an amount per share equal to the Series F Original Issue Price, plus any unpaid Accrued Dividends. The Corporation shall provide written notice of any Liquidation Event or Deemed Liquidation event promptly to each Holder, and not less than fifteen (15) days prior to the payment date stated therein.

(b)

Insufficient Assets. If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Section 5 of this Certificate of Designation, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

6.	Voting Rights.

(a)

General Voting Rights. Subject to the provisions of Section 6 of this Certificate of Designation, including without limitation Section 6(c) of this Certificate of Designation, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series F Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter (subject to the conversion limitations hereunder) and shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of Section 6 of this Certificate of Designation, except as provided by law or by the other provisions of this Certificate of Designation, the Holders shall vote together with the holders of shares of Common Stock and all other securities of the Corporation with the right to vote at any meeting of the stockholders of the Corporation, on an as converted basis, as a single class.

(b)	Other Voting Rights.

(i)	Except as provided by law or by the other provisions of this Certificate of Designation, the Holders shall not have any other voting rights.

(ii)	For as long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Requisite Holders, take any of the following actions:

(1)

alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Certificate of Designation or the certificate of incorporation, bylaws or any similar document of the Corporation, in any such case, in a manner that is adverse to the Holders of the Series F Preferred Stock other than for an amendment approved by the stockholders of the Corporation (even if such amendment is adverse to the Holders of the Series F Preferred Stock) that is not disproportionately adverse to rights of the Holders of the Series F Preferred Stock;

(2)

pay any divided on account to any of the capital stock of the Corporation, other than on account of any Senior Securities, for any period during which the Accrued Dividend of the Series F Preferred Stock has not been paid past the date such payment was required to be made;

(3)

during the period that the Accrued Dividend of the Series F Preferred Stock has not been paid past the date such payment was required to be made, redeem any shares of the Corporation’s capital stock, other than: (x) shares of any Senior Securities or (y) Common Stock pursuant to employee or consultant agreements giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services and provided that such repurchase is approved by the Corporation’s Board of Directors;

(4)	enter into any agreement with respect to any of the foregoing; or

(5)

enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations hereunder.

(c)

LIMITATION ON VOTING RIGHTS. Notwithstanding the provisions of this Certificate of Designation to the contrary, no Holder shall be able to vote, in such Holder’s capacity as a Holder of Series F Preferred Stock, and the rights under the Series F Preferred Stock shall not have, any right to vote on any of the following matters, except to the extent that any such voting right is required under the General Corporation Law of the State of Delaware:

(i)	[reserved];

(ii)

Any subdivision or combination its outstanding shares of Common Stock, including by any stock split or stock dividend of Common Stock, which would cause a change in the Conversion Rate under Section 8(b)(i) of this Certificate of Designation.

7.	Redeemed or Otherwise Acquired Shares.

(a)

Any shares of Series F Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be held by the Corporation as treasury stock that may be reissued, sold or transferred in the discretion of the Board or, by resolution of the Board, be cancelled and retired. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the Holders of Series F Preferred Stock following redemption.

(b)

The Corporation shall be permitted to issue shares of Series F Preferred Stock in exchange of shares of Common Stock that would be issued in accordance with Section 8(c) of this Certificate of Designation on such terms as determined by the Board.

8.	Conversion Rights.

(a)	Definitions. For the purposes of this Section 8 of this Certificate of Designation, the following terms shall have the following meanings:

(i)	“Conversion Date” has the meaning set forth in Section 8(c) of this Certificate of Designation.

(ii)	“Conversion Rate” means the number of shares of Common Stock equal to 1 share for each share of Series F Preferred Stock, as adjusted as provided in Section 8(b) of this Certificate of Designation.

(iii)	“DTC” means The Depository Trust Corporation or any successor entity.

(iv)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)

“Initial Conversion Date” means that date that is 180 days after the date that the Common Stock of the Corporation is registered under the or the Corporation is subject to the reporting requirements of the (the “Exchange Act”), or if either such day is not a Business Day, then on immediately following Business Day.

(vi)

“Permitted Conversion Amount” means a cumulative aggregate number of shares of Common Stock equal to: (A) 15% of the shares represented by the share of Series F Preferred Stock, which calculation is made each 90 day period from and after the Initial Conversion Date, less (B) the number of shares of Common Stock that have been issued upon conversion of such share of Series F Preferred Stock under Section 8(c) of this Certificate of Designation, as adjusted as provided in Section 8(b) of this Certificate of Designation.

(vii)	“Securities Act” means the Securities Act of 1933, as amended.

(b)	Fundamental Transactions. The Conversion Ratio set forth above shall be appropriate adjusted for any of the following transactions as provided in this Section 8(b) of this Certificate of Designation.

(i)

Stock Splits and Combinations. If the Corporation shall at any time subdivide or combine its outstanding shares of Common Stock, including by any stock split or stock dividend of Common Stock, then the Conversion Ratio shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were issuable upon conversion of the Series F Preferred Stock immediately before that subdivision or combination. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Reclassification, Exchange and Substitution. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the shares of Common Stock that will be issued upon any such conversion of the Series F Preferred Stock shall be equal to that number of shares of Common Stock that would have been issued if the shares of Series F Preferred Stock were converted immediately prior to such transaction and such Holder also then received such other shares as a result of such transaction.

(iii)

Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Corporation’s Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Corporation with or into another entity, or the sale of the Corporation’s properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock, the number of shares of Common Stock or other securities or property of the Corporation, or of the successor entity resulting from such merger or consolidation, to which a Holder of the Common Stock deliverable upon the conversion of the Series F Preferred Stock would have been entitled in such capital reorganization, merger, or consolidation or sale if the Series F Preferred Stock had been converted immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Corporation’s Board of Directors) shall be made in the application of the provisions of this Certificate of Designation with respect to the rights and interests of the Holder of the Series F Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Certificate of Designation shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Series F Preferred Stock.

(c)	Automatic Conversion. The shares of the Series F Preferred Stock shall be converted into shares of Common Stock of the Corporation on the date (an “Automatic Conversion Date”) as follows:

(i)	[reserved]

(ii)

The Corporation may, in its discretion, cause the conversion of any or all of the shares of Series F Preferred Stock, without any action on the part of Holders, into shares of Common Stock at the applicable Conversion Rate, as follows:

(1)

on the date that the shares of Common Stock of the Corporation is listed on a Securities Exchange or Market, if the Corporation so elects on or prior to the date of such listing or any date that is not more than 30 days after the date of such listing; or

(2)	the closing date of an underwritten public offering of the Common Stock providing aggregate gross proceeds to the Corporation equal to, or in excess of, $5,000,000.

(iii)

The Corporation shall not issue fractional shares of Common Stock upon the conversion of shares of Series F Preferred Stock pursuant to Section 8(c) of this Certificate of Designation. Instead) the Corporation shall at its option) either (1) pay the cash value of such fractional shares based upon: (x) the Closing Sale Price of its Common Stock on the Trading Day immediately prior to the Automatic Conversion Date; or (y) in the event of an Automatic Conversion Date occurring based on the event described in Section 8(c)(ii)(2) of this Certificate of Designation, the price per share in such public offering; or (2) round up the factional shares to the next whole number.

(iv)

As promptly as practicable after the Automatic Conversion Date, the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued) fully paid and non-assessable shares of Common Stock to which the holders of shares of such Series F Preferred Stock shall be entitled. This conversion shall be deemed to have been made at the close of business on the Automatic Conversion Date so that the rights of the Holder as to the shares of Series F Preferred Stock shall cease except for the right to receive the conversion value, and) if applicable) the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time on that date.

(d)	Conversion at Holder’s Option.

(i)

From and after the Initial Conversion Date, subject to the provisions of Section 8(e) of this Certificate of Designation, each of the Holders, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of Series F Preferred Stock into Common Stock, up to the then Permitted Conversion Amount, at the then applicable Conversion Rate; provided, that unless such Holder is converted all of such Holder’s Series F Preferred Stock) the number of shares of Common Stock to be issued upon such conversion as set forth by the Holder in the applicable Conversion Notice shall not provide for any fractional shares of Common Stock.

(ii)

The Corporation shall not issue fractional shares of Common Stock upon the conversion of shares of Series F Preferred Stock. Instead, the Corporation shall pay the cash value of such fractional shares based upon the closing bid price (“Closing Sale Price”) of its Common Stock on the Trading Day immediately prior to the date on which the certificate or certificates representing the shares of Series F Preferred Stock to be converted are surrendered) accompanied by a written notice of conversion and any required transfer taxes (the “Voluntary Conversion Date”, and together with the Automatic Conversion Date, a “Conversion Date”).

(iii)	Holders’ Conversion Procedures.

(1)	Holders may convert some or all of their shares of Series F Preferred Stock by surrendering to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series F Preferred Stock to be converted, accompanied by a written notice stating that the Holder elects to convert (a “Conversion Notice”) all or a specified whole number of those shares in accordance with the provisions described in this Section 8(d) of this Certificate of Designation and specifying the name or names in which the Holder wishes the certificate or certificates for the shares of Common Stock to be issued. If the notice specifies a name or names other than the name of the Holder, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than such transfer taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series F Preferred Stock. The date on which the Corporation has received all of the surrendered certificate or certificates, the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to the Corporation’s satisfaction that those taxes have been paid, shall be deemed the Conversion Date with respect to a share of Series F Preferred Stock. As promptly as practicable after the Conversion Date with respect to any shares of Series F Preferred Stock, the Corporation shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and non -assessable shares of Common Stock to which the holders of shares of such Series F Preferred Stock, or the transferee of the holder of such shares of Series F Preferred Stock, shall be entitled and (B) if less than the full number of shares of Series F Preferred Stock represented by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion shall be deemed to have been made at the close of business on the Conversion Date so that the rights of the Holder as to the shares being converted shall cease except for the right to receive the conversion value, and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time on that date.

(2)

In lieu of the foregoing procedures, if the Series F Preferred Stock is held in global certificate form, the Holder must comply with the procedures of DTC to convert its beneficial interest in respect of the Series F Preferred Stock represented by a global stock certificate of the Series F Preferred Stock.

(3)

If more than one share of Series F Preferred Stock is surrendered for conversion by the same holder at the same time, the number of whole shares of Common Stock issuable upon conversion of those shares of Series F Preferred Stock shall be computed on the basis of the total number of shares of Series F Preferred Stock so surrendered.

(e)	Limitation of the Number of Shares issued upon conversion of the Series F Preferred Stock

(i)

Notwithstanding anything herein to the contrary, a Holder may not convert such Holder’s outstanding shares of Series F Preferred Stock into Common Stock if such conversion would cause such Holder (or any other Person that is an affiliate, within the meaning of the Securities Act, of such Holder) to beneficially own more than 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion) (the “Maximum Percentage”). For the avoidance of doubt, except as otherwise provided herein in connection with a transaction described in Section 8(b) of this Certificate of Designation (a “Fundamental Transaction”), shares of the Series F Preferred Stock may not be converted in whole or in part if the Holder’s Beneficial Ownership (as calculated herein) exceeds the Maximum Percentage prior to such conversion.

(ii)	For such purposes, “Beneficial Ownership” shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)

This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction or under Section 8(c)(ii) of this Certificate of Designation. Accordingly, there shall not be any such limitation of the shares of Common Stock that would be issued to a Holder upon any conversion that is at the election of the Corporation under Section 8(c)(ii) of this Certificate of Designation.

(iv)	This restriction may not be waived except by the Holder providing a notice to the Corporation as provided herein.

(v)

For any reason at any time, upon the written or oral request of the Holder, the Corporation shall promptly confirm in writing (which may be by electronic mail) to the Holder the number of shares of Common Stock then outstanding.

(vi)

To the extent that the limitation contained in this Section S(e) of this Certificate of Designation applies, the determination of whether Series F Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of any shares of Series F Preferred Stock that may be converted shall be in the sole discretion of a Holder, and the submission of a notice of conversion shall be deemed to be each Holder’s determination of whether the shares of Series F Preferred Stock may be converted, in whole or in part (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of the shares of Series F Preferred Stock then held by such Holder are convertible, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination other than its obligation, upon the Holder’s request, confirm in writing to the Holder the number of shares of Common Stock then outstanding.

(vii)

Notwithstanding any provision of this Section 8(e) of this Certificate of Designation to the contrary, the limitations on the conversion of the Series F Preferred Stock under this Section 8(e) of this Certificate of Designation shall not be applicable from and after the date that is 61 days after the date that the Holder provides written notice to the Corporation that the Holder elects to have Beneficial Ownership of the Corporation’s Common Stock in excess of the Maximum Percentage, in which case such Holder shall have the right to convert any or all shares of Series F Preferred Stock of such Holder without the limitations of this Section 8(e) of this Certificate of Designation; provided, that the limitations of this Section 8(e) of this Certificate of Designation shall again be applicable to any assignee of such shares of Series F Preferred Stock (that were held by the Holder the date such notice is delivered to the Corporation) until 61 days after such assignee provides such notice to the Corporation.

(f)

Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights out of the Corporation’s authorized but unissued shares of capital stock, for issuance upon the conversion of shares of Series F Preferred Stock, a number of the Corporation’s authorized but unissued shares of Common Stock that shall from time to time be sufficient to permit the conversion of all outstanding shares of Series F Preferred Stock.

(g)

Compliance with Laws; Validity, etc., of Common Stock. Before the delivery of any securities upon conversion of shares of Series F Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations. All shares of Common Stock delivered upon conversion of shares of Series F Preferred Stock shall, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges, not subject to any preemptive rights and without restriction (whether under Rule 144 or otherwise).

(h)	Payment of Dividends Upon Conversion.

(i)

Upon the conversion of any shares of Series F Preferred Stock, such Series F Preferred Stock shall cease to cumulate dividends as of the end of the Conversion Date, and the Holder shall not receive any payment in an amount equal to accrued and unpaid dividends on the shares of Series F Preferred Stock, except in those limited circumstances discussed below in this Section 8(h) of this Certificate of Designation. Except as provided below in this Section 8(h) of this Certificate of Designation, the Corporation shall make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of Series F Preferred Stock that have been converted.

(ii)

If a Conversion Date occurs before the close of business on a Dividend Record Date, the Holder shall not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding Dividend Payment Date.

(iii)

If a Conversion Date occurs after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the Holder on the Dividend Record Date will receive on that Dividend Payment Date accrued dividends on those shares of Series F Preferred Stock, notwithstanding the conversion of those shares of Series F Preferred Stock prior to that Dividend Payment Date.

(i)	Effect of Business Combinations. In the case of the following events (each a “business combination”):

(i)	any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination);

(ii)	a consolidation, merger or combination involving the Corporation;

(iii)	a sale, conveyance or lease to another corporation of all or

(iv)	substantially all of the Corporation’s property and assets (other than to one or more of the Corporation’s subsidiaries); or

(v)	a statutory share exchange,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, a Holder shall be entitled thereafter to convert such shares of Series F Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the Holder would have owned or been entitled to receive upon such business combination as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the effective date for such business combination, multiplied by the number of shares of Series F Preferred Stock held by such Holder. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such business combination, the Corporation shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the shares of Series F Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the Holders who participate in such determination, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock and (2) two business days prior to the anticipated effective date of the business combination.

The Corporation shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the Holders (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Corporation’s transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the Holders shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Corporation may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert such Holder’s shares of Series F Preferred Stock into shares of Common Stock prior to the effective date of such business combination.

9.	Miscellaneous.

(a)

Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service or delivered by electronic mail, addressed to the Corporation, at the principal address of the Corporation or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9(a) of this Certificate of Designation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service or delivered by electronic mail addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section of this Certificate of Designation prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section of this Certificate of Designation on a day that is not a Trading Day or later than 5:30p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)

Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Series F Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)

Lost or Mutilated Series F Preferred Stock Certificate. If a Holder’s Series F Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series F Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

(d)

Amendments; Waiver. This Certificate of Designation maybe amended or any provision of this Certificate of Designation may be waived by the Corporation solely with the affirmative vote at a duly held meeting or written consent of the Requisite Holders. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders, except that a waiver by the Requisite Holders will constitute a waiver of all Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(e)

Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

* * * * * * * * * * * * * * *

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the undersigned on this              day of                     , 2020.

Clearday, Inc.

By:
Name:	B.J. Parrish
Title:	Executive Vice President and Chief Operating Officer